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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HOSPIRA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 21, 2014

Dear Hospira Shareholder:

        You are cordially invited to attend the 2014 Annual Meeting of Shareholders of Hospira, Inc. at The Ritz-Carlton San Francisco, 600 Stockton at California Street, San Francisco, CA 91108 on Wednesday, May 7, 2014, at 9 a.m., Pacific Time.

        This booklet includes the notice of annual meeting and the proxy statement. The proxy statement describes the business to be transacted at the meeting and provides other information about our company that you should know when you vote your shares.

        The principal business to be conducted at the meeting will be to: (i) elect eight directors; (ii) consider a shareholder advisory resolution to approve executive compensation; (iii) ratify the appointment of Deloitte & Touche LLP as the firm of independent registered public accountants to serve as Hospira's auditors; (iv) approve amendments to our company's 2004 Long-Term Stock Incentive Plan; and (v) consider one shareholder proposal, if properly presented at the meeting. It is important that your shares be represented, whether or not you attend the meeting. Shareholders of record can vote their shares via the Internet, by mail or by using a toll-free telephone number. Instructions for accessing the proxy materials appear in the Notice of Internet Availability of Proxy Materials, mailed to you on March 21, 2014. If you hold shares through your broker, bank or other intermediary, that person or institution will provide you with instructions on how to vote your shares. It is especially important that you communicate your voting instructions to your broker, bank or other intermediary, since the New York Stock Exchange does not allow the intermediary to cast votes with respect to the election of directors, the shareholder advisory vote on executive compensation, the 2004 long-term stock incentive plan, the shareholder proposal or other non-routine matters, unless it has received instructions from you.

        We look forward to your participation in the 2014 annual meeting.

Sincerely,

John C. Staley	F. Michael Ball
Chair, Board of Directors	Chief Executive Officer
Hospira, Inc.
275 North Field Drive
Lake Forest, IL 60045
www.hospira.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 7, 2014

        The 2014 Annual Meeting of Shareholders of Hospira, Inc. will be held at The Ritz-Carlton San Francisco, 600 Stockton at California Street, San Francisco, CA, on Wednesday, May 7, 2014, at 9 a.m., Pacific Time. The purposes of the annual meeting are to:

  •
  elect the eight directors identified in this proxy statement, each for a one-year term (Item 1 on the proxy card);

  •
  approve, by means of a shareholder advisory vote, the executive compensation as disclosed in this proxy statement ("say on pay vote") (Item 2 on the proxy card);

  •
  ratify the appointment of Deloitte & Touche LLP as the firm of independent registered public accountants to serve as Hospira's auditors for 2014 (Item 3 on the proxy card);

  •
  approve, by means of a shareholder vote, amendments to our company's 2004 Long-Term Stock Incentive Plan to ensure the plan continues to reflect best practices (Item 4 on the proxy card);

  •
  consider a shareholder proposal, if properly presented at the annual meeting (Item 5 on the proxy card); and

  •
  transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

The board of directors recommends that you vote FOR Items 1, 2, 3, and 4 on the proxy card. The board of directors recommends that you vote AGAINST Item 5 on the proxy card.

        Shareholders of record have been mailed a Notice of Internet Availability of Proxy Materials on March 21, 2014, which provides shareholders with instructions on how to access on the Internet the proxy materials and our Annual Report to Shareholders and, if they prefer, how to request paper copies of these materials. Hospira employees who hold Hospira shares in the Hospira 401(k) Retirement Savings Plan or the Hospira Puerto Rico Retirement Savings Plan and other shareholders who previously have requested paper copies of these materials may receive these materials by e-mail or in paper form.

        The board of directors has set the close of business on March 10, 2014, as the record date for the annual meeting. This means that owners of common stock as of that date are entitled to receive notice of, and vote at, the annual meeting and any adjournments or postponements of the annual meeting.

        Your vote is important. We encourage you to read the proxy statement and to submit a proxy so that your shares will be represented and voted even if you do not attend. You may submit your proxy over the Internet, by mail, or by telephone. If you do attend the annual meeting, you may vote in person.

By order of the board of directors.

Royce Bedward
 Secretary
March 21, 2014
Hospira, Inc.
275 North Field Drive
Lake Forest, IL 60045
www.hospira.com

HOSPIRA, INC.

PROXY STATEMENT
FOR
2014 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 7, 2014
GENERAL INFORMATION

Why has this proxy statement been made available?

        The board of directors is soliciting proxies for use at our Annual Meeting of Shareholders, to be held on May 7, 2014, and any adjournments or postponements of the annual meeting. The annual meeting will be held at The Ritz-Carlton San Francisco, 600 Stockton at California Street, San Francisco, CA and will begin at 9 a.m., Pacific Time. In order to solicit your proxy, we have made these materials available to you on the Internet, by e-mail, or by mail. We made these materials available to shareholders on or around March 21, 2014.

What will be voted on at the annual meeting?

        Shareholders will vote on the following matters:

  •
  election of the eight directors identified in this Proxy Statement for a one-year term;

  •
  approval, by means of a shareholder advisory vote, of executive compensation as disclosed in this proxy statement;

  •
  ratification of the appointment of Deloitte & Touche LLP as the firm of independent registered public accountants to serve as Hospira's auditors for 2014;

  •
  approval, by means of a shareholder vote, of amendments to the 2004 Long-Term Stock Incentive Plan, to increase the maximum number of shares available for issuance, and to ensure the plan continues to reflect best practices; and

  •
  consideration of one shareholder proposal, if properly presented at the meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

        Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials, referred to in the Notice, over the Internet or to request a printed set of the proxy materials free of charge. Instructions on how to access the proxy materials over the Internet, or request a printed copy, may be found in the Notice. In addition, shareholders may request to receive proxy materials on an ongoing basis, in printed form by mail or electronically by e-mail. Your election to receive proxy materials by e-mail will remain in effect until you terminate it. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Hospira employees who hold Hospira shares in the Hospira 401(k) Retirement Savings Plan or the Hospira Puerto Rico Retirement Savings Plan and other shareholders who previously have requested paper copies of these materials will receive these materials by e-mail or in paper form. We elected to use electronic notice and access for our proxy materials because it reduces our printing and mailing costs, and also reduces the environmental impact of our annual meeting.

 Who may vote at the annual meeting?

        The board of directors has set a record date of March 10, 2014 (the "record date"), meaning that shareholders of record at the close of business on that date are entitled to notice of, and may vote at, the annual meeting, or at adjournments or postponements of the annual meeting.

How many votes do I have?

        You have one vote for each share of common stock you hold.

What constitutes a quorum?

        The presence in person or by proxy of the holders of shares of common stock representing a majority of all issued and outstanding shares of common stock entitled to vote will constitute a quorum. On March 10, 2014, there were 166,885,409 shares of common stock issued and outstanding.

        Your shares will be counted for purposes of determining a quorum if you are present and vote in person at the annual meeting, if you vote on the Internet, by telephone, or if you vote by properly submitting a proxy card or voting instruction form by mail. Shares of common stock represented by a properly completed proxy will be counted as present at the annual meeting for purposes of determining a quorum, even if the proxy indicates that the shareholder is abstaining from voting.

What vote is required to approve each matter?

        Election of Directors.    Directors receiving a majority of the votes cast (the number of shares voted "for" a director must exceed the number of votes cast "against" that director) will be elected as a director.

        Approval of the Say on Pay Vote, Ratification of Auditors, Approval of Amendments to the Long-term Stock Incentive Plan, and Rejection of the Shareholder Proposal.    The affirmative vote of a majority of the votes cast is required for approval of these items. Although the say on pay proposal is advisory in nature the opinions expressed by shareholders on this matter will be taken into consideration when making future executive compensation decisions.

Abstentions and broker non-votes (discussed below) will not be counted either for or against these matters for purposes of state law and, assuming the presence of a quorum, abstentions and broker non-votes will have no effect. However, under the rules of the New York Stock Exchange applicable to approval of the Long-term Stock Incentive Plan, abstentions will be considered votes cast. Accordingly, an abstention from voting on this proposal will have the effect of a vote against the proposal for purposes of the New York Stock Exchange listing requirements.

What happens if a director nominee does not receive a majority of the votes cast in an uncontested election?

        In 2014, all nominees for the election of directors are currently serving on the board. A nominee who is serving as a director, but who is not elected at the annual meeting, would, under Delaware law, continue to serve on the board as a "holdover director." However, under our bylaws, any director that fails to be elected must tender his or her resignation to the board promptly following certification of the shareholder vote. Our independent directors (excluding the director who tendered the resignation) would be required to determine whether to accept or reject the resignation, or whether to take any other action. The board would then act on the tendered resignation, and publicly disclose its decision, within 90 days following certification of the shareholder vote.

 How do I vote by proxy?

        If you are a shareholder of record, you have the choice to vote over the Internet, vote by telephone using a toll-free telephone number, vote in person by attending the annual meeting, or vote by requesting and completing a proxy card and mailing it in a postage-paid return envelope. To vote over the Internet or by telephone, follow the instructions provided on your proxy card or with the Notice. On May 6, 2014, Internet and telephone voting for shareholders of record will close at 11:59 p.m., Eastern Time. Other deadlines may apply to you if your stock is held of record by a broker, bank, or other nominee.

        The proxies will vote your shares on each matter as you direct. If you do not indicate how your shares are to be voted on a matter, properly completed proxies will be voted for the election of the directors, approval of the advisory vote on executive compensation, the ratification of Deloitte & Touche LLP as the firm of independent registered public accountants to serve as our auditors in 2014, approval of amendments to the 2004 Long-Term Stock Incentive Plan, and against the shareholder proposal. Other matters that properly come before the meeting will be voted upon by the proxies in accordance with their best judgment. Our corporate secretary has not received timely and proper notice from shareholders on any other matter to be presented at the meeting.

How do I vote if I hold my shares through a broker, bank or other nominee?

        If you hold your shares through a broker, bank or other nominee, you may instruct that person to vote your shares by following instructions that such person gives you. Most brokers offer voting by mail, by telephone and on the Internet. If you want to vote your shares at the annual meeting, you will need to ask your broker, bank or other nominee to furnish you with a legal proxy. You will need to bring the legal proxy with you to the meeting, and hand it in with a signed ballot that will be provided to you at the annual meeting. You will not be able to vote your shares at the annual meeting without a legal proxy. If you do not have a legal proxy, you still can attend the meeting by following the procedures described below under the caption "How can I attend the meeting?" However, you will not be able to vote your shares at the meeting. Accordingly, we encourage you to vote your shares in advance, even if you intend to attend the meeting.

What is a broker non-vote and how does it affect the voting requirements?

        If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, the broker will vote your shares as you direct. If you do not give instructions, one of two things can happen. On matters on which the broker is prohibited from exercising voting authority ("non-routine" matters), which is called a "broker non-vote," your shares will not be voted. Broker non-votes will have no effect on the number of votes required to approve any of the matters being voted on at the meeting. On matters on which the broker is permitted to exercise voting authority ("routine" matters), the broker will vote your shares in its discretion. We believe that the brokers may exercise voting authority on the ratification of the independent public accountants, but may not exercise voting authority on any other items up for vote at this annual meeting. Brokers do not have the ability to cast votes for the election of directors, the advisory vote on executive compensation, amendments to stock incentive plans, or shareholder proposals, unless they have received instructions from the beneficial owner of the shares.

How do I vote if I hold shares through the Hospira 401(k) Retirement Savings Plan or the Hospira Puerto Rico Retirement Savings Plan?

        If you hold shares through the Hospira 401(k) Retirement Savings Plan (the "401(k) Plan") or the Hospira Puerto Rico Retirement Savings Plan (the "Puerto Rico Plan"), you will receive materials that will contain instructions to the respective trustee of each plan's trust as to how to vote your shares. You may vote your shares by completing a proxy card, or you may vote by telephone or Internet by following the instructions provided with the materials. If you do not vote shares you hold in the 401(k) Plan, Fiduciary Counselors Inc. ("Fiduciary Counselors") will vote your shares in its discretion. Fiduciary Counselors is the independent fiduciary of the 401(k) Plan for purposes of monitoring the suitability of acquiring and holding Hospira shares. Fiduciary Counselors may use its own discretion with respect to those shares under the 401(k) Plan for which voting instructions are not received on a timely basis. If you do not vote shares you hold in the Puerto Rico Plan, the trustee of the Puerto Rico Plan's trust, Banco Popular de Puerto Rico, will vote your shares in the same proportion as shares voted by the other participants.

How do I vote in person?

        If you are a shareholder of record, you may vote your shares in person at the annual meeting. However, we encourage you to vote by proxy in advance, even if you plan to attend the annual meeting.

Can I revoke a proxy?

        Yes. You can revoke your proxy by:

  •
  giving written notice to our corporate secretary;

  •
  delivering a later-dated proxy or resubmitting your vote by telephone or over the Internet; or

  •
  voting in person at the annual meeting.

If I submit a proxy, will my vote be kept confidential?

        Our policy is that all proxies, ballots, and voting tabulations that can reveal how a particular shareholder has voted be kept confidential and not be disclosed, except:

  •
  where disclosure may be required by law or regulation;

  •
  where disclosure may be necessary in order for us to assert or defend claims;

  •
  where a shareholder expressly requests disclosure;

  •
  to allow the inspectors of election to certify the results of a vote; or

  •
  in other limited circumstances, such as a contested election or a proxy solicitation not approved and recommended by the board of directors.

Who will be tabulating and certifying votes at the meeting?

        We have engaged Broadridge Financial Solutions, Inc. ("Broadridge") to serve as the tabulator of votes and a representative of Broadridge to serve as inspector of election and to certify the votes.

Who will pay the costs and expenses for this proxy solicitation?

        We will pay all costs of soliciting proxies, including charges made by brokers and other persons holding common stock in their names or in the names of nominees, for reasonable expenses incurred in sending proxy materials to beneficial owners and obtaining their proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally and by telephone, Internet and facsimile, all without extra compensation. We also retained the services of Georgeson Inc. to aid in the solicitation of proxies at a cost of $13,500, plus reimbursement for reasonable out-of-pocket expenses.

 How can I attend the meeting?

        Attendance at the annual meeting is limited to shareholders as of the record date or their proxies. If your shares are registered in your name, the Notice serves as your admission ticket and you must present the Notice at the meeting. If your shares are held by a broker, bank or nominee, you must bring to the meeting a brokerage statement showing ownership as of the record date. Directions to the meeting are included on the proxy card. Shareholders will be admitted to the meeting location beginning at 8:30 a.m., Pacific Time.

What is "householding" and how does it work?

        We have adopted "householding," a procedure approved by the SEC, under which multiple shareholders of Hospira stock who reside at the same address will receive a single copy of the Notice, or a single set of annual report and other proxy materials, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees. If you reside at the same address as another shareholder of Hospira stock and wish to receive a separate copy of the applicable materials, you may do so by making a written or oral request to: Hospira Investor Relations, 275 North Field Drive, Department 051M, Building H1, Lake Forest, Illinois 60045, 224-212-2711. Upon your request, we will deliver promptly a separate copy to you. The proxy statement and our 2013 Annual Report on Form 10-K also are available at www.hospira.com/2014ProxyMaterials. If you participate in householding and you wish to receive a separate Notice or annual report and other proxy materials, you also may contact Broadridge at any time, either by calling toll free 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Any shareholders who share the same address and currently receive multiple copies of the Notice, or the annual report and other proxy materials, who wish to receive only one copy in the future may contact their bank, broker, or nominee, or Hospira Investor Relations, or Broadridge at the contact information listed above, to request information about householding.

OWNERSHIP OF OUR STOCK

        Based on information contained in Schedules 13G or 13G/A filed by T. Rowe Price Associates, Inc., BlackRock, Inc., and The Vanguard Group with the Securities and Exchange Commission, as of December 31, 2013, they owned the following Hospira shares:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	T. Rowe Price Associates, Inc.	21,275,443	(1)	12.8%
	100 E. Pratt Street
	Baltimore, Maryland 21202
Common Stock	BlackRock, Inc.	11,006,742	(2)	6.6%
	40 East 52nd Street
	New York, New York 10022
Common Stock	The Vanguard Group	10,956,825	(3)	6.6%
	100 Vanguard Blvd.
	Malvern, Pennsylvania 19355

(1)
Based on the Schedule 13G/A filed on February 11, 2014, that reported sole voting power for 5,246,100 shares, and sole dispositive power for 21,275,443 shares.

(2)
Based on the Schedule 13G/A filed on January 29, 2014, that reported sole voting power for 9,484,461 shares, and sole dispositive power for 11,006,742 shares.

(3)
Based on the Schedule 13G/A filed on February 11, 2014, that reported sole voting power for 267,009 shares, sole dispositive power for 10,707,093 shares, and shared dispositive power for 249,732 shares.

        The following additional table sets forth information regarding ownership of our common stock as of March 10, 2014, by our directors, and by our chief executive officer, chief financial officer and the three other most highly paid executive officers ("the named officers" or "NEOs"), and by all directors and named officers as a group. Each person named below individually owns less than 1% of our outstanding common stock. Our current directors and named officers as a group, collectively, own less than 1% of our outstanding common stock.

        Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). A person is deemed to be the beneficial owner of any share of common stock if such person has or shares the right to vote or dispose of such common stock, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. Deferred share units held by directors may not be voted or disposed of by the director until the shares are distributed to the director upon or after termination of the director's service on the board. Therefore, deferred share units are not considered to be beneficially owned and are not considered for purposes of determining the percentage of common stock owned by any person.

        The number of stock options exercisable within 60 days of the date of the table and the number of deferred share units owned by each person are stated separately and not included in the "Number of Shares" column.

Name	Number of Shares	Stock Options Exercisable within 60 Days of March 10, 2014	Deferred Share Units
Non-Employee Directors(1)
Irving W. Bailey, II, Director(2)	15,000	—	38,613.61
Barbara L. Bowles, Director	11,012	—	17,206.83
Connie R. Curran, Director	24,442	—	23,947.79
William G. Dempsey, Director	211	—	18,000.70
Dennis M. Fenton, Director	6,563	—	6,743
Roger W. Hale, Director	15,530	—	19,165.53
Jacque J. Sokolov, M.D., Director(3)	19,169	—	26,873.36
John C. Staley, Chair	0	—	49,106.25
Heino von Prondzynski, Director(4)	20,217	—	0
Mark F. Wheeler, M.D., Director	0	—	34,324.61
Named Officers(5)
F. Michael Ball, Chief Executive Officer and Director	148,371	346,350	—
Richard Davies, Senior Vice President, Chief Commercial Officer	26,483	59,137	—
Sumant Ramachandra, Senior Vice President, Chief Scientific Officer(6)	20,624	0	—
Matthew R. Stober, Senior Vice President, Operations	48,619	19,217	—
Thomas E. Werner, Senior Vice President, Finance, and Chief Financial Officer	42,785	256,403	—
All directors and executive officers as a group(7)	399,026	681,107	233,981.68

(1)
Except for Mr. Staley, the number of shares or deferred share units, as the case may be, held by the non-employee directors includes 40,041 shares or units that have not vested and are subject to forfeiture under certain conditions. Mr. Staley held 7,025 deferred share units that have not vested and are subject to forfeiture under certain conditions.

(2)
Mr. Bailey's shares include 15,000 shares that are held through IWB Investments, L.P.

(3)
Dr. Sokolov's shares include deferred cash compensation received during 2013 that converted to 2,231.33 restricted stock units, all of which vest one year from the date of acquisition. And, Dr. Sokolov held 3,000 shares through a profit sharing plan, and 2,000 shares held through his daughters' trusts.

(5)
The table includes shares held in the officers' accounts in the Hospira 401(k) Retirement Savings Plan as follows: F. M. Ball, 0; R. Davies, 0; S. Ramachandra, 271; M. Stober, 0; and T. Werner, 0; and all executive officers as a group, 9,961.90. Each officer has shared voting power and sole investment power with respect to the shares held in his or her account under the 401(k) account. The table does not include 1,385 (for Mr. Stober) and 664 (for Mr. Werner) Hospira phantom shares in Hospira's Non-Qualified Savings and Investment Plan.

(6)
On March 8, 2013, Dr. Ramachandra voluntarily resigned his employment from our company; he was rehired on May 17, 2013.

(7)
Includes 13,347 shares and 33,719 deferred share units, as the case may be, held by non-employee directors that are not vested and subject to forfeiture under certain conditions.

PROPOSAL 1
ELECTION OF DIRECTORS

        The board historically has been divided into three classes, with one class of directors being elected for a three-year term at each annual meeting. There currently are three Class I seats, three Class II seats and five Class III seats. Prior to the 2013 annual meeting, each director was elected to hold office until the third annual meeting after the meeting at which such director was elected and until his or her successor was duly elected and qualified, or until his or her earlier resignation, removal or death.

        In May 2012, the shareholders approved amendments to Hospira's Restated Certificate of Incorporation to phase out the classification of the board of directors over a three-year period, with the phase-out being accomplished as follows:

  (i)
  the Class I directors elected at the 2011 annual meeting will serve out their current three-year term and will stand for re-election at the 2014 annual meeting for a one-year term;

  (ii)
  the Class II directors elected at the 2012 annual meeting will serve out their current three-year term and will stand for re-election at the 2015 annual meeting for a one-year term; and

  (iii)
  the Class III directors will stand for re-election at the 2013 annual meeting for a one-year term.

        Thus, with the re-election of the Class I directors at this 2014 annual meeting for a one-year term, all directors of our company will be up for election at the 2015 annual meeting, and thereafter, for a one-year term, as the board no longer will be classified.

        Upon the recommendation of its governance and public policy committee, and consistent with the phase-out schedule described above, the board of directors has nominated Irving W. Bailey, II, F. Michael Ball, Connie R. Curran, William G. Dempsey, Dennis M. Fenton, Heino von Prondzynski, Jacque J. Sokolov, and Mark F. Wheeler to be elected to hold office until the 2015 annual meeting. No nominations for directors were received from shareholders and no other candidates are eligible for election.

        If elected, each nominee will serve until the expiration of his or her term and his or her successor is elected and qualified, or until his or her earlier resignation, removal or death. Each of the nominees is willing to serve if elected, and the board of directors has no reason to believe that any of the nominees will be unavailable for election, but if such a situation should arise, proxies will be voted in accordance with the best judgment of the proxy holder for such person or persons as may be designated by the board of directors, unless the shareholder has directed otherwise.

        The board of directors recommends that the shareholders vote FOR the election of Irving W. Bailey, II, F. Michael Ball, Connie R. Curran, William G. Dempsey, Dennis M. Fenton, Heino von Prondzynski, Jacque J. Sokolov, and Mark F. Wheeler to the board of directors for a one-year term until the 2015 annual meeting.

THE BOARD OF DIRECTORS

        The board and the governance and public policy committee believe that the combination of the qualifications, skills and experiences of the nominees for election at the 2014 Annual Meeting will contribute to an effective and well-functioning board and that, individually and as a whole, each nominee possesses the necessary qualifications to provide, in combination with the other directors, effective oversight of the business and effective advice and counsel to our management.

        Following each nominee's biography below is an assessment of the nominee's qualifications, attributes, skills and experience that led us to believe that each nominee is well qualified to serve on the board.

Nominees for Election at the 2014 Annual Meeting

        Irving W. Bailey, II, age 72, has served as one of our independent directors since 2004 and served as the lead director from 2007 to 2011. Mr. Bailey served as a Managing Director of Chrysalis Ventures, a private equity management firm, from June 2001 to January 2005, and has served as a Senior Advisor to Chrysalis Ventures, since January 2005. Mr. Bailey served as President of Bailey Capital Corporation, a private equity management firm, from January 1998 to June 2001, and as Chief Executive Officer of Providian Corporation, an insurance and diversified financial services company, from 1988 to 1997. Mr. Bailey also serves as Vice Chairman of Aegon, N.V. and was a director of Computer Sciences Corporation, until August 2013. He also serves as an officer and a director on the following nonprofit boards: The Beauregard Foundation, Inc. and Operation Open Arms, Inc.

        Reasons for Nomination:    Mr. Bailey has extensive management experience in the financial services sector as the former chairman and chief executive officer of a major financial services company, and several years of experience in private equity management. Mr. Bailey also has extensive experience serving on the boards of multinational organizations, most notably, as a member of the board at an internationally based company and as a lead director. Mr. Bailey's strong management and lead director experience provides a valuable source of insight for the board and its committees. For these reasons, Mr. Bailey is well qualified to serve on the board and its committees.

        F. Michael Ball, age 58, joined Hospira as its Chief Executive Officer and as a director in March 2011. Mr. Ball joined Hospira after a 16-year career at Allergan, Inc., a multi-specialty healthcare company, where he held several senior leadership positions. More recently, from February 2006 until joining Hospira, Mr. Ball served as President of Allergan. From October 2003 to February 2006, Mr. Ball served as Executive Vice President and President, Pharmaceuticals of Allergan. Since 2013, Mr. Ball serves on the board of Kythera Biopharmaceutical, Inc., a publicly traded clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel prescription products for the aesthetic medicine market. Mr. Ball also served on the board of directors of STEC, Inc., a publicly traded manufacturer and marketer of computer memory and hard drive storage solutions, from 2000 to 2013.

        Reasons for Nomination:    Mr. Ball brings more than 25 years of healthcare experience to Hospira, more recently serving in several senior management positions for 16 years at a publicly-traded, multi-specialty healthcare company. As the CEO, Mr. Ball has the primary responsibility for managing our company day-to-day and its business activities and operations. For these reasons, Mr. Ball is well qualified to serve on Hospira's board.

        Connie R. Curran, RN, Ed.D, age 66, has served as one of our independent directors since 2004. Dr. Curran has served as the president of Curran Associates, a healthcare consulting firm, since July 2006. She previously served as the Executive Director of C-Change, formerly the National Dialogue on Cancer, a health advocacy organization, from 2003 to July 2006. From 1995 to 2000, Dr. Curran served as President and Chief Executive Officer of CurranCare, LLC, a healthcare consulting company. Upon the acquisition of CurranCare by Cardinal Health Consulting Services in November 2000, Dr. Curran served as President of Cardinal Health Consulting Services, a consulting company with expertise in surgical services, hospital operations, case management and home care, until February 2002. Dr. Curran has previously served as Vice President of the American Hospital Association and Dean of the College of Nursing at the Medical College of Wisconsin. Dr. Curran also serves as Chair of the board of DeVry, Inc., and is a trustee of nonprofit organizations, DePaul University, Larkin Street, and Lurie Children's Hospital. Within the past 5 years, Dr. Curran also has served as a director of Volcano Corporation (from 2007 to 2011).

        Reasons for Nomination:    As the president or chief executive officer of healthcare consulting firms for several years, Dr. Curran has extensive leadership experience in the medical industry. She has had significant experience as an educator as the Dean of the College of Nursing at the Medical College of Wisconsin. In addition, she received a master's degree in medical surgical nursing from DePaul University. Dr. Curran also has significant experience serving on the boards and committees of other public companies. Dr. Curran's extensive medical background and experience, along with her healthcare consulting and success in executive leadership positions, make her well qualified to serve on the board and its committees.

        William G. Dempsey, age 62, has served as one of our independent directors since 2011. Mr. Dempsey provided 25 years of service to Abbott Laboratories ("Abbott") (a global broad-based healthcare company), and in his last position at Abbott, from 2006 until his retirement in 2007, served as Executive Vice President, Global Pharmaceuticals. From 2003 to 2006, Mr. Dempsey served at Abbott as its Senior Vice President, Pharmaceutical Operations. From 1982 to 2003, Mr. Dempsey held several other senior management positions at Abbott. Mr. Dempsey currently serves on the board of Landauer Inc., Nordion Inc., and in March 2014, was elected to serve on the board of Hill-Rom, Inc. He also serves as a trustee on the Guadalupe Center Board of Trustees, and recently resigned as Chair of the Scientific Evaluation Committee for the MPN Foundation.

        Reasons for Nomination:    Mr. Dempsey has 25 years of senior management experience at a large publicly traded healthcare company, including substantial experience overseeing the company's international operations, and its pharmaceutical, hospital and nutritional businesses. His substantial experience in healthcare, particularly in the international, pharmaceutical, and hospital areas, makes him well qualified to serve on the board and its committees.

        Dennis M. Fenton, Ph.D., age 62, has served as one of our independent directors since 2012. Dr. Fenton is the owner and CEO of Fenton and Associates (biotechnology consulting). Prior to that, for over 25 years, Dr. Fenton held numerous positions, including executive roles in process development, manufacturing, sales and marketing, and research and development at Amgen, Inc., a biotechnology company. Most recently, from 2000 to 2008, he served as the Executive Vice President, Operations at Amgen. Dr. Fenton currently serves on the board of Dendreon Corporation, Kythera Biopharmaceuticals, Inc., and Xenoport, Inc. Within the past five years, Dr. Fenton also has served as a director of Genzyme Corporation (from 2010 to 2011), was chair of the Scientific Advisory Board (from

2010 to 2013), and acted as a board observer for Althea Technologies in 2013. He also serves on the nonprofit boards of Scripps Research Institute, and Keck Graduate Institute.

        Reasons for Nomination:    Dr. Fenton has over 25 years of experience at a large publicly-traded biotechnology company, including substantial management experience in operations, process development and research and development. Dr. Fenton also has experience serving on the boards and committees of other public companies. His substantial experience in healthcare, particularly in the operations, process development and research and development areas, make him well qualified to serve on the board and its committees.

        Heino von Prondzynski, age 64, has served as one of our independent directors since 2009. Mr. v. Prondzynski served as chief executive officer of Roche Diagnostics and as a member of the executive committee of F. Hoffman-La Roche Ltd., a Swiss-based healthcare company that develops diagnostic and therapeutic products, from 2000 to 2005, retiring from Roche at the end of 2006. From 1996 to 2000, Mr. v. Prondzynski held several executive positions at Chiron Corporation, a multinational biotechnology firm that develops biopharmaceuticals, vaccines, and blood testing products, and from 1976 to 1996 at Bayer AG, a German-based maker of healthcare products, specialty materials, and agricultural products. Mr. v. Prondzynski also serves on the board of Qiagen NV, Koninklijke Philips Electronics NV, and Epigenomics AG. Within the past five years, Mr. v. Prondzynski also has served as a director of Nobel Biocare Holding AG, Switzerland (from 2010 to 2011).

        Reasons for Nomination:    Mr. v. Prondzynski has substantial international leadership experience at several multinational healthcare companies with over 30 years of leadership and management experience in the healthcare field. In addition, he has significant experience serving on the boards and committees at multinational companies. This substantial history of leadership positions at major international healthcare companies allows him to provide a global business perspective to his service on Hospira's board and its committees, and makes him well qualified to serve on the board and its committees.

        Jacque J. Sokolov, M.D., age 59, has served as one of our independent directors since 2004. Dr. Sokolov has served since 1997 as the Chairman and CEO of SSB Solutions, Inc., a U.S. based, diversified healthcare management consulting, development and financial services company. From 1987 to 1992, Dr. Sokolov served as the Vice President of Healthcare for Southern California Edison. In 1992, Dr. Sokolov became CEO of Advanced Health Plans Inc., which was acquired in 1994 by Coastal Physicians Group Inc. From 1994 to 1997, Dr. Sokolov served as Chairman of the Board, Chairman of the Executive Committee, and Chairman of the Management Action Committee of Coastal Physician Group, Inc., which later became PhyAmerica Physician Group, Inc. Dr. Sokolov serves on the board of directors of MedCath Corp., MyHealthDirect, Inc., PCA Medical Group, and Zoonie, LLC. He also serves as a director on the following nonprofit boards: the National Health Foundation, Phoenix Children's Hospital, and the White House Health Project.

        Reasons for Nomination:    Dr. Sokolov has strong management experience in the healthcare field as a senior corporate officer and the chairman and chief executive officer of a national healthcare management, development and investment firm. Over the years, he was worked extensively with physicians, physician organizations, hospitals/health systems, health plans and pharmaceutical and medical device companies. Such experience has given Dr. Sokolov a breadth of understanding of the clinical/business models of healthcare. He also has over 18 years of board experience at three public companies, including service as a chairman of the board, chairman of several committees, and as a member of the audit, governance, public policy and compensation committees. This experience and his understanding of the clinical/business models of healthcare make him well qualified to serve on the board and its committees.

        Mark F. Wheeler, M.D., M.P.H., age 64, has served as one of our independent directors since 2006. From September 2010 until June 2012, when he retired, Dr. Wheeler served as the System Vice President, CIO and CMIO for PeaceHealth, an integrated delivery network of hospitals in the Pacific Northwest. From January 2007 to September 2010, he served as the Director of Clinical Informatics for PeaceHealth. He previously served as Acting Vice President Engineering, Centricity Enterprise Business Unit of General Electric Company, a diversified technology, media and financial services company, from February 2006 to January 2007. He served as chief technical architect of IDX Systems Corporation ("IDX"), a healthcare information technology services provider, from 1997 until December 2005, when IDX was acquired by General Electric, and served on IDX's board of directors from 1999 through 2005. He also serves on the nonprofit board of Washington Wine Industry Foundation.

        Reasons for Nomination:    For over 25 years, Dr. Wheeler worked in the medical research and development field, with a strong emphasis on software development related to medical products. Dr. Wheeler received an M.D. from Yale University and is a former practicing physician. Dr. Wheeler's substantial medical industry experience, particularly related to research and development, along with his medical background, make him well qualified to serve on the board and its committees.

Continuing Directors

Directors Whose Terms Expire in 2015

        Barbara L. Bowles, age 66, has served as one of our independent directors since 2008. She founded and serves as president of the Landers Bowles Family Foundation, which is dedicated to providing charitable gifts primarily to educational entities in order to support disadvantaged high school and college students. She served as the Vice Chair of Profit Investment Management, an equity investment advisory firm, from January 2006 until retiring in December 2007. She was the founder and served as Chairman (2000 to 2006) and Chief Executive Officer (1989 to 2005) of the Kenwood Group, Inc., an equity investment firm until it was acquired by Profit Investment Management. From 1984 to 1989, Ms. Bowles was Corporate Vice President and Director, Investor Relations, for Kraft, Inc., a diversified packaged food and beverage company. Ms. Bowles serves as a director of Wisconsin Energy Corporation, the Chicago Urban League, and the Museum of Science and Industry, Chicago. She is a trustee and chair of Fisk University and also serves on the University of Chicago Booth School of Business Advisory Council. Within the past five years, Ms. Bowles has served as a director of Black & Decker Corporation (from 1993 to 2010). She also has served as a director of Lurie Children's Hospital (from 1991 through November of 2011); and, after retiring as a regular member, became an honorary senior member

        Reasons for Continued Service:    Ms. Bowles has extensive management and investment advisory experience as the founder, chairman and CEO of a Chicago-based investment advisory firm that managed pension funds for corporations, public institutions and endowments. She has also served as the chief investor relations officer at two large public companies. She has extensive experience serving on the boards of other public companies, including as a presiding director. Ms. Bowles' unique and diverse experiences make her well qualified to serve on the board and its committees.

        Roger W. Hale, age 70, has served as one of our independent directors since 2006. He has served as Chairman of the Board and Chief Executive Officer of LG&E Energy Corporation, a diversified energy services company, from August 1990 until retiring in April 2001. Prior to joining LG&E Energy Corporation, he was Executive Vice President of BellSouth Corporation, a communications services company. From 1966 to 1986, Mr. Hale held several executive positions with AT&T Co., a communications services company, including Vice President, Southern Region from 1983 to 1986. Mr. Hale is also a director of Ashland, Inc. Previously, Mr. Hale served as a director of H&R Block, Inc. (from 1991 to 2008).

        Reasons for Continued Service:    Mr. Hale has extensive experience leading international organizations, as the chairman and chief executive officer at a diversified energy services company and as a senior-level executive at two communications services companies. He also has experience with serving on the board of three large multinational companies, including as a presiding director. He also has substantial experience serving on audit, compensation, finance and governance committees. This strong track record of management and leadership experiences provides a valuable source of insight for the board and its committees, and makes him well qualified to serve on the board and its committees.

        John C. Staley, age 72, has served as one of our independent directors since 2004, and as the chair of the board of directors, since January 2012. Mr. Staley served as the Managing Partner of the Lake Michigan Area of Ernst & Young LLP, a public accounting firm, a position that he held from 1985 to his retirement in June 2001. In addition, Mr. Staley serves as a director of Mattersight Corporation and Rasmussen, Inc. Mr. Staley also is a member of, and the former Chairman of, the Board of Trustees of DePaul University. Within the past five years, Mr. Staley also has served as a director of Nicor Inc., now, part of AGI, from 2008 to 2011.

        Reasons for Continued Service:    Mr. Staley worked for Ernst & Young for more than 35 years, including as a tax practice coordinator in the company's European headquarters, and for 16 years, as an Area Managing Partner with overall responsibility for the audit, tax and consulting practices. Based on that experience, Mr. Staley is an expert in the areas of accounting and auditing, and he provides the board with a valuable source of accounting insight. His experience serving on other boards and committees also makes him well qualified to serve on the board and its committees.

CORPORATE GOVERNANCE

Board Leadership Structure

        The board of directors is committed to adopting governance policies and practices that promote the most effective and ethical management of our company. In that regard, the board believes that it is important to retain maximum flexibility to determine our company's optimal leadership structure and to choose the best qualified person to serve in the offices of chief executive officer and chair of the board. At this point in time, the board has determined that having an independent, non-executive chair is the optimal leadership structure for our company because it provides the board with independent leadership and allows Mr. Ball, our company's chief executive officer, to concentrate on our company's business operations. The independent directors elected Mr. Staley as the non-executive chair for an additional term of two years, expiring in January 2016. As the non-executive chair, Mr. Staley is responsible for:

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  presiding over all meetings of the shareholders and board;

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  ensuring the board is fulfilling its roles and responsibilities, as set forth in our company's corporate governance guidelines;

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  communicating with the independent directors between meetings, as appropriate;

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  presiding over all meetings of the independent directors, including executive sessions, and taking the lead role in communicating any feedback to the chief executive officer;

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  assisting with the recruitment of board candidates, and with establishing committee memberships and committee chairs;

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  working with committee chairs, as necessary, to ensure committee work is conducted at the committee level and appropriately reported to the board;

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  recommending consultants and outside advisors to the board, as necessary or appropriate;

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  serving as a mentor to the chief executive officer, providing board performance feedback to, and collaborating with, the chief executive officer on setting board meeting schedules and agendas; and

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  assisting with the oversight of the annual performance evaluation of the board and the chief executive officer.

        In addition, the chair may call meetings of the board or the independent directors and may attend meetings of committees on which the chair is not a member. A full description of the chair's roles and responsibilities is included in our corporate governance guidelines, which are available in the investor relations section of our website at www.hospirainvestor.com.

Board's Role in Risk Oversight

        As stated in our corporate governance guidelines, the board is committed to overseeing the conduct of our company's business so that it is managed by its officers, managers and employees in the long-term interests of shareholders. As part of that responsibility, the board regularly discusses the processes that are in place to safeguard our company's assets and mitigate our company's risk. The board's role in risk oversight is consistent with our company's leadership structure, with the chief executive officer and other members of senior management having responsibility for assessing and managing our company's risk exposure, and the board and its committees providing oversight in connection with these efforts. For example, the board reviews our company's enterprise risk management process, the major risks identified through that process, and management's related mitigation strategies. Throughout the year, the board and its committees receive updates, as necessary, on the identified risks and mitigation plans. In addition, each year, the board reviews our company's strategic direction and objectives, and reviews key operational issues or risks related to the long-term strategic plan. The board holds extensive meetings with senior management to discuss our company's long-term operating plans, including the issues and opportunities facing our company in light of industry developments. Throughout the year, the board continues to engage in dialogue with management related to the progress of these plans, including any significant operational issues or risks encountered by our company in executing the plans. Each of the board committees (audit, compensation, governance and public policy, science and technology, and quality) regularly meet and review the major risks and mitigation activities relating to their respective areas of responsibility and oversight.

Meetings

        The board of directors held 6 meetings, and one special telephonic meeting, during 2013. No director attended fewer than 75% of the total number of meetings of the board of directors and the committees of the board of directors on which such director served. Our Corporate Governance Guidelines establish that our directors are expected to regularly attend the annual meeting of shareholders and meetings of the board and board committees on which they serve. All of our directors serving at the time attended the 2013 annual meeting. Our independent directors generally meet in an executive session without management present at every regularly scheduled board meeting. As the chair during 2013, Mr. Staley presided at the executive sessions of the full board.

Independence

        The board annually determines the independence of directors. No director may qualify as independent unless the board of directors affirms that the director has no material relationship with us. As required by our corporate governance guidelines, the board will consider all relevant facts and circumstances in connection with that determination. Under no circumstances will a director be considered independent if:

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  the director is, or has been within the last three years, our employee, or a member of the director's immediate family is, or has been within the last three years, our executive officer;

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  the director or a member of the director's immediate family receives more than $120,000 from us in direct compensation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), and other than amounts received by an immediate family member for service as a non-executive employee, during any 12-month period in the last three years;

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  the director, or a member of the director's immediate family, is a current partner of a firm that is our internal or external auditor;

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  the director is a current employee of a firm that is our internal or external auditor;

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  a member of the director's immediate family is a current employee of a firm that is our internal or external auditor and personally works on our (or a subsidiary's) audit;

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  the director, or a member of the director's immediate family, was within the last three years a partner or employee of a firm that is our internal or external auditor and personally worked on our audit during that time;

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  the director or a member of the director's immediate family is employed, or has been employed in the last three years, as an executive officer of another company where any of our present executive officers at the same time serves or served on that company's compensation committee;

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  the director is a current employee, or a member of the director's immediate family is a current executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues; and

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  the director is an executive officer of a charitable organization that receives charitable contributions (other than matching contributions) from us that are in excess of the greater of $1 million or 2% of such charitable organization's consolidated gross revenues.

        In February 2014, the board determined that Mr. Bailey, Ms. Bowles, Dr. Curran, Mr. Dempsey, Dr. Fenton, Mr. Hale, Dr. Sokolov, Mr. Staley, Mr. v. Prondzynski, and Dr. Wheeler are independent within the meaning of our director independence standards and the listing standards of the New York Stock Exchange. In making these independence determinations, the board was not aware of any disqualifying relationship under the above criteria and, additionally, was not aware of any other relationship between such director and Hospira that would affect his or her independence.

        Our director independence standards are included in our corporate governance guidelines, which are available in the investor relations section of our website at www.hospirainvestor.com.

Committees of the Board of Directors

        The board of directors has the following committees:

Audit Committee

        Ms. Bowles (chair), Mr. Bailey, Mr. Dempsey, Dr. Fenton and Dr. Wheeler serve on the audit committee. For a discussion of director qualifications, separate descriptions for each audit committee member's industry background and credentials to fulfill their responsibilities, please see "The Board of Directors" earlier in this proxy statement. During 2013, the audit committee met nine times. All members of the committee must be independent and must satisfy the audit committee member eligibility requirements of the New York Stock Exchange and the SEC. The board determined that Ms. Bowles, Mr. Bailey, Mr. Dempsey, Dr. Fenton and Dr. Wheeler are financially literate and eligible to serve on the committee. The board has designated each member of our audit committee, Mr. Bailey, Ms. Bowles, Mr. Dempsey, Dr. Fenton and Dr. Wheeler, as "audit committee financial experts" within the meaning of the rules of the SEC.

        The primary functions of the committee include:

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  meeting periodically with our management, internal auditors and independent registered public accounting firm regarding our internal controls, accounting and financial reporting;

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  appointing and evaluating the independent registered public accounting firm, selecting the lead engagement partner, and reviewing or approving independent auditor fees;

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  reviewing and approving all non-audit services performed by the independent registered public accounting firm;

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  reviewing, understanding, and approving the auditor's fees, including assessing changes in audit scope, audit team skills and knowledge, fee levels for audit and not-audit services, and other areas;

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  reviewing and discussing our financial statements and financial press releases with our management and independent registered public accounting firm;

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  reviewing and discussing our major financial risk exposures and the steps management has taken to monitor and control those exposures with our management, internal auditors, and independent registered public accounting firm; and

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  establishing procedures for the receipt, retention and treatment of complaints received by our company regarding accounting matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting matters.

        Both the independent registered public accounting firm and the internal auditors regularly meet privately with the audit committee and have unrestricted access to the audit committee.

        The audit committee is governed by a written charter, which is available in the investor relations section of our website at www.hospirainvestor.com. The eligibility criteria for committee members are included in the charter. A copy of the report of the audit committee is on page 58.

Compensation Committee

        Mr. Hale (chair), Dr. Curran, Dr. Sokolov, and Mr. v. Prondzynski serve on the compensation committee. During 2013, the compensation committee met five times. All members of the compensation committee must be independent, and must satisfy the compensation committee member eligibility requirements of the New York Stock Exchange and the SEC, must be "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act, and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The board determined that each of Mr. Hale, Dr. Curran, Dr. Sokolov, and Mr. v. Prondzynski is eligible to serve on the committee.

        The primary functions of the committee include:

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  reviewing and determining the executive officers' compensation;

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  reviewing and, as it deems appropriate or as required by regulations, recommending to the board of directors, policies, practices and procedures relating to the compensation of our executive officers, other managerial employees and non-employee directors and the establishment and administration of our employee benefit plans; and

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  exercising authority under our employee equity incentive plan and management incentive plans. (The committee may delegate the responsibility to administer and make grants under these plans to management except to the extent such delegation would be inconsistent with applicable laws or regulations.)

        For a description of how the compensation committee administers our executive compensation program, please see "2013 Compensation Discussion and Analysis—Discussion of Compensation Program—General Administration" later in this proxy statement. The compensation committee has engaged Towers Watson as its independent compensation consultant. Towers Watson provides counsel and advice on executive and non-employee director compensation matters, including providing information regarding the peer groups against which performance and pay should be examined. For a further description of the services provided by Towers Watson, please see "2013 Compensation Discussion and Analysis—Discussion of Compensation Program—General Administration" later in this proxy statement.

        The compensation committee has adopted a policy that prohibits Towers Watson from performing any other services to our company other than the duties Towers Watson performs as the compensation committee's independent consultant. This is intended to strengthen the independence of Towers Watson and avoid any conflicts of interest. However, in 2013, the committee authorized our company to retain Towers Watson to provide compensation survey data in nine countries, for which we paid Towers Watson approximately $43,754. For services rendered to the committee related to executive compensation, in 2013, the committee authorized payment to Towers Watson of approximately $270,985. The compensation committee assessed the independence of Towers Watson in 2013 pursuant to the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange, and concluded that Towers Watson's work for the compensation committee does not raise any conflict of interest.

        The compensation committee is governed by a written charter, which is available in the investor relations section of our website at www.hospirainvestor.com. The eligibility standards for committee members are included in the charter. A copy of the report of the compensation committee is on page 45.

Governance and Public Policy Committee

        Dr. Curran (chair), Ms. Bowles, Mr. Hale, and Mr. Staley serve on the governance and public policy committee. During 2013, the governance and public policy committee met six times. All members of the governance and public policy committee must be independent. The board determined that Dr. Curran, Ms. Bowles, Mr. Hale, and Mr. Staley are eligible to serve on the committee.

        The functions of the committee include:

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  developing the general criteria for selecting members of the board of directors and assisting the board in identifying and attracting qualified candidates;

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  recommending to the board of directors the nominees for election as directors, considering the criteria described herein and any potential nominees recommended by our shareholders;

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  recommending to the board of directors persons to be elected as executive officers;

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  reviewing and assessing the adequacy of our corporate governance guidelines;

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  providing general oversight over certain compliance programs, policies and procedures; and

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  providing general oversight over certain company political and charitable activities.

        The process followed by the committee to identify a nominee to the board of directors depends on the qualities being sought. Board members should have backgrounds that, when combined, provide a portfolio of experience and knowledge that will serve our governance and strategic needs. Candidates will be considered on the basis of a range of criteria, including broad-based business knowledge and relationships, prominence and excellent reputations in their primary fields of endeavor, global business perspectives, and commitment to good corporate citizenship. Directors should have demonstrated experience and ability that is relevant to the board's oversight role with respect to our business and affairs. The committee's criteria for the selection of, and qualifications desirable in, members of the board, are included in an outline for directorship qualifications, which is Exhibit B to our company's corporate governance guidelines, and can be found in the investor relations section of our website, www.hospirainvestor.com. The criteria include, among other attributes, strong management experience, experience with multinational operations or experience in hospital products, hospital administration, medical or pharmaceutical products, medical research and development, finance or international business. It is also the committee's desire for the board to include a range of ages and a diversity of ethnicity, gender, experience, knowledge and geography. The committee defines diversity broadly and evaluates candidates not only on the attributes described above, but also considers whether the candidate enhances the current diversity of the board. In addition, as part of the annual self-evaluation process, the board and each committee assesses whether the board and the committees have appropriate diversity, as well as appropriate experience, education and skills for the current issues facing our company.

        Director candidates can be referred to the committee from a variety of sources, including by our officers, directors and shareholders. The committee has from time to time enlisted a third-party search firm to assist it in identifying and evaluating qualified candidates. The committee has the sole authority to engage director candidate search firms.

        If the board determines to seek a new member and a candidate is referred to the committee, the committee will review the candidate's qualifications in light of the attributes being sought by the board. If the committee determines that a candidate's qualifications are potentially suitable for service on the board, the committee will conduct an investigation of the candidate's background. Typically, candidates are interviewed by one or more members of the committee, and our chair before being nominated for election to the board.

        A shareholder may recommend persons as potential nominees for director by submitting the names of such persons in writing to the chair of the governance and public policy committee or to our secretary. Recommendations should be accompanied by a statement of qualifications and confirmation of the person's willingness to serve. A nominee who is recommended by a shareholder following these procedures will receive the same consideration as other comparably qualified nominees. The committee will consider potential nominees recommended by shareholders, but has no obligation to recommend such candidates. The evaluation criteria are the same for each person considered for nomination to the board.

        The governance and public policy committee is governed by a written charter, which is available in the investor relations section of our website at www.hospirainvestor.com. The eligibility standards for committee members are included in the charter.

Quality Committee

        In May 2013, the board created and named, at the recommendation of the governance and public policy committee, a new committee, the quality committee. Mr. Dempsey (Chair), Dr. Fenton, Dr. Sokolov, Mr. v. Prondzynski, and Dr. Wheeler serve on the quality committee. The committee provides assistance to the board in carrying out certain oversight responsibilities of the board relating to product quality and product safety. From May through December 2013, the committee met four times.

        The functions of the committee include:

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  Overseeing our policies, practices and procedures relating to compliance with laws and regulations administered by the U.S. Food and Drug Administration ("FDA") and similar state, local and foreign agencies, including keeping apprised of all FDA warning letters and the responses to such letters, and steps taken to implement our responses;

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  Reviewing our overall quality strategy and monitoring our quality system and metrics used to monitor product quality and product safety, including reviewing the organization, implementation and effectiveness of our quality and compliance programs, and the adequacy of resources for those programs, and the results of those product quality and quality system assessments our company and external regulators (including the FDA and other regulatory bodies);

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  Keeping apprised of significant regulatory actions and correspondence from regulatory agencies, including our responses to such correspondence, and the steps taken to implement our responses;

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  Reviewing the corporate quality audit plan; receiving reports on the outcomes of quality audits and the progress of any material corrective actions taken in response to such audits; and

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  Assisting the board with its oversight responsibility for enterprise risk management in areas affecting our product quality and product safety, quality processes and quality strategy.

The quality committee is governed by a written charter, which is available in the investor relations section of our website at www.hospirainvestor.com.

Science and Technology Committee

        In May 2013, the board split the former Science, Technology and Quality committee functions into two, formed a separate committee, the quality committee described above, and renamed this committee as the science and technology committee. Serving on the science and technology committee are Dr. Wheeler (chair), Mr. Bailey, Mr. Ball, Ms. Bowles, Dr. Curran, Mr. Dempsey, Dr. Fenton, Mr. Hale, Dr. Sokolov, Mr. Staley, and Mr. v. Prondzynski. The committee provides general oversight over strategic goals, objectives, and the direction of our research and development programs, including our product pipeline. The committee met six times during 2013.

        The functions of the committee include:

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  overseeing our company's research and development and technology initiatives, including review of the following matters:

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  the strategic goals, objectives, progress and direction of our company's research and development programs, including our company's product pipeline;

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  our company's major technology positions and strategies relative to emerging technologies, emerging concepts of therapy and health care, and changing market requirements;

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  our company's approaches to acquiring and maintaining technology positions (including, but not limited to, contracts, grants, collaborative efforts, alliances and venture capital) or other scientific aspects of major acquisitions and business development transactions;

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  our company's intellectual property strategy and portfolio; and

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  the allocation of our company's resources to research and development overall, and selected significant programs; and

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  assisting the board with its oversight responsibility for enterprise risk management in areas affecting our company's research and development and technology initiatives.

        The science and technology committee is governed by a written charter, which is available in the investor relations section of our website at www.hospirainvestor.com.

Director Share Ownership Guidelines

        Within five years after joining the board, each non-employee director is required to own and retain a minimum number of shares of Hospira common stock or deferred stock units equal to the lesser of (i) 7,500 shares, or (ii) the number that is five times such director's annual retainer fees (currently $325,000). The director must maintain that minimum throughout his or her service on the board. For purposes of the ownership guidelines, common stock includes restricted stock, restricted stock units and deferred stock units awarded to non-employee directors. All non-employee directors are in compliance with the guidelines.

Communicating with the Board of Directors

        You may communicate with the board of directors by writing a letter to our chair. You may contact our independent directors by writing a letter to the chair of our audit committee (for accounting or disclosure matters), or any of our other independent directors.

        The letter should be addressed to:

  Director Communications
  C/o General Counsel and Secretary
  Hospira, Inc.
  275 North Field Drive
  Department NLEG, Building H1
  Lake Forest, Illinois 60045

        Our general counsel and secretary will review the communication and forward it to the addressee or, in the absence of an addressee, to the most appropriate director or directors.

Corporate Governance Materials

        Our corporate governance guidelines, our code of business conduct and ethics, and the charters of our audit committee, compensation committee, governance and public policy committee, quality committee, and science and technology committee are available in the investor relations section of our website at www.hospirainvestor.com. We will provide a copy of any of these materials to any shareholder free of charge upon written request to:

  Corporate Governance Material Request
  C/o General Counsel and Secretary
  Hospira, Inc.
  275 North Field Drive
  Department NLEG, Building H1
  Lake Forest, Illinois 60045

Compensation Risk Assessment

        Our management and compensation committee have evaluated our compensation policies and practices for all of our employees, including our executive and non-executive officers, to determine whether they create risks that are reasonably likely to have a material adverse effect on our company. We believe that our compensation programs do not encourage excessive risk taking for several reasons, including the following:

  •
  Fixed versus Variable Pay.  The balance between fixed and variable pay varies by job level. Named officers have a larger portion of their compensation in variable vehicles (such as performance-based annual bonuses, performance share units and stock options that vest over a three- or four-year period). These are designed to motivate performance and provide strong shareholder returns over the long-term. Named officers, more than other employees, have a greater opportunity to influence long-term performance. At the general employee level, the greatest portion of compensation is fixed. The fixed component of compensation does not encourage risk taking because it is a fixed amount. The variable portion does not encourage excessive risk taking, since that portion is based on multiple indicators of both company and individual performance, thus diversifying the risk associated with any single performance indicator. Overall, the compensation mix for all of our employees is generally consistent with the market and provides a balanced mix between the fixed components and the variable components of annual incentives and equity-based compensation awards.

  •
  Short-Term versus Long-Term Variable Incentive Pay.  Again, the mix of short-term and long-term incentives is driven by the employee's role in the organization. Greater long-term incentives are provided to those roles that most directly impact the long-term strategy of our company, that is, senior executives and officers. Our short-term incentive pay for all employees is based on an annual goal process, which is administered in a way that motivates the results needed to achieve the approved business plan goal. In this process, the balance between risk and reward, both to participants and shareholders, is considered. Specific financial measures are considered, as well as the necessity of achieving strategic objectives that contribute to the long-term success of our company and to shareholder value creation. In 2013, our company continued to utilize a funding mechanism, under which incentive payouts would not be funded under the program until our company achieved a certain threshold level of adjusted net income.

    Also balancing risk and reward are checks and balances within our company's business, including audit, quality and financial approval processes, each of which assists our company in managing business risks. Our long-term incentive pay for our officers and senior executives includes performance share units, which are earned, if at all, based on a total shareholder return (TSR) measure over a three-year performance period relative to a designated peer group. This supports a longer-term orientation. Moreover, since the performance cycles overlap, one year's actions may impact three performance cycles, which further encourages a long-term focus.

  •
  Retirement Programs.  Our pension plan and supplemental pension plan were frozen, as of December 31, 2004. Our other retirement programs are structured to be competitive with local practice, and provide a reasonable benefit comparable to the benefits provided to all other employees. Thus, we do not believe that our active retirement programs promote risky behaviors or strategies.

  •
  Recoupment Policy.  Our corporate officers are subject to a claw back/recovery policy, as described in the section captioned "2013 Compensation Discussion and Analysis—Other—Executive Compensation Recovery Policy."

  •
  Stock Ownership Guidelines.  In order to further align the interests of management with our shareholders, we have share retention and ownership guidelines for our senior management. These ownership guidelines are described in the section captioned "2013 Compensation Discussion and Analysis—Other—Executive Share Retention and Ownership Guidelines."

        Based on our analysis, we believe our compensation policies enhance our company's business interests by encouraging innovation and appropriate levels of risk taking. This analysis was supported by the compensation committee's independent consultant, Towers Watson. Additional information about our executive officer compensation practices and policies is included in the section captioned "2013 Compensation Discussion and Analysis."

DIRECTOR COMPENSATION

        Director compensation is reviewed and approved annually by the board, on the recommendation of the compensation committee. The compensation committee has engaged an independent consultant, Towers Watson, to assist it in the performance of these duties. During 2013, the committee performed its annual review of our company's director compensation program and concluded that the program generally remained consistent with competitive market practice. The committee aims to provide a compensation program for the directors that is competitive and works to attract and retain high quality directors. Consistent with this desire, the compensation committee, in consultation with the consultant, has determined that it is appropriate to generally target total director compensation at the market median of our company's peer group. The 2013 analysis indicated that director pay was below the market median and, therefore, increased the directors' annual equity-based compensation in 2013. The peer group for the committee's analysis in 2013 included the companies listed in the section captioned "2013 Compensation Discussion and Analysis—Discussion of Compensation Program—Market Data Used to Benchmark Pay."

Cash Compensation

        Under our company's director pay program, our non-employee directors receive an annual cash retainer in the amount of $65,000. Employees are not compensated for serving on the board or board committees. The director who served as chair of the board receives an additional annual retainer of $45,000. Each director who serves on a committee created by the board receives an additional annual committee retainer fee of: (1) $5,000 for the science and technology committee, the quality committee, the governance and public policy committee, and any other permanent or temporary committee established by the board; (2) $10,000 for the compensation committee; and (3) $17,500 for the audit committee. But, each director who serves in the role of chair of any committee receives a combined additional annual committee and chair retainer fee of: (1) $12,500 for the science and technology committee, the quality committee, the governance and public policy committee, and any other permanent or temporary committee established by the board; (2) $20,000 for the compensation committee; and (3) $25,000 for the audit committee. The differences in pay for the various committees are based upon the workload and number of meetings generally held by the committees, as well as the peer group compensation data provided by the consultant.

        The board has established a global travel allowance fee, which is paid to compensate a director for international travel to attend a board or committee meeting. This travel allowance fee currently is set at $2,000 for each meeting that requires international travel.

Stock Compensation

        In addition to cash compensation, our company's director compensation program also utilizes equity awards to further align the interests of directors with our company's shareholders. In previous years, each non-employee director received an annual grant of restricted stock on the last day of the calendar quarter during which our annual meeting was held. Beginning in 2013, the date of the grant of restricted stock was changed to the same date on which such grants are made to executive officers, which is the later of the fifth business day after the release of our earnings for the previous calendar year, or the day of completion of the regularly scheduled February meeting of the compensation committee. This change ensures that the pricing of such grants is identical for both directors and officers. Each non-employee director received an annual grant of restricted stock, which generally will vest as of the one-year anniversary date of the grant. Also in 2013, the board increased the value of the annual grant from $150,000 to $190,000 in value as of the date of grant, taking into account the lack of an increase in compensation for directors since 2009, the increased responsibilities of the directors, and the desirability of aligning director interests with those of our shareholders by providing the increase in the form of equity rather than cash. In 2013, the director who served as chair of the board received an additional grant of restricted stock that is the number of shares equal in value to $110,000. In accordance with IRS regulations, each director is given the option of converting the restricted shares into restricted stock units. While serving on the board, directors may dispose of stock received from the vesting of restricted stock grants if they have met the minimum holding requirements under our company's share ownership guidelines for directors. The directors' ownership guidelines are included in the section captioned "Corporate Governance—Director Share Ownership Guidelines."

Deferral Program

        In 2013, restricted stock may, based on an election by the director, be deferred and granted as restricted Stock Units and recorded in the director's Stock Unit account. At the director's prior election, the Stock Unit account will be paid out in the form of company common stock in a lump sum on the first business day after the calendar quarter in which the director's service terminates or in up to 10 annual installments from and after that date. In 2013, non-employee directors could elect to defer all or a portion of their fees and restricted stock awards. The cash-based fees were deferred into a Stock Unit account.

2013 Director Compensation

        The following table shows the amount and form of compensation paid to each of our non-employee directors during 2013. Compensation includes annual retainer fees, board chair fees, committee and committee chair retainer fees, and restricted stock awards.

Director	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)	All Other Compensation	Total
Irving W. Bailey, II	$87,500	$190,000	$0	$277,500
Barbara L. Bowles	100,000	190,000	0	290,000
Connie R. Curran	92,500	190,000	0	282,500
William G. Dempsey	95,616	190,000	0	285,616
Dennis M. Fenton	90,747	190,000	0	280,747
Roger W. Hale	95,000	190,000	0	285,000
Jacque J. Sokolov	83,246	190,000	0	273,246
John C. Staley	120,000	300,000	0	420,000
Heino von Prondzynski	93,247	190,000	0	283,247
Mark F. Wheeler	98,247	190,000	0	288,247

(1)
This column consists of the amounts described above under "Director Compensation—Cash Compensation." Dr. Sokolov chose to defer his cash fees in 2013.

(2)
This column consists of the amounts described above under "Director Compensation—Stock Compensation." The value of Hospira stock awards is the grant date value of the award. The awards are valued based on the average of the high and low market price of Hospira common stock on the grant date. Mr. Bailey, Mr. Dempsey, Dr. Fenton, Mr. Hale, Dr. Sokolov, Mr. Staley and Dr. Wheeler elected to defer their restricted stock awards into a stock unit account. The number of deferred share units held by each director as of March 10, 2014 is included in the share ownership table under the section captioned "Ownership of Our Stock."

(3)
As of December 31, 2013, each of the directors (except Mr. Staley) held 6,563 restricted shares or restricted share units that were not vested and were subject to forfeiture under certain circumstances. Mr. Staley held 10,362 restricted share units that were not vested and were subject to forfeiture under certain conditions. The non-employee directors had no options outstanding.

2013 COMPENSATION DISCUSSION AND ANALYSIS

        This compensation discussion and analysis explains our philosophy underlying our executive compensation program and how our executive compensation program is administered. This section also includes the elements of our executive compensation program, the compensation paid to our chief executive officer ("CEO"), chief financial officer ("CFO") and the three other most highly paid executive officers (the "named officers" or "NEOs") during 2013, and other relevant matters involving our executive compensation program. Please read this compensation discussion and analysis in conjunction with the information contained in the executive compensation tables immediately following this section.

Executive Summary

        The overriding goal of our executive compensation program is to align the interests of our shareholders for long-term growth with our ability to attract, retain and motivate the best people from the industries where we compete for talent. For that reason, we favor variable pay opportunities based on performance over fixed pay. We view total direct compensation as comprising three elements: base salary, annual cash incentives, and long-term equity incentives. In 2013, performance-based compensation, in the form of the targeted annual cash incentive and long-term incentive grants, comprised over 86% of our named officers' total direct compensation. The long-term incentive awards, which are equity-based, included performance share units, stock options, and restricted stock units (RSUs).

2013 Business Overview and Impact on Executive Compensation

        2013 was a year of progress for Hospira, during which our company maintained its focus on advancing its quality improvement initiatives, as well as driving its growth initiatives. During 2013, Hospira accomplished many milestones:

  •
  Increased Shareholder Value.  We experienced strong stock price performance, with Hospira's shares appreciating by 32% in 2013;

  •
  Strengthened Customer Service.  Our improved operational efficiencies have led to improved customer service levels;

  •
  Sales Growth.  Despite balancing remediation and supply, Hospira's adjusted net sales (which exclude customer sales allowances associated with the device strategy) reached $4.1 billion in 2013;

  •
  Investment in Research & Development.  We increased our R&D spend and entered into a financing arrangement with NovaQuest to accelerate our internal biosimilar development programs, and we advanced our EPO biosimilar program in the U.S.;

  •
  Approval of Inflectra.  We received European approval for our biosimilar infliximab, Inflectra—the first approval of a biosimilar monoclonal antibody in a highly regulated major market;

  •
  Manufacturing and Supply Chain Enhancements.  Hospira has been investing heavily in its global manufacturing footprint increasing manufacturing capacity in low-cost areas, and pursuing vertical integration of "active pharmaceutical ingredients" (API), particularly in drugs where the API is a major component of cost. All of these enhancements will expand margins and drive future growth;

  •
  Pricing Strategy Execution.  We continue to execute our pricing strategy to better align our pricing with the value of our products and the investments we are making in our operations;

  •
  Global Product Expansion.  On the globalization front, we have been working to expand products we already make and market—submitting dossiers for these products in other markets where we have a presence. We exceeded our goal of over 200 cumulative submissions on a worldwide basis since the beginning of this initiative; and

  •
  Device Strategy Advancement.  For our MMS business, we have a solid plan in place to modernize and streamline our fleet of pumps and to maintain our leadership role in IV clinical integration.

        Consistent with our performance-based approach, the amount of an NEO's annual cash incentive payout is based primarily on our company's achievement of a pre-determined adjusted net income goal. For 2013, Hospira reported adjusted net income of $347.6 million. (For a description of how adjusted net income is calculated, and the corresponding metric under generally accepted accounting principles, see the table captioned "Hospira Performance Incentive Plan Measures" in this "2013 Compensation Discussion and Analysis."). These results generated an annual cash incentive payout for 2013 of 93.5%, which is less than target. In 2013, the compensation committee approved the addition of an individual performance modifier for Performance Incentive Plan participants. For named officers, the calculated incentive payout, based on company performance, then was adjusted based on the achievement of individual performance goals set for each named officer. These individual performance goals were based on each named officer's individual contribution to the various goals and objectives set for him, his ability to manage his functional area, and his contribution to the overall operations of our company. Thus, the final annual cash incentives for 2013 were 93.5% of target, adjusted then for each named officer's individual performance modifier. The table, below, lists the target annual cash incentive amount for each named officer, and the actual annual cash incentive based on the combination of company and individual performance, paid to the named officers for 2013:

Name	2013 Annual Incentive Plan Target Award	2013 Annual Incentive Plan Actual Award
Mr. Ball	$1,230,692	$1,495,906	(1)
Mr. Davies	311,231	$363,751
Dr. Ramachandra	343,840	$401,863
Mr. Stober	302,750	$353,839
Mr. Werner	371,778	$347,612

(1)
Not included in this amount is $500,000, which Mr. Ball will receive in March 2014, having achieved the "improved customer service levels" goal under the CEO milestone incentive plan, as described in the section captioned "2013 Compensation Discussion and Analysis—Hospira Compensation Elements—Annual Cash Incentive Award—Chief Executive Officer Milestone Incentive Award."

Pay-for-Performance Alignment

        The compensation committee believes that our company's pay for performance philosophy aligns with shareholder interests. Such pay for performance philosophy is illustrated in the following graphs, which show the actual and realizable pay for the named officers, and Mr. Ball alone, in 2013, and which the committee believes is commensurate with our company's operational performance and the 32% appreciation in its shares in 2013. The committee believes it is important to consider the amount of compensation actually paid and realizable versus the amount of potential compensation that is the basis for the use of grant date fair values, the reporting of which is mandated by the Securities and Exchange Commission in the Summary Compensation Table on page 46.

        When evaluating pay for performance alignment of our executive compensation program, we look not only at the pay opportunity based on our executives' target annual incentives and the grant date fair value of equity awards, but we consider also the compensation that is realizable by our executives, based on our company's performance.

        The graphs, below, show our Chief Executive Officer's and other named officers' target pay opportunity during 2011 through 2013, for continuous service by each individual as compared with the total realizable pay for our CEO and the other NEOs, as of 12/31/13. As illustrated in the graphs, our named executives' total realizable pay is considerably less than their target pay opportunity, which is consistent with our financial, operational and stock price performance during the same period.

Actual and Realizable Compensation in 2013

Mr. Ball's Realizable Pay is approximately 66% of the Pay Opportunity provided over the past three years	NEO Realizable Pay is approximately 92% of the Pay Opportunity provided over the past three years

        Target pay opportunity and total realizable compensation consist of the following for each executive:

	Target Pay Opportunity		Realizable Pay
i.	Base salary earned during the three year period	i.	Base salary earned during the three-year period
ii.	Target annual cash incentive opportunity during the three-year period	ii.	Cash incentive payments earned during the three-year period
iii.	The grant date fair value of	iii.	Performance-based equity awards
	(a) performance-based equity awards, and		(a) earned during the three-year period, and valued using the 2013 fiscal year end closing price; and
	(b) performance stock units, granted during the three-year period		(b) Performance stock units earned during three-year periods (for the 2011 - 2013 performance period), and projections of units to be earned under three-year periods (2012 - 2014 performance period) and (2013 - 2015 performance period), and valued using the 2013 fiscal year end closing price
iv.	The grant date fair value of stock options granted during the three-year period	iv.	Stock option awards granted during the three-year period, valued using the difference between the grant price and the 2013 fiscal year end closing price
v.	The grant date fair value of restricted stock unit awards granted during the three-year period	v.	Restricted stock units granted over the three-year period, valued using the 2013 fiscal year end closing price

 Committee Decisions in 2013

        Consideration of 2013 Shareholder Advisory Vote.    More than 82% of the votes cast in 2013 supported our company's executive compensation program. These voting results communicated our shareholders' endorsement of the committee's decisions and policies. Even with the affirmative vote, the committee believes that a continuous review of the executive compensation programs for alignment with performance and, in response to the business needs, is in the best interests of our company's shareholders. In 2013, in response to its review of the executive pay program, the committee made various changes to the compensation programs, as highlighted below:

  •
  Annual Incentive Plan.  The committee reviewed, and revised the performance metrics used in the annual cash incentive program for 2013 to further align the program incentives with shareholder interests and business goals.

  •
  Change in Performance Metrics.  The committee eliminated cash flow as a performance metric for 2013, placing greater emphasis on adjusted net income, which the committee viewed as a stronger indicator in 2013 of profitability.

  •
  Funding Mechanism.  The committee continued to utilize a funding mechanism for incentive pay, which ensures that payouts would not be funded under the program until at least a threshold level of adjusted net income was achieved.

  •
  Individual Performance Modifier.  The committee approved our company applying an individual performance modifier for director-level employees and above. The modifier will serve to further differentiate incentive pay, based on individual performance. The committee believes that recognizing and rewarding individual contribution to our company's success strengthens our company's pay for performance philosophy, and improves the motivational value of the program.

  •
  Maintained Annual Incentive Targets.  The committee maintained the target annual incentive award opportunities for the named officers at the prior year's level, except for the newly promoted NEO, Mr. Stober.

  •
  LTIP Awards to Include Time-Vested Restricted Stock Units.  The committee modified the structure of the long-term incentive program to include time-vested restricted stock units. The committee, therefore, granted awards of performance share units, stock options, and time-vested restricted stock units, each representing one-third of each executive's long-term incentive value. In adding restricted stock units, the committee believes that our company is better balancing the performance incentives of our program with our company's need to maintain stability in our management team.

  •
  Performance-Based Restricted Stock Units Granted to Named Officers.  Also consistent with the goal of aligning shareholder interests for long-term growth with the interests of key employees, the committee awarded the named officers a performance-based restricted stock award tied to the achievement of a specific stock price objective and continued service requirements.

  •
  Eliminated Interim PSU Payouts.  The committee removed an interim earn-out feature from performance share unit awards to avoid payout in the short-run, when performance goals in the long run are not met.

  •
  Milestone Incentive Award to Chief Executive Officer.  The committee awarded our CEO a performance-based intermediate-term cash incentive opportunity. The incentive opportunity, which was carefully designed to align any pay-out with achievement of our company's top strategic imperatives, recognized the importance of Mr. Ball's role in the transformative agenda of our company.

  •
  Change of Control.  Beginning January 1, 2013, all named officers were covered under change of control agreements containing provisions consistent with best practices, including: (i) no automatic renewals, (ii) a double trigger for severance, and (iii) no excise tax gross-up.

  •
  Severance Pay Plan.  In order to strengthen the enforceability of our company's non-compete and non-solicitation provisions, severance payments, going forward will be payable over a 24-month period, rather than a one-time, up-front, lump sum payment; and, under certain circumstances, the payments will be discontinued altogether if, for example, the recipient violates the non-compete or non-solicitation covenants.

Compensation Best Practices

        We believe the design and administration of our executive pay program reflects sound principles and governance practices, as highlighted in the table below.

Overarching Principle	Best Practices	Hospira Practices
Purpose

•

Executive compensation program reinforces the responsible creation of sustainable long-term value

•

Business and people strategies align with long-term value creation and drive the design and administration of the executive pay program

•

Performance measures are selected in light of an organization's long-term strategy using a rigorous process in setting performance targets

•

Our compensation committee regularly reviews the design and administration of our executive pay program to ensure it is aligned with, and balances our business and people strategies with, shareholder value creation

•

We have designed our executive pay program to motivate and reward long-term value creation through the use of equity based incentives

•

We develop performance requirements in our incentive plans taking into consideration Hospira's annual budget, long-term strategic plan, historical performance of our company, our industry and our peers, as well as our investor expectations

Overarching Principle	Best Practices	Hospira Practices
Alignment

•

Use of multiple metrics to promote a holistic view of organizational performance

•

Incentive plan design should balance shareholder alignment and line-of-sight related objectives through the selection of performance measures and long-term incentive vehicles

•

Regular assessment of pay-for-performance alignment

•

Executive pay programs should have a limited focus on non-performance based pay elements

•

Our incentive plans incorporate overall company and individual performance metrics

•

Hospira's incentive plans include the use of multiple company-wide metrics representing financial, operational, strategic and market based performance

•

Our long-term incentive plan is based on the use of multiple vehicles that balance stock price performance, long-term value creation and retention objectives

•

Periodic analyses reviewed by the committee support the pay-for-performance relationship in our executive pay program

•

Hospira has almost no use of non-performance based pay elements such as perquisites, tax gross-ups and supplemental executive benefits(1)

Accountability

•

The compensation committee should use a comprehensive toolkit of resources to ensure it effectively fulfils its role

•

A minimum level of organizational financial performance must be achieved before incentives are funded

•

Risk mitigation techniques should be used to help ensure appropriate levels of risk-taking by executives

•

Our compensation committee and our Board are accountable for monitoring and making decisions about the compensation of the CEO and senior executive team

•

The committee utilizes external market reference data from multiple sources representing Hospira's talent market when making pay decisions

•

Additional analyses, including tally sheets and pay-for-performance reviews, are used to validate pay outcomes

•

The committee directly retains and consults with an expert external advisory firm and company executives in addition to the CEO

•

A minimum level of adjusted net income must be achieved before incentives are paid under our annual incentive plan

•

Our company has adopted risk mitigation programs, including share ownership guidelines, claw backs, and restrictive covenants

Overarching Principle	Best Practices	Hospira Practices
Engagement

•

Executive compensation decisions are informed, but not driven, by market practices

•

Executive pay levels should be analyzed and considered holistically

•

A majority of executive pay should be in the form of incentives, with a significant portion delivered in long-term incentives

•

Individual performance should be considered in performance-based pay decisions

•

While the committee has access to market practice information as a part of its pay administration process, the committee uses its judgment in how best to apply this data in making pay decisions

•

The committee assesses our executive pay levels from a total direct compensation perspective, rather than focusing on individual elements of the pay program

•

On average, 86% of our NEO compensation is in the form of incentives, with long-term equity based incentives representing 73%

•

Individual performance impacts incentives paid under our annual incentive plan, as it is considered when making base pay adjustments and long-term incentive awards

(1)
Only one named officer in 2013 received relocation assistance, which is from the same plan used for all employees. For further details, please see Note 3 to the "Summary Compensation Table."

        In addition to the compensation decisions the committee made in 2013, the committee continued the following compensation best practices:

  •
  Risk and Claw back.  The committee reviewed our company's compensation programs and policies for features that may encourage excessive risk taking. The committee believes that the executive compensation program does not encourage executives to take unnecessary or excessive risks that could threaten the value of our company. The committee, in keeping with best practices, continues to review its claw back policy, as described more fully under "Other—Executive Compensation Recovery Policy."

  •
  No Tax Gross-Ups.  We do not provide income tax gross-ups in our severance programs, nor do we provide tax gross-ups for personal benefits, other than for certain relocation or expatriate benefits.

  •
  Share Ownership Requirements.  The committee has established ownership guidelines for our company's officers and directors. If the officer guideline is not met within the required time frame, the guidelines prohibit officers from selling any shares (except to meet tax withholding obligations or the cost of option exercises) until the required levels are met.

  •
  No Hedging or Pledging.  Officers and directors are prohibited from engaging in any hedging transactions involving our securities, holding our securities in a margin account, or otherwise pledging our securities as collateral for a loan.

  •
  Incentive Plan Provisions.  Our company's 2004 Long-Term Stock Incentive Plan, prohibits the re-pricing or exchange of equity awards without shareholder approval.

  •
  Retirement Programs.  Our company's legacy pension plan and supplemental pension plan from its former parent company were frozen, as of December 31, 2004. No NEO has frozen benefits under this legacy program.

Discussion of Compensation Program

General Administration

        The compensation committee of the board oversees our executive compensation program. The committee consists entirely of independent directors and approves compensation programs for all of our corporate officers, including our named officers. However, while the compensation committee makes recommendations, it is the independent members of our full board who review and approve all components of CEO compensation including his base salary, annual cash incentives and long-term incentives. The committee has engaged an independent consultant, Towers Watson, to assist it in the performance of its duties. The consultant regularly provides the committee with analyses of competitive practices and compensation relevant to our company's executive positions and industry. In addition, the committee routinely requests and receives information from the consultant with regard to executive officer pay, long-term incentive award levels and other executive compensation matters of concern to the committee. The consultant reports directly to the committee. The committee has the sole authority to retain or terminate the consultant.

Role of Management in Compensation Decisions

        Our senior vice president and chief human resources officer ("CHRO"), works with our CEO to develop recommendations on matters of compensation philosophy, plan design and specific awards for executive officers. In conjunction with our CHRO, our CEO assesses performance and makes pay recommendations to the committee for each executive officer other than himself. Towers Watson provides competitive data for our senior officers and makes independent recommendations on competitive pay to the committee. The committee considers all of these recommendations and makes decisions and recommendations as it deems appropriate. In making these decisions and recommendations, the committee considers multiple factors, including individual performance, achievement of goals, desired versus actual competitive compensation, and the importance of retention. Towers Watson's compensation recommendations for our CEO are first reviewed and discussed by the committee in executive session. The committee approves a compensation package that is then taken by the chair of our compensation committee to the independent board members for approval. Our CHRO, our CEO, and our general counsel typically attend committee meetings, but are not present for any discussion of their own respective compensation.

Principles

        At Hospira, we have designed our pay programs to help reinforce and reward the successful execution of our key strategies. We intend for our programs to reflect competitive market practices and to provide an appropriate mix of short-term and long-term rewards to motivate and reward the achievement of our company's goals and strategies in a way that does not encourage unnecessary or excessive risk-taking.

        In order to attract and retain the quality of talent needed to be successful in Hospira's industry, the committee targets total direct compensation (the sum of base salary, an annual cash incentive award and long-term equity incentive awards that are valued, for these purposes, based on the grant date fair value) at up to the 60th percentile of the market. The targeted amounts are based on an analysis of the compensation practices of the competitive market. Based on our market data, the committee believes that our target total direct compensation for executives is generally below the 60th percentile of the market.

        For 2013, the pay mix for our CEO and our other named officers was, as follows:

Market Data Used to Benchmark Pay

        With the assistance of its independent compensation consultant, Towers Watson, the committee benchmarks all elements of our executive compensation. Our executives' pay elements are benchmarked against a peer group of public companies selected annually from the health care industry that fall within a reasonable range of comparison factors, such as market capitalization, revenue, and assets. The peer companies also reflect Hospira's product markets and the talent pool from which employees are recruited. Based on such criteria, the committee included the following companies in the peer group for the competitive analyses for 2013 compensation:

Peer Group Market Data

	Financial Data ($000,000)
	Revenue(1)	Assets(1)	Market Capitalization(1)
Actavis PLC	$3,587	$14,104	$29,240
Allergan, Inc.	$5,036	$9,179	$33,009
Baxter International Inc.	$13,200	$20,390	$37,745
Becton Dickinson & Company	$7,346	$12,149	$21,433
Biogen Idec Inc.	$4,800	$10,130	$66,039
Boston Scientific Corporation.	$7,771	$17,154	$16,049
CareFusion Corporation	$3,360	$8,553	$8,416
C Celgene Corporation	$3,960	$11,734	$69,627
C.R. Bard, Inc.	$2,770	$4,151	$10,433
Endo Health Solutions, Inc	$1,912	$6,569	$7,747
Forest Laboratories, Inc.	$4,221	$7,630	$16,173
Gilead Sciences, Inc.	$7,790	$21,240	$115,155
Hospira, Inc.(2)	$3,912	$6,089	$6,847
Life Technologies Corp	$3,599	$8,638	$13,100
Mylan Inc.	$5,607	$11,932	$16,616
St. Jude Medical, Inc.	$5,279	$9,271	$18,078
Stryker Corp.	$7,536	$13,206	$28,434

(1)
The revenue amount listed for each company is the trailing 12-month revenue for that company, as of December 31, 2013. The assets listed for each company is as of their fiscal year-end. The market capitalization amount listed for each company is as of December 31, 2013.

(2)
Hospira is included in the list solely for ease of comparison.

        Towers Watson's competitive analyses also include relevant published survey benchmark data from the pharmaceutical/biotech and general industries, which the committee used as a secondary source of information to supplement the peer group analysis. The peer group and published surveys, together, were used to determine market pay opportunities for salary, annual and long-term incentives, and total direct compensation (the sum of salary, annual cash incentive and long-term incentives).

        When making executive compensation decisions, the committee also reviews executive tally sheets for each named officer, which reflects the total compensation opportunity, realizable compensation, and the aggregate value of all long-term incentive grants.

Hospira Compensation Elements

        Below is a discussion of the three components of our company's total direct compensation: base salary, annual cash incentive award, and long-term equity incentive awards.

Base Salary

        Hospira targets its base salaries at the market median, based on an analysis of the competitive peer group. We determine and adjust an executive's base salary taking into consideration sustained performance against individual job responsibilities, the impact of performance on our business results, current salary in relation to the competitive market for the job, experience, potential for advancement and retention. We administer the same standards for base salary increases for Hospira's executives as for other salaried employees.

        Based on competitive data provided by Towers Watson, and again in 2013, the salary of each named officer was below the market median. The committee, therefore, increased the base salaries for 2012 and 2013, to move the salaries toward the market median, especially since no merit increases were made to salaries in 2011. The committee determined that a salary increase was appropriate, as retaining the named officers was important to the transformative agenda and growth initiatives of our company. In light of the foregoing, the annual base salaries for the named officers were increased, as follows:

Named Executive Officers	2012 Base Salary	2013 Base Salary	Percentage Increase
Mr. Ball	$1,000,000	$1,035,000	3.5%
Mr. Davies	430,000	450,000	4.7%
Dr. Ramachandra	520,000	533,000	2.5%
Mr. Stober(1)	n/a	450,000	n/a
Mr. Werner	458,000	467,200	2.0%

(1)
Mr. Stober became a named officer on April 15, 2013, when he was promoted to Senior Vice President.

Annual Cash Incentive Award

        Executives have an opportunity to earn an annual cash incentive award. When added to the base salary (total cash compensation), the committee targets the median of the competitive market. The goal of our annual cash incentive plan for the named officers is to establish a significant link between the award and our success by rewarding participants when we achieve or exceed established financial goals and business objectives. Target opportunities are set at the market median with actual values determined by individual performance and performance against business goals and objectives.

        Our named officers participate in the 2004 Hospira, Inc. Performance Incentive Plan, as amended (the "Performance Incentive Plan"). The committee determines the participants in the Performance Incentive Plan each year.

        The Performance Incentive Plan, as amended, originally approved by our shareholders in 2005, is designed to allow for awards to be tax deductible under the requirements of Section 162(m) of the Internal Revenue Code. The Performance Incentive Plan provides for a base award equal to 2.0% of our earnings before interest, taxes, depreciation and amortization (EBITDA) for our chief executive officer and 1.0% for each other named officer. In determining actual awards under the Performance Incentive Plan, the committee has the discretion to reduce, but not increase, actual awards from the base awards. In practice, the committee has exercised its discretion to substantially reduce the actual awards from the base awards each year. In exercising this discretion and determining actual awards, the committee establishes goals at the beginning of each performance period and, at the February meeting after completion of the performance period, measures performance against those goals. The committee has generally established the same corporate goals and goal weightings for named officers under the performance incentive plan as those corporate goals and goal weightings used for determining awards cascaded to other levels of management. While the committee consults with management in connection with the establishment of these goals, the committee has the sole discretion to set, and measure performance against, these goals.

        In 2013, the compensation committee approved the addition of an individual performance modifier for Performance Incentive Plan participants. Each executive receives a different individual performance modifier, tailored to the individualized goals set for each executive. The CEO may adjust a participant's annual cash incentive by applying the individual performance modifier for each participant, except Section 16 officers and the general counsel. The compensation committee applies the tailored individual performance modifier for Section 16 officers and our company's general counsel. For named officers, the calculated incentive payout, based on company performance, can be adjusted based on achievement of tailored individual performance goals set for each named officer. No award is earned if an individual fails to meet established minimum level performance.

        Using the structure of our annual cash incentive program, the committee reviews and approves for each officer a target award determined as a percentage of the officer's base salary, which is earned based on performance against Hospira adjusted net income and corporate performance goals ("CPG"). Those net income and corporate performance goals are initially recommended by management, who then presents such goals to the full board of directors. The full board approves the final performance measures and weighting. Officers may earn more than the target award (up to a maximum set by the committee of two times the target award) if goals are exceeded, or less than the target award if goals are not achieved at the target level, but achieved above a threshold level set by the committee (payment at the threshold level is up to one-half of the target award).

        In 2013, the committee continued to utilize a funding mechanism established in 2012, under which no payouts are awarded under the program unless our company achieves a threshold level of adjusted net income. This funding concept ensures that Hospira achieves a threshold level of profitability prior to beginning to fund the annual cash incentive pool, and that the entire program will be self-funded.

        The 2013 financial goals were established by the full board to focus executive attention and action on financial and business performance, which the board believed would deliver shareholder return and long-term growth. In establishing these financial goals, the full board consulted with management, reviewed our company's 2013 business plan and then set the financial goals, based upon the execution of the business plan. Thus, it is the board that sets the financial goals and the following measures on which to assess our company's performance.

Performance Incentive Plan Measures and Weighting	Description	Justification for Measure
Adjusted net income (80%)*	Our adjusted net income means our net income determined in accordance with generally accepted accounting principles, adjusted for certain specified items that are described below and in our earnings press releases.	This measure provides a focus on profitable growth and expense control, and serves as a strong indicator of sustained performance over the long-term. This measure provides greater transparency into Hospira's ongoing results of operations.
Corporate Performance Goals (20%)	For 2013, our corporate performance goals focused on the successful achievement of the following:
	Goal 1: Driving Operational Excellence—achieve high global service level performance. (20%)	Service level recovery drives customer satisfaction and paves the way for market-share growth.
	Goal 2: Achieve Vizag, India Manufacturing Milestone—Achieve Vizag milestones. (20%)	The Vizag facility is a key driver in the plan to expand capacity and increase margins.
	Goal 3: MMS Remediation—Develop milestones for device strategic master plan, and execute plan to identified milestones with effectiveness checks. (20%)	Delivering on the device plan is essential to the future success of Hospira's device business.
	Goal 4: EPO Clinical Study Enrollment—Complete enrollment of both the IV and SQ single dose vial studies on time per 2013 Plan (20%)	The U.S. EPO program is an important future growth driver.

Goal 5: Expanding Global Footprint to Maximize Hospira's Available Market and Driving Continuous Improvement—successfully increase market share by qualifying our existing products into countries we currently serve while meeting our regulatory and quality standards. (20%)

Hospira's global expansion program is a key growth driver and means to expand our company's international commercial footprint.

*
For a numerical description of how this measure is calculated, see below, the table captioned "Hospira Performance Incentive Plan Measures."

        For each measure, the board established a threshold, target and maximum level of performance. Maximum levels and potential payouts were established to encourage above-goal performance and results that exceed expectations. Similarly, we believe that if we do not meet our target goals that are established to generate shareholder return and long-term growth, management annual cash incentive payments should be reduced accordingly. The following table lists the performance measures, weightings, and related threshold, target, and maximum goals for 2013, as well as actual results.

Hospira Performance Incentive Plan Measures

Performance Incentive Plan Measure	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual/ Achievement relative to goals	Payout Amount
Adjusted Net Income (80%)(1)	$332	$348 - 357	$510	Above Threshold	93.5%
Corporate Performance Goals (20%)(2)	Varies	100%	Varies	Above Target	93.5%
Aggregate					93.5%

(1)
For 2013, adjusted net income for Hospira was calculated from the net loss recorded by Hospira in its financial statements (as calculated in accordance with generally accepted accounting principles) of $8.3 million, adjusted for the following items: $167.9 million for device strategy charges, a gain of $3.4 million for facilities optimization, $48.6 million for the amortization of certain intangible assets, $10.8 million for the impairment of certain assets, $86.4 million for certain quality and product related charges, $14.6 million for capacity expansion related charges, $5.4 million for other restructuring charges, $2.8 million for acquisition and integrated related charges, and $22.8 million for early debt extinguishment charges. The items are shown net of tax of $156.6 million for the year ended December 31, 2013, based on the statutory tax rates in the various tax jurisdictions in which the items occurred. The foregoing adjustments resulted in adjusted net income of $347.6 million, which is the same adjusted number that was communicated when our company publicly announced its annual results.

(2)
The following table provides a description of how the Hospira corporate performance goals were measured (actual achievement was 155%; negative discretion was applied so that achievement did not exceed adjusted net income funding level of 93.5%):

Hospira Corporate Performance Goal Measure

Performance Measure	Weighting	Actual
Driving Operational Excellence
achieve high global service level performance	20%	200%
Achieve Vizag, India Manufacturing Milestones
achieve Vizag milestones	20%	200%
MMS Remediation
develop milestones for device strategic master plan, and execute plan to identified milestones	20%	0%
Advancing Development of EPO
advance the development of EPO to assure FDA regulatory submission before the end of 2013	20%	200%
Expanding Global Footprint to Maximize Hospira's Available Market and Driving Continuous Improvement
successfully increase market share by qualifying our existing products into countries we currently serve while meeting our regulatory and quality standards	20%	175%

        For the annual cash incentive awards, the committee applies the two components approved by the board, adjusted net income goal achievement and overall corporate performance goal achievement. In 2013, the Hospira adjusted net income goal was achieved at 93.5%. The corporate performance goal was achieved at 155%. Downward adjustment was applied to achievement of corporate performance goals to align with the adjusted net income achievement level of 93.5%. Thus, based on achievement of the adjusted net income goal and corporate performance goals, the committee approved the following 2013 annual cash incentive goals at 93.5% of target. The committee then applied the individual performance modifier for the named officers. The individual performance modifier is based on each named officer's individual contribution to the various goals and objectives approved by the committee for each officer, based on his ability to manage his functional area, as well as for such named officer's contribution to the overall operations of our company. The individual performance modifier can be determined anywhere in the range of zero to 150% for the named officers.

Name	Annual Incentive Plan Target (% of Salary)	Annual Incentive Plan Target ($)	Annual Incentive Plan Maximum (% of Salary)	Annual Incentive Plan Maximum ($)	Actual 2013 Annual Incentive Award (% of Salary)(3)	Actual 2013 Annual Incentive Award ($)
Mr. Ball	120%	$1,230,692	240%	$2,461,384	145.9%	$1,495,906	(1)
Mr. Davies	70%	311,231	140%	622,462	81.8%	$363,751
Dr. Ramachandra(2)	80%	343,840	160%	687,680	93.5%	$401,863
Mr. Stober	70%	302,750	140%	605,500	81.8%	$353,839
Mr. Werner	80%	371,778	160%	743,556	74.8%	$347,612

(1)
This award does not include $500,000, which represents Mr. Ball's achievement of the "improved customer service levels" goal under the CEO milestone incentive plan, as described in the section, Chief Executive Officer Milestone Incentive Award, below.

(2)
Dr. Ramachandra's Annual Incentive Plan Target ($) reflects the fact that he resigned his employment on March 8, 2013 and was rehired on May 17, 2013.

(3)
These awards reflect the application of the individual modifier by the board.

Chief Executive Officer Milestone Incentive Award

        In addition to the regular annual cash incentive grant, on July 19, 2013, the board approved a milestone-based cash incentive award for Mr. Ball, payable under our Performance Incentive Plan. The award provides for a cash incentive payment if certain strategic and operational performance goals are met before December 31, 2014. The performance goals were chosen to reflect five key performance drivers for Hospira that are expected to drive current and future growth and profitability, including achievement of specific metrics associated with each of the following performance goals:

  •
  improved customer service levels;

  •
  progressing our company's biosimilar erythropoietin (EPO) program;

  •
  start-up of manufacturing at our company's Vizag, India, plant;

  •
  filing regulatory submissions under the global expansion program; and

  •
  new device product submissions.

        The five performance goals are equally weighted, and achievement of each goal before December 31, 2014, will result in a payment of $500,000 per performance goal achieved, with a maximum payout of $2.5 million if all five goals are achieved within the established time period. Under the terms of the award, payment would occur no later than 2-1/2 months after the end of the fiscal year in which the performance goal is achieved. If a specific performance milestone is not achieved by December 31, 2014, a payout will not be earned. The board believes these performance goals are critical to driving the achievement of these key operational and strategic objectives in a timely manner, leading to long-term growth and shareholder value. At its February 2014 meeting, the committee measured performance against the goals. For the one-time cash incentive award to Mr. Ball, the committee determined that the "improved customer service levels" goal was achieved as of December 31, 2013 and accordingly, $500,000 was awarded to Mr. Ball.

 2004 Long-Term Stock Incentive Plan Award

        Under our pay philosophy, the committee may award grants of time-vested restricted stock or restricted stock units, stock options, or performance-based awards to address retention or significant market compensation shortfalls. To enhance its ability to pay for performance and to motivate management to achieve long-term goals, the committee has, historically, split the long-term incentive award to executive officers into two equal components: performance share units and stock options.

        The compensation committee evaluates the structure of long-term equity compensation annually to ensure that the program is aligned with our strategies, business needs, and shareholder interests. In 2013, the committee modified the structure of the long-term incentive program. Awards made in 2013 were granted in the form of: performance share units, stock options, and time-vested restricted stock unit awards, each representing one-third of each executive's long-term incentive value.

        In making this change, the committee took into account prevailing market practice and the need to motivate and retain our company's critical management team during this transformative period in order to drive shareholder value over the long term. These allocations are intended to incentivize the named officers while reinforcing the performance orientation of our pay program by delivering a significant portion of the award opportunity in the form of awards with pre-established performance conditions. In addition, we view stock options as an important tool in aligning the long-term interests of employees with shareholders, as recipients only benefit if the stock price appreciates over the long-term. And, with the addition of restricted stock units, we believe that there is a stronger balance of the performance orientation of our program with the importance of maintaining stability in our management team.

        In determining the amount of long-term equity granted to each NEO in 2013, the committee reviewed analyses provided by Towers Watson. The committee generally targeted overall award levels at the 50th to the 75th percentile of competitive practice for the previously discussed peer group and published survey data. In addition, the committee considered prior award levels, the importance of the named officers to the transformative agenda of our company, and the committee's intent to focus on variable compensation.

        During 2013, the committee granted long-term incentive awards to the named officers, as follows:

Name	Date of Award	Performance Share Units ($ Value of Award)	Stock Options ($ Value of Award)	Time-Vested Restricted Stock Units ($ Value of Award)		Performance Restricted Stock Units ($ Value of Award)
Mr. Ball	February 27, 2013	$1,933,328	$1,933,330	$1,933,339		$1,000,009
Mr. Davies	February 27, 2013	$466,652	$466,670	$766,683	(2)	$250,008
Dr. Ramachandra	June 28, 2013(1)	$666,652	$666,668	$666,652		$250,004
Mr. Stober	February 27, 2013	$466,662	$466,670	$766,683	(2)	$250,008
Mr. Werner	February 27, 2013	$600,003	$600,002	$599,989		$250,008

(1)
Dr. Ramachandra did not receive an award at the February 27, 2013 meeting due to his voluntary resignation of employment, as of March 8, 2013. On May 17, 2013, however, Dr. Ramachandra was rehired and he received stock options, performance share units, restricted stock units and performance restricted stock units. Consistent with our policy for equity grants to newly hired employees, the grant date for Dr. Ramachandra was June 28, 2013, which was the last trading day of the quarter in which he was rehired.

(2)
Messrs. Davies and Stober received additional restricted stock unit awards valued at $300,009 to recognize efforts in supporting Hospira's transformative agenda.

        Timing of Awards.    For 2013, the grant date for the long-term incentive award was the day of the conclusion of the February board meeting. The timing of awards is not coordinated with the release of material non-public information. The timing of awards is included in a policy approved by the committee. For employees hired or promoted after the date of the annual grant, any awards made because of the hiring or promotion of such employee are awarded on the final New York Stock Exchange trading day of the quarter in which the hire or promotion occurs.

        Performance Share Units.    Performance share units are earned based on the achievement of total shareholder return over a three-year performance period relative to the performance of a pre-established peer group. The peer group consists of the companies included in the S&P 500 Health Care index, excluding those companies classified as Managed Care Providers, which the committee believes represent a substantively different industry segment. For the 2013 grant, the peer group included the following companies:

Abbott Laboratories	Hospira, Inc.
Agilent Technologies, Inc.	Intuitive Surgical Inc.
Alexion Pharmaceuticals Inc.	Johnson & Johnson
Allergan, Inc.	Laboratory Corp. of America Holding
AmerisourceBergen Corp.	Life Technologies Corp.
Amgen	Lilly (Eli) & Co.
Baxter International Inc.	McKesson Corp.
Becton Dickinson & Company	Medtronic Inc.
Biogen Idec Inc.	Merck & Co.
Boston Scientific Corp.	Mylan Inc.
Bristol-Myers Squibb	Patterson Cos. Inc.
Cardinal Health Inc.	PerkinElmer
Carefusion Corp.	Perrigio Company
Celegene Corp.	Pfizer Inc.
Cerner Corp.	Quest Diagnostics
Covidien plc	St Jude Medical, Inc.
CR Bard Inc.	Stryker Corp.
DaVita Healthcare Partners Inc.	Tenet Healthcare Corp.
Dentsply International	Thermo Fisher Scientific
Edwards Lifesciences Corp.	Varian Medical Systems
Express Scripts Inc.	Waters Corporation
Forest Laboratories, Inc.	Watson Pharmaceuticals Inc.
Gilead Sciences, Inc.	Zimmer Holdings

        This peer group is broader than the peer group that the committee uses to benchmark pay because the committee believes a broader group provides a more robust assessment of overall industry market performance. The committee selected total shareholder return as the sole performance measure for performance share units because it believes total shareholder return is a transparent representation of our company's performance and value creation for the shareholders.

        Under the performance share unit program, participants receive target awards based on the competitive market and the committee's assessment of the total compensation. The target award generally will be paid out if, at the end of the performance period, Hospira's total shareholder return for the three-year period is at the median of the peer group. Participants may receive up to two times the target award if Hospira's total shareholder return reaches or exceeds the 75th percentile of the peer group. Correspondingly, if Hospira's total shareholder return is below median, participants may receive a lesser award. No award will be earned if Hospira's total shareholder return falls below the threshold established by the committee, which is the 25th percentile.

        The payment levels at various percentile rankings against the peer companies are shown in the following table:

Hospira Percentile Rank	% of Units Received
75th	200%
70th	180%
65th	160%
60th	140%
55th	120%
50th	100%
45th	85%
40th	70%
35th	55%
30th	40%
25th	25%
<25th	0%

  2011-2013 Performance Award

        No payout was made under the 2011-2013 performance awards as total shareholder return for this period did not exceed the 25th percentile of the comparator group.

  2012-2014 Performance Award

        For the 2012-2014 performance award cycle, participants may earn a portion of the performance share units at the end of each year (interim measurement periods) based on Hospira's total shareholder return for those years and Hospira's percentile ranking for these interim measurement periods. The maximum interim amount that may be earned for each of the two interim measurement periods is one-quarter of the performance share units originally granted. Any award earned for an interim period does not vest until the end of the full three year performance period. Given Hospira's relative total shareholder return, no interim awards for 2012 or 2013 have been earned.

  2013-2015 Performance Award

        In its continual focus on long-term growth with the ability to retain key employees, the committee re-evaluated the design of the performance share unit program for the 2013-2015 performance award period. Taking into account other changes made to our long-term incentive program such as the grant of time-vested restricted stock units, the committee removed the interim award feature for performance share unit awards granted in 2013, to avoid payout in the short-run. Unlike grants made in 2012, performance share unit awards will vest only, in whole or in part, at the end of the three-year performance cycle based on the three-year total shareholder return percentile ranking as measured against the peer group.

        During 2013, the committee awarded performance share units to the named officers, as follows:

Name	Date of Award		Number of Target Shares Underlying Award(#)	Value of Award(1)($)
Mr. Ball	February 27, 2013		65,227	$1,933,328
Mr. Davies	February 27, 2013		15,744	466,652
Dr. Ramachandra	June 28, 2013	(2)	17,142	666,652
Mr. Stober	February 27, 2013		15,744	466,652
Mr. Werner	February 27, 2013		20,243	600,003

(1)
Amount represents the grant date fair value of the award. For further details, please see Note 1 to the "Summary Compensation Table" later in this proxy statement.

(2)
Dr. Ramachandra did not receive any awards at the February meeting because of his voluntary resignation of employment as of March 8, 2013. On June 28, 2013, he did receive an award of performance share units, pursuant to his rehire on May 17, 2013.

        Despite the 2013 award, the named executive officers had no performance share units that were earned and/or vested in 2013. In fact, based on Hospira total shareholder return, as of December 31, 2013, no performance share units vested from the 2011, 2012 or 2013 performance share unit awards, resulting in the named officers not realizing any actual benefit from the performance share units granted over the last three years.

        An officer whose employment is terminated before the performance share units vest will forfeit the unvested units, unless the termination is due to death, disability, retirement (as defined in the 2004 Long-Term Incentive Stock Plan, or, the Plan).Vested units, if any, will be forfeited if the officer voluntarily terminates or is terminated for cause. The committee believes that, overall, these 2013 compensation changes made by the committee continue to enhance the retention value of the long-term incentive program, while maintaining its performance orientation in alignment with shareholder interests.

        Stock Options.    We view stock options as an important tool in aligning the long-term interests of our shareholders and employees, as recipients only benefit if the stock price appreciates over the long-term. Stock options are awarded annually to all management employees, including named officers. During 2013, the committee awarded stock options to the named officers, as follows:

Name	Date of Award		Number of Shares Underlying Award(#)	Value of Award(1)($)
Mr. Ball	February 27, 2013		235,772	$1,933,330
Mr. Davies	February 27, 2013		56,911	466,670
Dr. Ramachandra	June 28, 2013	(2)	58,531	666,668
Mr. Stober	February 27, 2013		56,911	466,670
Mr. Werner	February 27, 2013		73,171	600,002

(1)
Amount represents the grant date fair value of the award. The options granted on February 27, 2013, have an exercise price of $28.95. The options granted on June 28, 2013, have an exercise price of $37.36. For further details, please see Note 1 to the "Summary Compensation Table" later in this proxy statement.

(2)
Dr. Ramachandra did not receive any awards at the February 2013 meeting because of his voluntary resignation of employment as of March 8, 2013. On June 28, 2013, he received an award of stock options, pursuant to his rehire on May 17, 2013.

        The exercise price of stock options is the average of the high and low trading prices of Hospira common stock on the grant date of the award, which we believe is an appropriate measure of the market price of Hospira common stock. The method of setting the exercise prices is determined through a policy approved by the committee. Prior to the 2011 grant, one-third of the stock options vested each year. The stock options granted in 2011 and after, generally vest equally over a four-year period, and have a seven-year term. An officer whose employment is terminated before the stock options fully vest will forfeit the unvested options, unless where the termination is due to death, disability, or retirement (at age 55 with 10 years of service), and options that are vested at the time of termination will be exercisable for only three months following the termination date.

        Time-Vested Restricted Stock Units.    In 2013, the committee added time-vested restricted stock unit awards to the mix of long-term incentives. The committee took into account prevailing market practice and the need to motivate and retain our company's critical management team in order to drive shareholder value over the long term. With the addition of restricted stock units, we believe the importance of maintaining stability in our management team is balanced with the performance orientation of our program. Thus, we believe including time-vested restricted stock units strengthens our retention of key individuals, and better incentivizes them to achieve our strategic agenda. The restricted stock units vest over a three-year period from the date of grant in equal installments of one-third per year, based on continued employment. An officer whose employment is terminated before the restricted stock units vest will forfeit the unvested units, unless the termination is due to death, disability or retirement (at age 55 with 10 years of service). Vested units may be forfeited if the officer is terminated for cause.

        The committee awarded time-vested restricted stock units to the named officers, as follows:

Name	Date of Award(1)		Number of Shares Underlying RSUs(#)	Value of RSUs($)
Mr. Ball	February 27, 2013		66,782	$1,933,339
Mr. Davies	February 27, 2013		26,483	766,683
Dr. Ramachandra	June 28, 2013	(2)	17,844	666,652
Mr. Stober	February 27, 2013		26,483	766,683
Mr. Werner	February 27, 2013		20,725	599,989

(1)
Messrs. Davies and Stober received additional restricted stock unit awards valued at $300,009 to recognize efforts in supporting Hospira's transformative agenda.

(2)
Dr. Ramachandra did not receive any awards at the February 2013 meeting because of his voluntary resignation of employment, as of March 8, 2013. He received, however, on June 28, 2013, an RSU award, following his rehire on May 17, 2013.

Performance-Based Restricted Stock Units

        In 2013, the committee approved a one-time performance-based restricted stock unit award for our named officers (also known as, the "Team Hospira" award), and the board approved the committee's recommendation to include the CEO as a recipient, as well. In granting this award, the board and the committee wished to further align executives' interests with value creation for shareholders and the need to maintain continuity during this transformative period. The vesting trigger for these performance-based restricted stock units is a stock price that represents a 20% increase over the stock price on the date of grant. Hospira's average stock price over 30 consecutive trading days must be at or above that vesting trigger price in order for the awards to be earned. However, even after the stock price trigger is met, an officer must remain employed with our company through the third anniversary of the grant. An executive whose employment is terminated before the third-year anniversary of the date of grant will forfeit the shares, unless the termination is due to death, disability, retirement (at age 55 with 10 years of service), or termination by Hospira without cause. The committee believes this performance-based stock award is consistent with the goal of the executive compensation program to create value for our shareholders and retain and motivate our officers.

        The committee awarded performance-based restricted stock units to the named officers, as follows:

Name	Date of Award		Number of Shares Underlying Award(#)	Value of Award(1)($)
Mr. Ball	February 27, 2013		48,263	$1,000,009
Mr. Davies	February 27, 2013		12,066	250,008
Dr. Ramachandra	June 28, 2013	(1)	9,101	250,004
Mr. Stober	February 27, 2013		12,066	250,008
Mr. Werner	February 27, 2013		12,066	250,008

(1)
Dr. Ramachandra did not receive any awards at the February 2013 meeting because of his voluntary resignation of employment, as of March 8, 2013. On June 28, 2013, he received an award of performance-based restricted stock units, pursuant to his rehire on May 17, 2013.

        On June 13, 2013, our company achieved the 30 day average stock price trigger of $34.74, which represented 20% stock price appreciation from the stock price at grant, $28.95. Although the awards were earned once the stock trigger price was met, the three year vesting period from the date of grant, or February 26, 2016, must be reached before the named officers will receive the shares. The vesting trigger for Dr. Ramachandra's shares had not occurred, as of December 31, 2013.

Other

Executive Compensation Recovery Policy

        Our company's executive compensation recovery policy (adopted in 2009) allows for the recoupment of any bonus, equity-based award or other compensation given to a current or former officer, as defined in the policy, in the event of a restatement of our company's published financial results. Under the policy, if the board determines that any compensation was made to one of the covered officers based on later restated published financial statements, our company may adjust such compensation within 60 months of the restatement, and may seek to recover the part of any compensation that was paid, based upon the financial performance in the published financial statements that were subsequently restated. The named officers are included within this policy. If the individual fails to repay any amount required under this policy, our company may pursue appropriate legal remedies to recoup such amount. Our company may set-off the amount owed against any amount or award that would otherwise be granted to the individual or reduce any future compensation or benefit to such individual.

Change of Control Agreements and Severance Pay

        We have in place individual change of control agreements with the named officers. These agreements are described later in this proxy statement under "Potential Payments upon Change of Control." The agreements are designed to retain the named officers and provide continuity of management if there is an actual or threatened change of control, and to ensure that their compensation and benefit expectations would be satisfied in that event.

        In addition to the individual change of control agreements, our Hospira Corporate Officer Severance Plan, which, in 2013, was renamed the Hospira Executive Officer Severance Plan, provides severance pay and benefits to our senior officers. The plan covers all our named officers. This severance plan is described later in this proxy statement under "Potential Payments upon Involuntary Severance." Payouts under this plan are made to a participant whose employment with us terminates involuntarily, but will not be made if better benefits are available under an individual's change of control agreement. Upon evaluation with the consultant, the committee believes that overall, the agreements and plan are consistent with competitive market practice in both form and value. We have no other severance agreements or plans for the named officers.

Non-Qualified deferred compensation plan

        The named officers and other highly compensated employees are eligible to participate in the Hospira Non-Qualified Savings and Investment Plan, a non-qualified deferred compensation plan that is not funded (the "NQ plan"). The NQ plan allows the participants to defer amounts in excess of the limits imposed on 401(k) plans by the Internal Revenue Code. Our contributions under this plan are identical to the contributions under our Hospira 401(k) Retirement Savings Plan (the "qualified 401(k) plan"). A participant who defers the following percentages receives the following employer contributions (both stated as a percentage of the employee's compensation):

Employee Contributions	Employer Matching Contributions
2.0%	5.0%
3.0%	6.0%
4.0%	6.5%
5.0%	7.0%

        This NQ plan's definition of compensation is the same as our qualified 401(k) plan, which includes regular base pay, sales commissions, overtime, shift differentials and paid absences, but excludes discretionary bonuses. It also includes compensation deferred under this plan. Participants always are vested in the amounts they defer under the plan. Our contributions vest after three or more years of qualified plan service, the date the participant attains age 55, or upon termination of the plan following a change of control, whichever occurs first. Under these conditions, Mr. Ball, Dr. Ramachandra, and Mr. Werner are fully vested in our contributions under this plan.

        The participant will receive payment of the participant's vested account balance on retirement (at age 55 with 10 years of service), death or other termination of employment. Payments are made in a lump sum or, if chosen by the participant, in annual installments not to exceed 10 years. The participant may choose an earlier distribution by specifying a specific date for benefit payments to begin. Within certain limits, the participant also may request an emergency payment in the case of an unforeseeable emergency such as a sudden and unexpected illness, accident, or loss of property that results in severe financial hardship. Amounts deferred under the NQ plan are credited with investment returns based on investment alternatives chosen by the participant, and the participant's account reflects the investment returns of the chosen investment alternatives. The alternatives are similar to those offered under our qualified 401(k) plan. However, the participants have no ownership interest in any of the investment alternatives.

        We adopted this NQ plan to allow our executive officers and other highly compensated employees to save for retirement, which we believe is consistent with competitive market practice.

        Other than the NQ plan, we currently do not offer a deferred compensation plan, except the qualified Hospira 401(k) Retirement Savings Plan, which allows Hospira executives to participate up to the annual IRS limits on the same terms as all other employees. We offer other benefit plans, such as health, life and disability insurance, to all our officers on the same basis as to all other employees.

Executive Share Retention and Ownership Guidelines

        In order to promote equity ownership and further align the interests of management with Hospira's shareholders, we have share retention and ownership guidelines for senior management.

Under these guidelines, officers are encouraged to make a substantial investment in stock of our company. The requirements for our officers, based on the officer's position at Hospira are, as follows:

	Minimum Share Ownership Requirement the Lesser of:
Position	Number of Shares	Number of Shares with an Aggregate Value Equal to the Following Multiple of the Officer's Salary
Chief Executive Officer	125,000	5X
Senior Vice Presidents	25,000	3X
Corporate Vice Presidents	12,500	2X

        The determination of the aggregate value of Hospira common stock under these guidelines is based on a 200-day average price of Hospira common stock. These share ownership requirements are reviewed periodically. The officers are expected to meet their ownership requirement within five years of becoming a corporate officer. The target number of shares can be satisfied with stock held through the Hospira 401(k) Retirement Savings Plan, restricted stock, and earned or vested performance share units. If the guideline is not met within the required time frame, the officer will be required to hold all stock from stock option exercises and restricted share vestings (in both cases, less shares withheld to pay taxes, or the cost of exercise) until the guideline is met. Hospira's named officers have met their minimum ownership guidelines. Officers and directors are prohibited from engaging in any hedging transactions involving Hospira securities, holding Hospira securities in a margin account, or otherwise pledging Hospira securities as collateral for a loan.

Internal Revenue Code Section 162(m)

        Under Section 162(m) of the Internal Revenue Code, Hospira may not take a federal income tax deduction for compensation paid in excess of $1 million to its chief executive officer or any of its four other highest paid executive officers. This limitation does not apply, however, to "performance-based" compensation, as defined under the Federal tax laws, under a plan approved by shareholders. Stock options, performance share units, performance-based restricted stock units and Hospira's annual incentive awards generally qualify as "performance-based" compensation, as these awards are made under a plan approved by shareholders and are, therefore, fully deductible.

        The committee considers the anticipated tax treatment to Hospira and its executive officers when reviewing executive compensation. The deductibility of some types of compensation payments can depend upon the timing of an executive's vesting or exercise of previously granted rights. Interpretations of, and changes in, applicable tax laws and regulations, as well as other factors beyond the committee's control, also can affect deductibility of compensation.

        The committee will continue to assess alternatives for preserving the deductibility of compensation payments and benefits. However, the committee will not necessarily seek to limit executive compensation to amounts deductible under Section 162(m), since the committee wishes to maintain the flexibility to structure compensation programs in ways that best promote the interests of Hospira and its shareholders.

COMPENSATION COMMITTEE REPORT

        The compensation committee has reviewed and discussed the 2013 Compensation Discussion and Analysis included in this proxy statement with Hospira's management. Based on such review and discussions, the committee recommended to Hospira's board of directors that the 2013 Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE
Roger W. Hale, Chair
Connie R. Curran, RN, Ed.D
Jacque J. Sokolov, M.D.
Heino von Prondzynski

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table presents information on the compensation awarded to, earned by or paid to the named officers.

Name and Principal Position	Year	Salary($)	Bonus($)	Option Awards(1)($)	Stock Awards(1)($)	Non-Equity Incentive Plan Compensation($)		Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation(3)($)	Total($)
F. Michael Ball,	2013	$1,025,577	—	$1,933,330	$4,866,676	$1,995,906	(2)	—	$70,794	$9,892,283
Chief Executive Officer	2012	993,269	—	3,715,801	3,480,019	518,486		—	73,976	8,781,551
and Director	2011	731,250	—	2,450,000	8,958,829	117,000		—	79,928	12,337,007
Richard Davies(5),	2013	444,615	—	466,670	1,483,343	363,751		—	56,868	$2,815,247
Senior Vice President, Chief Commercial Officer	2012	384,503	200,000	900,000	975,000	117,081		—	140,704	2,717,288
Sumant Ramachandra(4),	2013	429,800	—	666,668	1,583,308	401,863		—	42,050	$3,123,689
Senior Vice President,	2012	511,788	—	950,000	950,000	178,102		—	35,700	2,625,590
Chief Scientific Officer	2011	489,500	—	550,000	550,000	39,160		—	34,264	1,662,924
Matthew R. Stober(5),	2013	432,500	—	466,670	1,483,343	353,839		—	30,275	$2,766,627
Senior Vice President, Operations
Thomas E. Werner,	2013	464,723	—	600,002	1,450,000	347,612		—	31,273	$2,893,610
Senior Vice President,	2012	454,500	—	700,000	700,000	158,166		—	30,582	2,043,248
Finance and Chief Financial Officer	2011	445,000	—	500,000	500,000	35,600		—	30,960	1,511,560

(1)
The value of Hospira performance share unit, stock option, performance restricted stock and restricted stock awards is determined using the Monte Carlo simulation model, the Black-Scholes stock option valuation model, and the closing market price of Hospira common stock on the grant date, respectively, consistent with the calculation of compensation expense in Hospira's consolidated statements of income (loss) and comprehensive income (loss) for the year ended December 31, 2013 included in its consolidated audited financial statements contained in Hospira's 2013 Annual Report to Shareholders. Please see Note 24 to our company's financial statements on its Annual Report on Form 10-K for the year ended 2013, for a description of the assumptions used in making these calculations.

(2)
This award includes the CEO milestone incentive award, as described in the section captioned "2013 Compensation Discussion and Analysis—Hospira Compensation Elements—Annual Cash Incentive Award—Chief Executive Officer Milestone Incentive Award." The award establishes five performance goals and provides that Mr. Ball will receive $500,000 upon the achievement of each goal that is achieved before December 31, 2014. One of the five goals was achieved during 2013, entitling Mr. Ball to receive $500,000, payable in March 2014.

(3)
These amounts represent Hospira's contributions to the named officers' accounts in the Hospira 401(k) Retirement Savings Plan and the Hospira Non-Qualified Savings and Investment Plan, respectively, as follows: M. Ball: $17,850/$52,944; R. Davies: $17,850/$12,115; S. Ramachandra: $10,570/$11,480; M. Stober: $8,467/$21,808; and T. Werner: $16,179/$15,094.

The amount listed for Mr. Davies includes $26,903 that was paid to compensate him for the remaining expenses he incurred in relocating to Illinois, which includes $8,703 in related tax gross-up payments. The amount listed for Dr. Ramachandra includes a vacation payout of $20,000 from his voluntary resignation of employment effective March 8, 2013.

(4)
On March 8, 2013, Dr. Ramachandra voluntarily resigned his employment from Hospira, and all benefits and incentives were terminated per our company's policies. Dr. Ramachandra did not receive an award at the February 27, 2013 meeting due to his voluntary resignation of his employment, as of March 8, 2013. On May 17, 2013, however, Dr. Ramachandra was rehired and he received stock options, performance share units, restricted stock units and performance restricted stock units. Consistent with our policy for equity grants to newly hired employees, the equity grant date for Dr. Ramachandra is June 28, 2013, which is the last trading day of the quarter in which he was rehired. Dr. Ramachandra's Non-Equity Incentive Plan Compensation ($) reflects the fact that he resigned his employment on March 8, 2013 and was rehired on May 17, 2013.

Grants of Plan-Based Awards During 2013

        The following table provides information regarding each plan-based award made to our named officers during 2013.

				Estimated Possible Payouts under Non-Equity Incentive Plan Awards				Estimated Future Payouts under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)			Grant Date Fair Value of Stock and Option Awards(4) ($)
													Exercise Price of Option Awards ($/Sh.)	Closing Market Price on Grant Date
			Board/ Committee Approval Date
Name	Grant Date			Threshold ($)		Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Ball	2/27/13	(5)	2/27/13	—		—	—	—	—	—	—	235,772	$28.95	$29.02	$1,933,330
	2/27/13	(6)	2/27/13	—		—	—	—	—	—	48,263	—	—	—	1,000,009
	2/27/13		2/27/13	—		—	—	—	—	—	66,782	—	—	—	1,933,339
	2/27/13	(7)	2/27/13	—		—	—	16,307	65,227	130,454	—	—	—	—	1,933,328
				615,346	(1)	1,230,692	2,461,384	—	—	—	—	—	—	—	—
				500,000	(2)	500,000	2,500,000
Mr. Davies	2/27/13	(5)	2/27/13	—		—	—	—	—	—	—	56,911	28.95	29.02	$466,670
	2/27/13	(6)	2/27/13	—		—	—	—	—	—	12,066	—	—	—	250,008
	2/27/13		2/27/13	—		—	—	—	—	—	26,483	—	—	—	766,683
	2/27/13	(7)	2/27/13	—		—	—	3,936	15,744	31,488	—	—	—	—	466,652
				155,616		311,231	622,462	—	—	—	—	—	—	—	—
Dr. Ramachandra	6/28/13	(5)	6/28/13	—		—	—	—	—	—	—	58,531	37.36	38.31	$666,668
	6/28/13	(6)	6/28/13	—		—	—	—	—	—	9,101	—	—	—	250,004
	6/28/13		6/28/13	—		—	—	—	—	—	17,844	—	—	—	666,652
	6/28/13	(7)	6/28/13	—		—	—	4,286	17,142	34,284	—	—	—	—	666,652
				171,920		343,840	687,680	—	—	—	—	—	—	—	—
Mr. Stober	2/27/13	(5)	2/27/13	—		—	—	—	—	—	—	56,911	28.95	29.02	$466,670
	2/27/13	(6)	2/27/13	—		—	—	—	—	—	12,066	—	—	—	250,008
	2/27/13		2/27/13	—		—	—	—	—	—	26,483	—	—	—	766,683
	2/27/13	(7)	2/27/13	—		—	—	3,936	15,744	31,488	—	—	—	—	466,652
				151,375		302,750	605,500	—	—	—	—	—	—	—	—
Mr. Werner	2/27/13	(5)	2/27/13	—		—	—	—	—	—	—	73,171	28.95	29.02	$600,002
	2/27/13	(5)	2/27/13	—		—	—	—	—	—	12,066	—	—	—	250,008
	2/27/13		2/27/13	—		—	—	—	—	—	20,725	—	—	—	599,989
	2/27/13	(7)	2/27/13	—		—	—	5,061	20,243	40,486	—	—	—	—	600,003
				185,889		371,778	743,556	—	—	—	—	—	—	—	—

(1)
This award described in the columns under "Estimated Possible Payouts under Non-Equity Incentive Plan Awards" will be paid in March 2014 and is presented in the "Non-Equity Incentive Plan Compensation" column in the preceding Summary Compensation Table. See the section captioned "2013 Compensation Discussion and Analysis—Hospira Compensation Elements—Annual Cash Incentive Award" for a description of our annual cash incentive program. The amounts presented under the threshold, target, and maximum columns represent the payout if performance goals were met at the threshold, target, or maximum level, respectively, established by the committee. If no goals were met at or above the threshold level, no payout would be made.

(2)
This award described in the columns under "Estimated Possible Payouts under Non-Equity Incentive Plan Awards" will be paid in March 2014, and is presented in the "Non-Equity Incentive Plan Compensation" column in the preceding Summary Compensation Table. This award represents the CEO milestone incentive award, as described in the section captioned "2013 Compensation Discussion and Analysis—Hospira Compensation Elements—Annual Cash Incentive Award—Chief Executive Officer Milestone Incentive Award." The award establishes five performance goals and provides that Mr. Ball will receive $500,000 upon the achievement of each goal that is achieved before December 31, 2014. One of the five goals was achieved during 2013, entitling Mr. Ball to receive $500,000, payable in March 2014.

(3)
The amounts described in the "Target" column reflect the number of performance share units awarded to the named officer in 2013. They represent the amount the individual will receive if the target performance goals are met. The amounts in the "Target" column represent the payout if total shareholder return reaches the 50th percentile compared to a pre-established peer group. If the minimum performance goals are not met at the "Threshold" level (25th percentile compared to a pre-established peer group), no payout will be made. The amounts in the "Maximum" column reflect the payout if total shareholder return reaches the 75th percentile compared to a pre-established peer group. Any awards earned during the 2013-2015 performance award cycles will vest and will be paid in Hospira stock after the end of the performance cycle if the executive remains employed during the performance period, except for departures arising from death, retirement or a change of control of Hospira. See the section captioned "2013 Compensation Discussion and Analysis—Hospira Compensation Elements—Long-Term Equity Compensation" for a description of our performance share unit award program.

(4)
The value of Hospira performance share unit, stock option, performance restricted stock and restricted stock awards is determined using the Monte Carlo simulation model, the Black-Scholes stock option valuation model, and the closing market price of Hospira common stock on the grant date, respectively, consistent with the calculation of compensation expense in Hospira's consolidated statements of income (loss) and comprehensive income (loss) for the year ended December 31, 2013 included in its consolidated audited financial statements contained in Hospira's 2013 Annual Report to Shareholders. Please see Note 24 to the financial statements and Note 1 to the preceding Summary Compensation Table for a description of the assumptions used in making these calculations.

(5)
Awarded in connection with Hospira's annual long-term equity award. The exercise price for these stock options is the average of the high and low trading prices of Hospira common stock on the New York Stock Exchange on the date of the award. These stock options vest equally in four annual installments and have a seven-year term.

(6)
Consistent with the goal of aligning shareholder interests for long-term growth with the interests of key employees, the committee awarded the named officers a performance-based restricted stock award tied to the achievement of a specific stock price objective and continued service requirements.

(7)
Awarded in connection with Hospira's annual long-term equity award. These performance share units vest based on the achievement of total shareholder return over a three-year performance period, beginning on January 1, 2013, and ending on December 31, 2015, relative to the performance of a pre-established peer group.

Outstanding Equity Awards at December 31, 2013

        The following table provides information regarding outstanding equity awards held by each named officer as of December 31, 2013, including the number of exercisable and unexercisable stock options held at that time. All awards described below are awarded under the Hospira 2004 Long-Term Stock

Incentive Plan, as amended. The market value of the awards listed below is based on the closing market price for Hospira common stock on the New York Stock Exchange on December 31, 2013, which was $41.28.

		Option Awards(1)					Stock Awards(2)
Name	Grant Dates	Number of securities underlying unexercised options— exercisable(#)	Number of securities underlying unexercised options— unexercisable(#)		Option exercise price ($/Sh.)	Option expiration date	Number of shares or units of stock that have not vested(#)		Market value of shares or units of stock that have not vested($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested(#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested($)
Mr. Ball	3/31/11	101,639	50,819	(3)	$55.29	3/30/18	—		—	—	—
	3/1/12	57,884	173,653	(4)	35.36	2/28/19	—		—	—	—
	3/1/12	—	140,000	(5)	35.36	2/28/17	—		—	—	—
	2/27/13	—	235,772	(6)	28.95	2/26/20	—		—	—	—
	3/31/11	—	—		—	—	36,436	(8)	$1,504,078	—	—
	2/27/13	—	—		—	—	66,782	(9)	2,756,761	—	—
	2/27/13	—	—		—	—	48,263	(10)	1,992,297	—	—
	3/1/12	—	—		—	—	—		—	67,731	2,795,936
	2/27/13	—	—		—	—	—		—	65,227	2,692,571
Mr. Davies	3/1/12	22,455	67,365	(4)	35.36	2/28/19	—		—	—	—
	2/27/13	—	56,911	(6)	28.95	2/26/20	—		—	—	—
	2/27/13	—	—		—	—	26,483	(9)	1,093,218	—	—
	2/27/13	—	—		—	—	12,066	(10)	498,084	—	—
	3/1/12	—	—		—	—	—		—	18,976	783,329
	2/27/13	—	—		—	—	—		—	15,744	649,912
Dr. Ramachandra	6/28/13	—	58,531	(6)	37.36	6/28/20	—		—	—	—
	6/28/13	—	—		—	—	17,844	(9)	736,600	—	—
	6/28/13	—	—		—	—	9,101	(10)	375,689	—	—
	6/28/13	—	—		—	—	—		—	17,142	707,622
Mr. Stober	3/1/12	—	14,970	(4)	35.36	2/28/19	—		—	—	—
	2/27/13	—	56,911	(6)	28.95	2/26/20	—		—	—	—
	12/31/11	—	—		—	—	11,133	(11)	459,570	—	—
	6/29/12	—	—		—	—	11,003	(11)	454,204	—	—
	2/27/13	—	—		—	—	26,483	(9)	1,093,218	—	—
	2/27/13	—	—		—	—	12,066	(10)	498,084	—	—
	3/1/12	—	—		—	—	—		—	13,624	562,399
	2/27/13	—	—		—	—	—		—	15,744	649,912
Mr. Werner	9/29/06	20,000	—		38.13	9/28/16	—		—	—	—
	5/15/07	20,000	—		39.97	5/14/14	—		—	—	—
	3/6/08	52,000	—		43.18	3/5/15	—		—	—	—
	3/5/09	59,566	—		22.15	3/4/16	—		—	—	—
	2/11/10	40,541	—		49.64	2/10/17	—		—	—	—
	8/18/10	6,676	—		53.30	8/17/17	—		—	—	—
	2/24/11	16,265	16,266	(7)	52.61	2/23/18	—		—	—	—
	3/1/12	17,465	52,395	(4)	35.36	2/28/19	—		—	—	—
	2/27/13	—	73,171	(6)	28.95	2/26/20	—		—	—	—
	2/27/13	—	—		—	—	20,725	(9)	855,528	—	—
	2/27/13	—	—		—	—	12,066	(10)	498,084	—	—
	3/1/12	—	—		—	—	—		—	13,624	562,399
	2/27/13	—	—		—	—	—		—	20,243	835,631

(1)
For option grants made prior to 2011, the options vest in three equal annual installments, with the first one-third vesting on the first anniversary of the grant date. With the exception of the initial option grant to Mr. Ball, in 2011, which vests equally over the three-year period, the options granted in 2011 and after vest in four equal annual installments with the first one-fourth vesting on the first anniversary of the grant date.

(2)
See the section captioned "2013 Compensation Discussion and Analysis—Hospira Compensation Elements—Long-Term Equity Compensation" for a description of our performance share unit award program. Awards under the performance share unit award program will only vest at the end of the three-year performance cycle based on the three-year total shareholder return percentile ranking as measured against the peer group during the performance period.

The number of performance share units reported in the equity incentive plan award column assumes a threshold payout of 25% of the performance share units that were granted. In accordance with SEC regulations, a threshold payout is assumed because the performance goal as measured on December 31, 2013, would not have exceeded threshold. Final payouts under the performance share units will not be known until the respective performance period is completed. Therefore, upon vesting, fewer or more shares than reported above may be paid out under the performance share unit awards.

(3)
The remainder of these options vests on March 31, 2014.

(4)
One-third of these options vest on March 1, 2014, 2015 and 2016.

(5)
The performance options have a five-year term, and will vest and become exercisable when the average stock price over a consecutive thirty-day period is at or above the vesting trigger price. For half of the options, the vesting trigger price is $42.26, which was based on the closing market price on March 1, 2012 plus 19%. For the remainder of the options, the vesting trigger price is $47.58, which was based on the closing stock price on March 1, 2012 plus 34%.

(6)
One fourth of these options vest on February 27, 2014 and the remaining options vest on February 27, 2015, 2016 and 2017. For Dr. Ramachandra one fourth of his options vest on June 28, 2014 and the remaining options vest on June 28, 2015, 2016 and 2017.

(7)
One-half of these options vest on February 24, 2014 and 2015.

(8)
This number reflects a restricted stock award made to Mr. Ball in March 2011. The remaining award vests on March 31, 2014. The restricted shares were awarded to Mr. Ball to compensate him for the loss of his unvested options, restricted shares and retirement benefits from his previous employer.

(9)
One third of these restricted stock units vests on February 27, 2014 and the remaining vest on February 27, 2015 and 2016. For Dr. Ramachandra one third of these restricted stock units vests on June 28, 2014 and the remaining vest on June 28, 2015 and 2016.

(10)
Also consistent with the goal of aligning shareholder interests for long-term growth with the interests of key employees, the committee awarded the named officers a performance-based restricted stock award tied to the achievement of a specific stock price objective and continued service requirements. Dr. Ramachandra did not receive any awards at the February 2013 meeting because of his voluntary resignation of employment, as of March 8, 2013. On June 28, 2013, he received an award of performance-based restricted stock units, pursuant to his rehire on May 17, 2013.

(11)
Mr. Stober was granted a restricted stock award of 11,133 shares in December 2011, the award vests on December 31, 2014. The restricted shares were awarded to Mr. Stober to compensate him for the loss of stock from his previous employer. Mr. Stober was granted a restricted stock award of 11,003 shares in June 2012 for his efforts supporting Hospira's transformative agenda.

Stock Vested During 2013

        The following table shows the number of shares acquired on the vesting of Hospira restricted shares by the named officers and the value realized on vesting.

Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Ball	36,436	$1,196,194
Mr. Davies	—	—
Dr. Ramachandra	—	—
Mr. Stober	—	—
Mr. Werner	—	—

(1)
None of the named officers had any shares that vested from the 2011-2013 performance cycle. The amount for Mr. Ball represents a restricted stock vesting of 36,436 shares. These shares were granted as a portion of a larger grant in March 2011, of which 36,436 shares vested on March 30, 2013. 14,965 shares were withheld from Mr. Ball's restricted stock to pay for the taxes upon vesting, leaving 21,471 net shares. The value realized upon vesting is based on the closing market price of Hospira common stock on the NYSE on the date of vesting, which was $32.83.

2013 Pension Benefits

        Effective December 31, 2004, benefits under Hospira's qualified and non-qualified pension plans were frozen. Since all of our named executive officers joined Hospira after that date, none are entitled to any pension benefits.

2013 Non-Qualified Deferred Compensation

        The following table provides certain information regarding compensation paid by us and deferred by our named officers under the Hospira Non-Qualified Savings and Investment Plan, our non-qualified deferred compensation plan, which went into effect on January 1, 2008. One payment was made to a named officer from this plan.

Name	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Withdrawals in Last Fiscal Year		Aggregate Balance at Last Fiscal Year End
Mr. Ball	$37,817	$52,944	$25,525	—		$299,019
Mr. Davies	8,654	12,115	49	—		20,818
Dr. Ramachandra	8,200	11,480	67,145	383,091	(4)	108,076
Mr. Stober	71,654	21,808	33,946	—		200,397
Mr. Werner	21,563	15,094	53,571	—		366,635

(1)
These amounts are included in the Salary and Non-Equity Incentive Plan Compensation columns in the preceding Summary Compensation Table.

(2)
These amounts are included in the All Other Compensation column in the preceding Summary Compensation Table.

(3)
These amounts are not reported in the Summary Compensation Table because they are not above-market or preferential earnings.

(4)
On March 8, 2013, Dr. Ramachandra voluntarily resigned his employment from Hospira, and all benefits and incentives were terminated per our company's policies. The payment was made in accordance with plan terms.

        See the section captioned "Other—Non-qualified Deferred Compensation Plan" for a description of our non-qualified deferred compensation plan.

Stock Option, Performance Share Unit, and Performance-based Restricted Stock Unit Provisions Regarding Termination of Employment

        Our stock options generally expire three months after an employee's termination of employment. However, the stock options will remain in force for their term if the holder dies during employment or retirement, retires, or becomes disabled during employment. During that period, the options continue to vest and may be exercised. For options granted before 2005, an individual is considered to have retired if his employment terminates at or after the time he reaches age 55 and has 10 years of service or if he retires under a Hospira-sponsored defined benefit retirement plan (which generally requires that the participant be 50 years old with at least 10 years of service). For options granted in and after 2005, an individual is considered to have retired if his employment terminates at or after he reaches age 55 and has 10 years of service. No named officers currently are eligible for retirement under these conditions.

        Under the performance share unit program, during the performance period, if a participant's employment with Hospira is involuntarily terminated with severance benefits, or if the participant dies or becomes disabled, the number of performance share units earned at the time will be paid within 90 days after the end of the performance period. If an employee retires at age 55 or later with at least 10 years of service during such performance period, the performance share units will continue to vest and be paid within 90 days after the end of the performance period. For all employees except Mr. Ball, payments are not available if termination is due to performance, illegal activity, failure to abide by our code of conduct, or other good cause. For Mr. Ball, payments are not available if he resigns without good reason or if he is terminated due to his willful engagement in illegal conduct or gross misconduct that is demonstrably and materially injurious to Hospira. In the event of a change of control, the participant will be deemed to have earned the target award following a change of control. This program uses the same definition for change of control as described later in this proxy statement under "Potential Payments upon Change of Control—Change of Control." Payments are generally made within 90 days following the performance period. Prior to 2013, participants could elect to defer payment for up to 5 years following the end of the performance period. Effective as of 2013, participants no longer may defer payment. None of our named officers have elected to defer payment of the performance share units.

        Under the performance-based restricted stock unit program, during the performance period, if a participant's employment with Hospira is terminated without cause, or if the participant dies, becomes disabled, or retires at age 55 or later with at least 10 years of service, the number of performance-based restricted stock units earned at the time will be paid within 30 days. If an employee dies, becomes disabled or retires during such performance period, any performance-based restricted stock units that are earned during the performance period will be paid within 30 days after the end of the performance period. For all employees except Mr. Ball, payments are not available if termination is due to performance, illegal activity, failure to abide by our code of conduct, or other good cause. For Mr. Ball, payments are not available if he resigns without good reason or if he is terminated due to his willful engagement in illegal conduct or gross misconduct that is demonstrably and materially injurious to Hospira. Our long-term incentive award agreements also contain provisions under which we may cancel all unexercised stock options and rescind any exercise or payment of stock options during a "recapture period" if:

  •
  For a one-year period after leaving Hospira, a person engages in business that is competitive with Hospira or solicits Hospira's customers and suppliers; or

  •
  For a one-year period following the termination of employment, such person solicits or employs Hospira's employees.

        The recapture period is the 12-month period before or following the date the participant's employment terminates.

        If stock options are rescinded, the grantee is required to pay to Hospira the amount of any gain realized or payment received and forfeit to Hospira any shares received upon the exercise of such stock options during the recapture period. Performance share units also are subject to similar provisions that allow Hospira to terminate unearned awards and seek the return of any gains the participant makes after the awards are vested. Performance-based restricted stock units also are subject to similar provisions that allow Hospira to terminate unearned awards and seek the return of any gains the participant makes after the awards are vested.

Potential Payments upon Change of Control

        We have individual change of control agreements with each of the named officers. The terms of those agreements are summarized below:

        Term.    The change of control agreements each have a three-year term, and do not contain automatic renewal provisions. If a change of control occurs during the three-year term, the agreements will extend for two years following the change of control.

        Triggering Events.    During the term of the agreement, each named officer is entitled to receive Benefits, as described below, if a change of control occurs and:

  •
  the officer is terminated by us for any reason other than cause or permanent disability; or

  •
  the officer terminates for good reason, which includes, among other things, reduction in responsibility, reduction in salary, bonus or other compensation or benefits, or relocation of the officer.

        An officer also is entitled to benefits if we terminate the officer's employment if a potential change of control is pending for any reason other than cause or permanent disability. Payments under the agreements are delayed for six months after the officer becomes entitled to them, except for certain welfare benefits.

        Benefits.    In the circumstances described above under "Triggering Events," except as described below:

  •
  2.99 times the officer's annual salary and incentive plan award, with the annual incentive plan award being the amount that would be paid during the period of termination of employment if the target levels of performance were achieved (reduced by any amounts paid under the bullet point below);

  •
  for the year in which the change in control occurs, a pro rata annual incentive award through the date of the change in control, without regard to whether a termination of employment has occurred, with the award being the amount that would be paid during the performance period if the target level of performance were achieved;

  •
  for a termination that occurs after the end of a performance period, the unpaid annual incentive plan award for the completed performance period for which the award has not been paid, calculated as the highest of:

  •
  the amount that would be paid during the period of termination of employment if the target levels of performance were achieved; and

  •
  the actual amount that would have been paid for the completed period as determined under the terms of the annual incentive plan.

  •
  if the termination occurs during the performance period following the year in which the change of control occurs, the prorated annual incentive plan award for the period of termination of employment, with the award being the amount that would be paid during the period of termination of employment if the target levels of performance were achieved;

  •
  up to three years of additional employee welfare benefits, including medical, dental, health and accident, prescription, disability and life insurance coverage, as received by the officer before the change of control;

  •
  up to one year of outplacement services;

  •
  full vesting under applicable agreements of stock awards and options if the acquirer does not continue or replace these with comparable awards; and

  •
  The named officers personally will pay any excise tax, or receive a severance capped at the 280G safe harbor limit, whichever results in the most favorable after-tax position for them.

        For Mr. Davies, Mr. Stober and Dr. Ramachandra, the amount of benefits described above are determined by replacing "2.99" with "2.00," and "three years" with "two years" with respect to additional employee welfare benefits.

        Change of Control.    Under the agreements, a change of control occurs on any date on which:

  •
  any person or group that does not already have 30% of voting power acquires or has acquired during the 12-month period preceding the most recent acquisition ownership of our stock possessing 30% or more of the total voting power of our stock;

  •
  the majority of the board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the board members before the date of the appointment or election;

  •
  any person or group that does not already have more than 50% stock ownership acquires stock ownership that, together with stock already owned by the person or group, constitutes more than 50% of the total fair market value or total voting power of our stock; or

  •
  any person or group acquires or has acquired during the 12-month period ending on the date of the most recent acquisition our assets with a total gross fair market value of 40% or more of the total gross fair market value of our assets immediately before such acquisition or acquisitions.

        If each named officer had his employment terminated on December 31, 2013 (the last business day of the year), under the circumstances described above under "Triggering Events," we estimate that the officer would receive the benefits described below. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid, which would only be known at the time that they become eligible for payment and would only be payable if a change of control were to occur. The table reflects the amount that could be payable under the arrangements assuming that the change of control occurred at December 31, 2013.

Officer	2.99 Times Salary and Bonus Payment(1)	2013 Incentive(2)	Value of Employee Benefits and Services	Accelerated Vesting of Supplemental Plan Benefits(3)	Accelerated Vesting of Stock Options(4)	Accelerated Vesting of Performance Shares or Restricted Shares(5)	Excise Taxes and Related Payments(6)	Amount Forfeited(7)	Total
Mr. Ball	$6,774,419	$1,230,692	$75,510	$0	$4,763,895	$11,741,642	$0	$0	$24,586,158
Mr. Davies	1,522,462	311,231	63,231	12,144	1,100,513	3,024,545	0	0	6,034,126
Dr. Ramachandra	1,753,680	343,840	75,246	0	229,442	1,819,911	0	0	4,222,119
Mr. Stober	1,470,500	302,750	74,976	23,962	790,335	3,717,388	0	0	6,379,911
Mr. Werner	2,507,946	371,778	72,420	0	1,212,377	2,751,642	0	(436,291)	6,479,872

(1)
Mr. Davies, Mr. Stober and Dr. Ramachandra would receive two times salary and bonus, and not 2.99.

(2)
The 2013 incentive calculation assumes that, for purposes of the agreement, termination occurred immediately before the time of completion of the 2013 incentive period.

(3)
This amount represents the vesting of $12,144 and $23,962 of company contributions for Mr. Davies and Mr. Stober, respectively, under the Hospira Non-Qualified Savings and Investment Plan, and assumes termination of the plan as of December 30, 2013, following a change of control.

(4)
Represents the in-the-money value of all unvested stock options, which vest upon a change of control, held by such person on December 30, 2013, if the acquiring company does not assume the options or replace them with comparable awards. The amounts were calculated using the closing market price of Hospira common stock on December 31, 2013, $41.28, minus the per share exercise price.

(5)
Represents the value of all performance share units awarded to the officer, assuming a target payout for 2012 and 2013 awards. The column also includes the value of unvested time-based restricted stock units, unvested performance-based restricted stock units and, for Mr. Ball and Mr. Stober, $1,504,078 and $913,774, respectively, of unvested time-based restricted stock awards, all of which would vest upon a change of control if the acquiring company does not assume the awards or replace them with comparable awards. This amount was calculated by multiplying the number of performance share units and unvested restricted units or shares, as described above, by the closing market price of Hospira common stock on December 31, 2013, or $41.28.

(6)
The change of control agreements do not contain an excise tax gross-up provision.

(7)
This amount represents the minimum amount that would be forfeited in order to obtain the more favorable after-tax position under the agreements, which provide that the named officers will personally pay any excise tax, or receive a severance capped at the 280G safe harbor limit, whichever results in the most favorable after-tax position for them.

Potential Payments upon Involuntary Severance

        The Hospira Executive Officer Severance Plan provides severance pay and benefits to our officers who are elected by the board or designated by the compensation committee. The terms of this plan are summarized, below.

        Triggering Events.    An officer becomes eligible to receive severance pay if we terminate his or her employment for any of the following reasons:

  •
  the officer's position is eliminated due to a reduction in force or other restructuring; or

  •
  for officers other than Mr. Ball, the officer's employment is involuntarily terminated for reasons that are not related to performance, illegal activity, failure to abide by our code of conduct, or other good cause; and for Mr. Ball, his termination is due to his willful engagement in illegal conduct or gross misconduct which is demonstrably and materially injurious to our company. For this purpose, no act, or failure to act, by Mr. Ball is considered willful unless done, or omitted to be done, by him not in good faith and without reasonable belief that the action or omission was in Hospira's best interests.

        Conditions.    An officer receiving benefits under our long-term disability will not be entitled to severance pay. To receive benefits, the officer must meet these additional requirements:

  •
  not be eligible for transfer to another position with us;

  •
  sign a two-year non-compete and confidentiality agreement;

  •
  return all our property and information;

  •
  agree to pay all outstanding amounts owed to us and authorize us to withhold any outstanding amounts from his or her final paycheck and/or severance pay; and

  •
  if the officer is receiving benefits under our short-term disability plan, then the officer will be entitled to severance pay at the end of the period of payment of short-term disability only if the officer is not then eligible for benefits under our long-term disability plan and we do not offer the officer employment with us that is comparable to what he held at the time the short-term disability commenced.

        Benefits.    If the officer satisfies the conditions described above under "Triggering Events" and "Conditions," the officer is entitled to receive:

  •
  a payment in cash of equal installments over a 24-month period, after deduction of federal, state and local income taxes, of:

  •
  two years of the officer's base salary at the rate in effect on the date of termination;

  •
  if the officer's date of termination occurs after the end of the performance period of an annual incentive bonus award in which the officer participates, and before the award has been paid, a lump sum payment in cash for such prior performance period, as determined under the terms of that incentive award arrangement; and

  •
  for the year of termination, the officer's pro rata annual incentive bonus award through the date of termination, with the determination of the amount of such award based on the terms of our performance incentive plan, but not to exceed the target level of performance;

  •
  a lump sum payment equivalent to 130% of the cost of 72 weeks of COBRA continuation coverage in lieu of any continued medical, dental, vision, and other welfare benefits we offer; and

  •
  up to 12 months of outplacement services.

        If each named officer had his employment terminated on December 31, 2013 (the last business day of the year), under the circumstances described above under "Triggering Events" and "Conditions," we estimate that the officer would receive the benefits described below. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid, which would only be known at the time that they become eligible for payment.

Officer	Two Years Base Salary	2013 Bonus Payment	Value of Outplacement Services	130% COBRA Coverage Payment	Total
Mr. Ball	$2,070,000	$1,230,692	$30,000	$31,153	$3,361,845
Mr. Davies	900,000	311,231	30,000	22,888	1,264,119
Dr. Ramachandra	1,066,000	343,840	30,000	32,345	1,472,185
Mr. Stober	865,000	302,750	30,000	32,345	1,230,095
Mr. Werner	934,000	347,612	30,000	28,264	1,339,876

Other Termination Events

        A named officer's service may terminate for reasons other than a change of control or the reasons described in Hospira's severance plan, such as death, disability, resignation or retirement. Upon one of those termination events, a named officer would not be entitled to any special benefits that are not generally available to all our employees. As is the case with any other employee in a similar circumstance, the named officer would only be entitled to receive the benefits earned at the time of termination, which could include the following:

  •
  any vested options—the named officers' vested options as of December 31, 2013, are included in the table captioned "Outstanding Equity Awards at December 31, 2013"; and

  •
  any earned incentive award for the year—the named officers' incentive awards for 2013 are included under "2013 Compensation Discussion and Analysis—Hospira Compensation Elements—Annual Cash Incentive Award."

        As is the case for any retirement-eligible employee, the named officers who are retirement eligible also would get the full term of their options, during which unvested options would continue to vest. None of the named officers are retirement eligible.

Expiration of Shareholder Rights Plan

        On April 11, 2014, our company's Rights Agreement, dated as of April 28, 2004 (the "Rights Agreement"), between our company and EquiServe Trust Company, N.A., as rights agent, will expire in accordance with its terms and will be of no further force or effect. Accordingly, the rights issued pursuant to the Rights Agreement (the "Rights") will be deregistered, and de-listed, such that those rights will no longer be outstanding and will not be exercisable, all of which will be reflected in the documents that we will file with the state of Delaware, the SEC and the NYSE. The board has determined that it will not extend the Rights Agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Executive officers, directors and certain shareholders who own more than 10 percent of our common stock are required by Section 16(a) of the Exchange Act, to file reports of their ownership of our common stock with the SEC. Based on our review of the reports filed during or for 2013 and representations made to us by our officers and directors, we believe that all required Section 16(a) reports were timely filed in 2013.

PROPOSAL 2
ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

        Under Section 14A of the Exchange Act, our company's shareholders are entitled to vote on the compensation of our company's named officers. We, therefore, are requesting shareholder approval of the compensation of our named officers as disclosed in this proxy statement in accordance with Item 402 of Regulation S-K (which disclosure includes the 2013 Compensation Discussion and Analysis, the executive compensation tables, and the accompanying narrative disclosure).

        This proposal, which is commonly known as "say on pay," is an advisory vote. However, the compensation committee and board value the opinions expressed by shareholders on executive compensation matters, and will take the outcome of this vote into consideration when making future compensation decisions for its named officers.

        We describe our executive compensation program in detail in the section captioned "2013 Compensation Discussion and Analysis." As highlighted in that section, the goal of our executive compensation program is to align the interests of our shareholders for long-term growth with our ability to attract, retain and motivate the best people from the industries where we compete for talent. For the reasons stated in the "2013 Compensation Discussion and Analysis," we believe that our compensation policies and procedures are successful in encouraging a culture of pay for performance and in aligning compensation with the long-term interests of shareholders.

        Over the last several years, the compensation committee has adopted practices for its executive compensation program to align executive compensation with the long-term interests of shareholders. For a description of the compensation committee's actions, see the sections captioned "Committee Decisions in 2013" and "Compensation Best Practices" in the "2013 Compensation Discussion and Analysis—Executive Summary." Furthermore, the compensation committee considered the results of the 2013 shareholder advisory vote on executive compensation, in which more than 82% of the votes cast supported our company's executive compensation. These voting results communicated our shareholders' endorsement of the committee's decisions and policies, to date.

        For the reasons described herein, the board of directors recommends that shareholders vote FOR the following resolution:

    "RESOLVED, that the compensation paid to our company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the 2013 Compensation Discussion and Analysis, compensation tables and narrative disclosure is hereby APPROVED."

PROPOSAL 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The audit committee of the board of directors is empowered to annually appoint a firm of independent registered public accountants to serve as our auditors. The audit committee appointed Deloitte & Touche LLP to serve as our auditors for 2014. Deloitte & Touche LLP has served as our auditors, since 2004.

        Although the audit committee has sole authority to appoint auditors, it is seeking the opinion of the shareholders regarding its appointment of Deloitte & Touche LLP as auditors for 2014. For this reason, shareholders are being asked to ratify this appointment. If the shareholders do not ratify the appointment of Deloitte & Touche LLP as auditors for 2014, the audit committee will take that fact into consideration, but may, nevertheless, continue to retain Deloitte & Touche LLP.

        Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will be given the opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions.

        The board of directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for 2014.

Accounting Matters—Fees to Independent Registered Public Accountants

        We incurred the following fees for services performed by Deloitte & Touche LLP for 2012 and 2013

Audit Fees

        Aggregate fees billed or expected to be billed by Deloitte & Touche LLP for professional services rendered for the integrated audit of our 2012 and 2013 consolidated annual financial statements and internal control over financial reporting, the review of the financial statements included in our Quarterly Reports on Form 10-Q, and Annual Reports on Form 10-K and statutory and regulatory filings, acquisition- related procedures, review of documents filed with the SEC and certain accounting consultations in connection with the audits were $4,027,980 for 2012 and $4,071,686 for 2013.

Audit-Related Fees

        Aggregate fees billed or expected to be billed by Deloitte & Touche LLP for assurance and related services reasonably related to the performance of the audit or review of our financial statements, including due diligence services, accounting consultations and reviews, and other assurance services and not included in the audit fees listed above under "Audit Fees" were $102,668 for 2012 and $17,078 for 2013.

Tax Fees

        The audit committee of the board of directors has determined that our auditor can provide certain tax services without impairing its independence. Aggregate fees billed or expected to be billed by Deloitte & Touche LLP for tax compliance, tax advice, and tax planning were $348,658 for 2012 and $61,495 for 2013.

All Other Fees

        The audit committee of the board of directors may approve permissible non-audit services classified as "all other services" that it believes are routine and recurring services, and would not impair the independence of the auditor. Deloitte & Touche LLP did not perform services that would be characterized as "all other services" for 2012 or 2013.

Pre-Approval Policy

        The audit committee pre-approves all audit and permissible non-audit services to be provided to us by our independent auditor prior to commencement of services. Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit a schedule of all proposed services expected to be rendered during that year for each of four categories of services to the audit committee for approval. Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm. Ms. Bowles, the audit committee chair, has been delegated authority to pre-approve such services and these pre-approval decisions are presented to the full audit committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

        Management is responsible for Hospira's internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility for performing an audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for expressing an opinion on those financial statements based on its audit as well as expressing an opinion on (1) management's assessment of the effectiveness of internal control over financial reporting and (2) the effectiveness of internal control over financial reporting. The audit committee reviews these processes on behalf of the board of directors. In this context, the committee has reviewed and discussed the audited financial statements contained in the 2013 Annual Report on Form 10-K with Hospira's management and Deloitte & Touche LLP.

        The committee has discussed and reviewed with our company's independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by the Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board in PCAOB Release No. 2012-004 and approved by the SEC in Release No. 34-68453. The committee has discussed and reviewed the results of Deloitte & Touche LLP's examination of the financial statements with and without management present.

        The committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the committee concerning independence, and has discussed with the independent auditor its independence. The committee has also considered whether the provision of the services described above under the captions "Audit Fees," "Audit-Related Fees," "Tax Fees" and "All Other Fees" is compatible with maintaining the independence of the independent auditors.

        Management completed its documentation, testing and evaluation of the adequacy of Hospira's system of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 and related rules and regulations. The committee was apprised of the progress of the evaluation by both management and the independent registered accounting firm, and provided oversight and advice to management during this process. At the conclusion of this process, management reviewed with the committee its report on the effectiveness of Hospira's internal control over financial reporting. The committee also received the report from the independent registered accounting firm on management's assessment of Hospira's internal control over financial reporting.

        Based on the reviews and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in Hospira's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
    Barbara L. Bowles, C.F.A., Chair
    Irving W. Bailey, II
    William G. Dempsey
    Dennis M. Fenton, Ph.D.
    Mark F. Wheeler, M.D., M.P.H.

PROPOSAL 4
PROPOSAL TO APPROVE AMENDMENTS TO THE 2004 LONG-TERM STOCK INCENTIVE PLAN

        The Hospira 2004 Long-Term Stock Incentive Plan, which we refer to as the "2004 Stock Plan," provides for the grant of stock option awards, stock appreciation rights, restricted stock awards and other cash- and stock-based awards to our employees and directors, including our executive officers. The purpose of the 2004 Stock Plan is to help promote our long-term financial interest, including the growth in value of our equity and enhancement of long-term shareholder return, by enabling us to: attract and retain qualified employees and directors; motivate participants by means of appropriate incentives to achieve long-range goals; provide incentive compensation opportunities that are competitive with those of other similar companies; and further align participants' interests with those of our other shareholders through compensation that is based on our common stock.

        In 2005, Hospira's shareholders approved the 2004 Stock Plan; and in 2009, the shareholders approved amendments to the 2004 Stock Plan. To enable our company to continue making awards under the 2004 Stock Plan for the purposes described above, the board now recommends that the shareholders approve certain amendments to the 2004 Stock Plan. The amendments are described below.

Description of 2004 Stock Plan and Proposed Amendments

        The following is a description of the 2004 Stock Plan as proposed to be amended. This description is qualified by reference to the full text of the 2004 Stock Plan, as proposed to be amended, which is set forth as Exhibit A to this proxy statement.

Key Features

        The board of directors believes that the 2004 Stock Plan contains features that are consistent with the interests of shareholders and principles of good governance, including the following:

  •
  No Discounting.  The exercise price of each option or stock appreciation right may not be less than the fair market value of Hospira common stock on the date of grant.

  •
  No Repricing.  The exercise price of an option or stock appreciation right may not be decreased after the date of grant, and an outstanding option or stock appreciation right may not be exchanged or replaced with a new option or stock appreciation right that has a lower exercise price or cancelled in exchange for cash or other awards.

  •
  Compensation Committee Administration.  The plan is administered by a compensation committee composed solely of independent directors.

  •
  No Evergreen.  The 2004 Stock Plan provides a specific limit on the number of awards that may be made under it.

  •
  Performance-Based Compensation.  The 2004 Stock Plan allows for performance-based awards under Section 162(m) of the Internal Revenue Code to enhance the deductibility of compensation.

  •
  Flexibility.  The variety of awards that are permitted under the 2004 Stock Plan allows for flexibility in tailoring awards to meet changes in regulations and best practices.

Administration

        The 2004 Stock Plan is administered by the compensation committee of the board of directors, which is composed entirely of non-employee directors who meet the criteria of "outside director" under Section 162(m) of the Internal Revenue Code and "non-employee director" in the rules adopted under

Section 16 of the Exchange Act. This committee selects the individuals who will receive options or other awards from among the eligible participants, and determines the form of those awards, the number of shares or dollar targets of the options or awards, and all terms and conditions of the options or awards. This committee is empowered to approve and certify the level of attainment of any performance targets established in connection with awards under the plan as may be required under Section 162(m) of the Internal Revenue Code. Our chief executive officer has the authority to make certain awards to employees who are not executive officers.

Eligibility

        Section 16 officers selected by the compensation committee, and other employees of Hospira and its subsidiaries selected by the chief executive officer, are eligible to receive options or other awards. All of Hospira's employees are eligible to participate, and approximately 913 of our employees were selected to participate in 2013. In addition, directors who are not employees are eligible to receive options or other awards. There are currently ten non-employee directors.

Overview of Amendments

        The committee assessed the number of awards made under the 2004 Stock Plan and the shares available for future awards. Based on this review, the committee determined that the number of shares available for future awards is insufficient to enable our company to provide future grants of options and other stock awards. As explained in the "2013 Compensation Discussion and Analysis" section of this proxy statement, long-term equity compensation available under the 2004 Stock Plan forms an important element of our company's overall compensation program. It is critical in helping attain our "pay for performance" philosophy, which in turn helps drive the value of Hospira stock. The board believes that continuing to offer long-term performance based compensation through the 2004 Stock Plan will allow our company to continue to attract, motivate and retain qualified employees and directors and further align their interests with those of our other shareholders through compensation that is based on our common stock. Based on these considerations, the board has approved, and recommends that the shareholders approve, the following changes to the 2004 Stock Plan:

  •
  extend the term of the 2004 Stock Plan by 10 years to May 7, 2024; and

  •
  increase the number of shares that may be granted during the life of the Plan by 10,000,000.

        In addition to these changes, the board took the opportunity to review other provisions of the plan to ensure that they continue to reflect best practices. Based on this review, the board has approved, and recommends that the shareholders approve all other changes to the 2004 Stock Plan, which include the following:

  •
  clarifying that the prohibition against repricing (decrease of the exercise price) of options or stock appreciation rights covers the exchange or replacement of an outstanding option or stock appreciation right with a new option with a lower exercise price or cancellation of an option or stock appreciation right in exchange for cash or other awards; and

  •
  further aligning the interests of our employees and directors more closely with those of our shareholders by increasing the rate of reduction of the number of shares of stock available for future awards with respect to the grant of "full value awards" (all types of awards other than stock options or stock appreciation rights) from 1.94 to 2.09.

Maximum Stock Award Levels

        Currently, the maximum number of shares available for awards under the 2004 Stock Plan is 44,000,000 shares of our common stock. As of February 28, 2014, after the 2014 annual grant, there were outstanding awards covering 14,472,150 shares (which include 11,841,177 options, 2,048,578 restricted stock and units, 566,000 performance stock units (assuming a target payout), and 16,395 other deferred shares) and there were 4,477,521 shares available to be issued as awards under the 2004 Stock Plan. The options had a weighted average exercise price of $38.97 and a weighted average term of 3.9 years. The proposed amendment would increase the number of authorized shares by 10,000,000. Our analysis indicates that the 2004 Stock Plan's three-year average burn rate from 2010 through 2013 and the shareholder value transfer test for the 10,000,000 shares are below industry average. We believe this reflects the prudence practiced in making equity grants under the 2004 Stock Plan. The "burn rate" represents an assessment of the three-year average total number of shares granted under the 2004 Stock Plan in the form of equity awards as a percentage of the company's total shares outstanding, and measures the potential dilutive effect of equity grants under the 2004 Stock Plan. The "shareholder value transfer" measures the total value of equity grants under the 2004 Stock Plan as a percentage of our company's market capitalization.

        Except for "full value awards," awards will reduce the total number of shares available for grant under the 2004 Stock Plan by the total number of shares covered by the award. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of shares, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares available for delivery under the 2004 Stock Plan. Shares that are delivered to our company, or withheld from an award, for payment of the exercise price of an option or stock appreciation right, or for payment of tax withholding, and shares of stock reserved for issuance upon grants of stock appreciation rights (if the number of reserved shares exceeds the number of shares actually issued upon exercise of the stock appreciation rights) shall not again be available for grant. These limitations do not apply to a performance-based award payable solely in cash, in which the amount of the award is not determined directly or indirectly by reference to the value of shares. A full value award will reduce the aggregate number of shares available for grant by the number of such shares covered by the award multiplied by 2.09. If a full value award is forfeited or terminates without delivery of the shares, then the number of shares that again becomes eligible for grants also will be multiplied by 2.09. For this purpose, a full value award is an award that provides for the recipient to receive shares of stock, or the value of such shares, without payment of an amount at least equal to the fair market value at the time of grant.

        The following additional limits apply to the 2004 Stock Plan. The maximum number of shares that may be covered by awards granted to any one individual as an option or a stock appreciation right is 1,000,000 shares during any one calendar year. For stock awards that are intended to be "performance-based compensation" under Internal Revenue Code Section 162(m), no more than 500,000 shares of stock may be subject to such awards granted to any one individual during any one calendar year. The maximum dollar amount of cash incentive awards that are intended to be "performance-based compensation" granted to any one individual during any one calendar-year period is no more than $5,000,000.

        Other than with respect to initial grants to new directors or one-time grants under our non-employee director fee plan due to extraordinary circumstances, the maximum number of shares that may be covered by awards granted to any one non-employee director in any one calendar year relating to options and stock appreciation rights is 100,000 shares and relating to other stock awards is 50,000 shares. These limitations do not apply to cash-based director fees that the non-employee director elects to receive in the form of stock or stock units.

Award Forms

        Under the 2004 Stock Plan, the committee may grant incentive stock options, which meet the criteria of Section 422 of the Internal Revenue Code, and non-qualified stock options, which are not intended to qualify as incentive stock options. Both types of stock option awards will be settled in common stock. The committee also may grant stock appreciation rights, either together with stock options or alone. The committee also may grant restricted stock, performance units, performance share units, and other cash- and stock-based awards.

Stock Option Awards

        Stock options awarded may be either incentive stock options or non-qualified stock options. Options may not be granted that expire after the tenth anniversary of the date of grant. Beginning in 2007, all options granted under the 2004 Stock Plan have had a seven-year term. The exercise price of stock options may not be less than the fair market value on the date of grant. The committee may establish vesting or performance requirements which must be met before the exercise of the stock options. Stock options under the 2004 Stock Plan may be granted together with stock appreciation rights.

Restricted Stock and Restricted Stock Unit Awards

        Under the 2004 Stock Plan, the committee may also grant shares of restricted stock. These grants will generally be subject to the continued employment of the participant and may also be subject to performance criteria at the discretion of the committee. If the participant's employment terminates before the completion of the specified employment or the attainment of the specified performance goals, the awards will lapse and the shares will be returned to us as determined by the committee. During the restriction period, the participant would generally be entitled to vote the shares and receive any dividends on these shares. Restricted stock certificates, to the extent issued, would bear a legend giving notice of the restrictions relating to the grant.

        Under the 2004 Stock Plan, the committee may grant restricted stock units, which is the grant of a right to receive shares of stock in the future, with such right to future delivery of such shares subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to the completion of service or the achievement of performance objectives, as may be determined by the committee.

Performance-Based Awards

        The committee may also grant performance units and performance shares under the 2004 Stock Plan. A performance share award is a grant of a right to receive shares of stock or stock units, which grant is contingent on the achievement of performance or other objectives during a specified period. A performance unit award is a grant of a right to receive a designated dollar value amount of stock, cash or combination thereof, which is contingent on the achievement of performance or other objectives during a specified period.

        Section 162(m) of the Internal Revenue Code requires that performance awards be based upon objective performance measures in order to be deductible if they and other remuneration paid to an executive officer in any year are in excess of $1 million. The committee may designate whether any such award being granted to any participant is intended to be "performance-based compensation" as that term is used in Section 162(m) of the Code. Any such awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more performance measures, to the extent required by Section 162(m) of the Code. The performance measures that may be used by the committee for such awards shall be based on any one or more of the following, as selected by the committee:

  •
  earnings, including operating income or net income, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, or earnings per share;

  •
  financial return ratios, including return on investment, invested capital, equity or assets;

  •
  increases in revenue, operating or net cash flows, cash flow return on investment or net operating income;

  •
  market share, debt load reduction, expense management or economic value added;

  •
  total shareholder return or stock price; and

  •
  strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures.

        Performance measures may be based on the performance of Hospira as a whole or any defined performance groups within Hospira, and may be expressed as relative to the comparable measures at comparison companies or a defined index. Partial achievement of the performance targets may result in a payment or vesting based upon the degree of achievement. In establishing any performance measures under the 2004 Stock Plan, the committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of Hospira, including footnotes, or in the Management's Discussion and Analysis section of Hospira's annual report: (i) extraordinary, unusual, and/or non-recurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

Bonus Shares and Stock Units

        Under the 2004 Stock Plan, the committee may grant bonus share and stock unit awards, which are grants of shares of stock or units in return for previously performed services, or in return for the participant surrendering other cash-based compensation that may be due. Stock units are the right to receive shares of stock or their cash equivalent, or a combination of both, in the future.

Adjustments

        If there is a corporate transaction involving Hospira (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the committee will adjust outstanding awards to preserve the benefits or potential benefits of the awards. The adjustments may include (i) adjustment of the number and kind of shares that may be delivered under the plans; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding options and stock appreciation rights; and (iv) any other adjustments that the committee determines to be equitable.

Change in Control

        Generally, the plan provides that, except as stated in award agreements, upon a change in control of Hospira (as defined in the plan), all outstanding options and stock appreciation rights will become fully vested and exercisable. Also upon a change in control, performance-based awards will be earned at the higher of target or actual performance as of the date of the change in control. All change in control award agreements require a double trigger for severance payments and provide for full vesting of such awards following a change in control only if the acquiring company does not assume the awards or replace them with comparable awards. If the acquirer assumes the awards or replaces them with comparable awards, the assumed or replaced awards become fully vested if the employee is involuntarily terminated or voluntarily terminates with good reason (as defined in the agreement) within 24 months of the change in control.

 Amendment and Termination

        With certain exceptions and restrictions, the board of directors may, at any time, amend or terminate the 2004 Stock Plan and may amend any award agreement provided that no amendment or termination may, in the absence of written consent to the change by the affected participant (or, if the participant is not then living, the affected beneficiary), adversely affect the rights of any participant or beneficiary under any award granted under the plan prior to the date such amendment is adopted by the board. The committee may make amendments that are solely designed to achieve compliance with applicable legislation or regulation or which will not materially increase the cost of the plan to our company.

Tax Consequences

        The following is a brief summary of the principal federal income tax consequences of stock option awards under the 2004 Stock Plan. The summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive.

        Non-Qualified Stock Options.    A participant who receives a non-qualified option does not recognize taxable income upon the grant of the option, and our company is not entitled to a tax deduction. The participant will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option price. Such income will be treated as compensation to the participant subject to applicable withholding requirements. Our company is generally entitled to a tax deduction in an amount equal to the amount taxable to the participant as ordinary income in the year the income is taxable to the participant. Any appreciation in value after the time of exercise will be taxable to the participant as capital gain and will not result in a deduction by our company.

        Incentive Stock Options.    A participant who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and our company is not entitled to a tax deduction. The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the participant in the year of exercise. Our company will not be entitled to a deduction with respect to any item of tax preference.

        A participant will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option shares were held. If the option shares are not disposed of pursuant to a "disqualifying disposition" (i.e., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the participant will recognize long-term capital gain or capital loss depending on the selling price of the shares. If option shares are sold or disposed of as part of a disqualifying disposition, the participant must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the option price. Any additional gain will be taxable to the participant as a long-term or short-term capital gain, depending on how long the option shares were held. Our company is generally entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the participant as ordinary income.

        Stock Appreciation Rights.    A participant who receives a stock appreciation right does not recognize taxable income upon its grant. Upon exercise of a stock appreciation right, the amount of cash or the fair market value of shares received will be taxable to the participant as ordinary income, and a corresponding deduction will be allowed to our company. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

        Stock Awards.    A participant who has been granted a stock award will not realize taxable income at the time of grant, and our company will not be entitled to a deduction at that time, if the grant is subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the participant, or achievement of other objectives, assuming that the restrictions constitute a "substantial risk of forfeiture" for Federal income tax purposes. Upon the vesting of shares subject to an award, the participant will realize ordinary income in an amount equal to the then fair market value of those shares, and the company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period will also be compensation income to the participant and deductible as such by our company.

        Cash Incentive Awards.    A participant will realize taxable income at the time the cash incentive award is distributed, and our company will be entitled to a corresponding deduction.

        Deferred Delivery of Shares.    If delivery of stock under an award is deferred to a date that is later than the regularly scheduled delivery date (by reason of the participant filing a properly completed deferral form, or by reason of action of our company), the participant will recognize income at the time of distribution, in an amount equal to the then fair market value of the shares. However, if stock is subject to a substantial risk of forfeiture at the time of distribution, recognition of income will be deferred until the risk of forfeiture lapses. If the shares acquired pursuant to the exercise of an option are to be delivered following a specified period of deferral, recognition of income will be deferred until the end of the deferral period (or, if later, upon the lapse of any substantial risk of forfeiture applicable to the shares).

Equity Compensation Plan Information

        The following table provides information, as of February 28, 2014, about our common stock that may be issued upon the exercise of options and other equity awards under the 2004 Stock Plan, which is the only equity compensation plan pursuant to which Hospira's equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	Weighted-average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (#)(3)
Equity compensation plans approved by security holders	14,472,150	$38.97	4,477,521
Equity compensation plans not approved by security holders(4)	—	—	250,000

Total	14,472,150	$38.97	4,727,521

(1)
Includes 11,841,177 options, 2,048,578 shares of restricted stock and stock units, 566,000 shares of performance share awards, and 16,395 other deferred shares under the 2004 Stock Plan.

(2)
The weighted average exercise price does not take restricted stock and stock units, and performance share awards into account.

(3)
This number reflects a target payout of 566,000 performance share awards.

(4)
Hospira Equity Award/Recognition Plan / Hospira Stock Purchase Plan. Hospira may use the Hospira Equity Award/Recognition Plan to motivate and reward non-officer employee performance. If Hospira makes awards under this plan, Hospira will purchase the shares on the open market.

The Hospira Stock Purchase Plan, for eligible employees of Hospira Healthcare Corporation (Hospira Canada), allows for employee contributions to be used for purchases of Hospira common shares on the open market.

        For the reasons described herein, the board of directors recommends that shareholders vote FOR the amendments to the Hospira 2004 Long-Term Stock Incentive Plan.

PROPOSAL 5
SHAREHOLDER PROPOSAL ON RIGHT TO ACT BY WRITTEN CONSENT

        Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California, 90278, has informed Hospira that he intends to present the following proposal at the meeting, and that he owns no fewer than 80 Hospira common shares.

        Resolved, Shareholders request that the board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with giving shareholders the fullest power to act by written consent in accordance with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

        Wet Seal (WTSLA) shareholders successfully used written consent to replace certain underperforming directors in 2012. This proposal topic also won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. This proposal would empower shareholders by giving them the ability to effect change at our company without being forced to wait until an annual shareholder meeting. Shareholders could replace a director using action by written consent. Shareholder action by written consent could save our company the cost of holding a physical meeting between annual meetings.

        This proposal should also be more favorably evaluated due to our Company's clearly improvable environmental, social and corporate governance performance as reported in 2013:

        GMI Ratings, an independent investment research firm, said its' Environmental, Social and Governance (ESG) rating for Hospira was a D and was impacted by over boarded non-executive directors, over boarded audit committee members and severance vesting. At least one director failed to meet our company's minimum standards for board attendance. GMI had a number of concerns on executive pay such as unvested equity pay not lapsing upon CEO termination. CEO equity pay did not reflect our company's share price movement over the past five years and our company could give long-term incentive pay to our CEO for below-median performance.

        Limits on shareholder rights and management-controlled takeover defense mechanisms at Hospira included the board's unilateral ability to amend our company's bylaws without shareholder approval, a lack of fair price provisions to help insure that all shareholders are treated fairly, limits on the rights of shareholders to convene a special or emergency general meeting and the absence of cumulative voting rights.

        Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Right to Act by Written Consent—Proposal 5

Board of Directors' Statement in Opposition to the Shareholder Proposal on Right to Act by Written Consent

        It should be noted at the outset that this same proposal was submitted by the same proponent for consideration in connection with last year's annual meeting. Hospira's shareholders rejected the proposal last year and should do so once again.

        The board of directors has once again considered this proposal and has concluded that it is not in the best interests of Hospira or its shareholders. The board believes all shareholders should have the right to deliberate and vote on pending shareholder actions. The board is convinced that important matters requiring shareholder action should be considered at an annual or special meeting of shareholders so that each shareholder gets notice of and an explanation of the matter, and the opportunity for discussion among Hospira shareholders. Taking action at an annual or special meeting helps ensure that significant corporate actions are well considered, prudent and in the best interests of shareholders. If shareholders want to take action without waiting for the next annual meeting, holders of 25% of Hospira's common stock can call a special meeting. Accordingly, the board believes that there is no need to adopt procedures for acting by written consent.

        Shareholder action by written consent would allow critical actions to be approved without the benefits of a meeting and without proper notice to all shareholders. It could deprive many shareholders of the right to deliberate on, or even be informed in advance about, important matters affecting Hospira. Moreover, if certain procedural safeguards were not included, different groups of shareholders could solicit consents at any time on a range of special or self-interested topics. The consents could conflict with each other, be duplicative or not be in the best interests of Hospira or its shareholders. This potentially cumbersome, time-consuming, and chaotic process could hinder the ability of management and the board to ensure the orderly and efficient conduct of its affairs.

        This proposal should also be evaluated in the context of Hospira's overall corporate governance record, which demonstrates our responsiveness to shareholder interests and good governance practices. Hospira's actions over the last few years include:

  •
  in 2012, amending Hospira's bylaws and certificate of incorporation to phase out the classification of the board;

  •
  in 2012, amending Hospira's bylaws to permit shareholders who own at least 25% of Hospira's common stock to call special meetings;

  •
  in 2011, eliminating the super-majority vote requirements for (i) removing directors with cause, (ii) making alterations or amendments to Hospira's bylaws, or (iii) making alterations or amendments to certain provisions of Hospira's certificate of incorporation; and

  •
  in 2010, amending Hospira's bylaws to provide for a majority vote standard in uncontested director elections.

        The board believes that allowing written consent as proposed by the proponent would not be in the best interests of Hospira or its shareholders, and would not constitute a good governance practice. The shareholder proposal includes statements about compensation matters that the board believes are outdated and potentially misleading, and the board has not attempted in this response to refute those statements.

The board of directors recommends a vote AGAINST this proposal.

 OTHER INFORMATION

        Hospira is a nominal defendant in a consolidated shareholder derivative lawsuit, which names as defendants certain Hospira officers and members of the board of directors. The case is: Lori Ravenscroft Geare and Robert J. Casey, II, Derivatively for the Benefit of Hospira, Inc. v. Christopher B. Begley, F. Michael Ball, Thomas E. Werner, Sumant Ramachandra, Irving W. Bailey, II, Jacque J. Sokolov, Barbara L. Bowles, Roger W. Hale, John C. Staley, Connie R. Curran, Heino von Prondzynski, Mark F. Wheeler, Terrence C. Kearney, Ronald A. Matricaria, Brian J. Smith and Hospira, Inc. (Nominal Defendant). The lawsuit was filed in the United States District Court for the Northern District of Illinois, in December 2011, and most recently amended in May 2013. In general terms, this lawsuit alleges breaches of fiduciary duties by the individual defendants and seeks damages, purportedly on behalf of Hospira. On April 9, 2012, the board of directors received a letter from a law firm on behalf of a Hospira shareholder regarding "Demand upon the Board of Directors to Investigate Claims, Initiate Legal Action and Take Necessary and Appropriate Remedial Measures." The Hospira board of directors received a similar shareholder demand letter, dated February 7, 2014. The letters request investigation of matters entirely covered by the securities and derivative lawsuits that previously were filed.

OTHER BUSINESS

        The board of directors is not aware of any business or matter other than those indicated above which may properly be presented at the meeting. If, however, any other matter properly comes before the meeting, the proxy holders will, in their discretion, vote on the matter in accordance with their best judgment.

POLICY REGARDING APPROVAL OF RELATED PERSON TRANSACTIONS

        Our corporate governance guidelines require board review prior to entering into related person transactions. The board has adopted written policies and procedures with respect to its review of related person transactions. Those procedures are described below.

        The board must approve any transaction over $120,000 in which our company is a participant and a related person has a direct or indirect material interest. Related persons include directors, executive officers, significant shareholders, their immediate family members and associated entities of these persons.

        If, at any time, we or any of our executive officers or directors becomes aware of any relationship or potential relationship between an executive officer or director and an entity with which our company has engaged in a transaction, we notify the board and review the facts of that relationship and the transaction at the next meeting. We annually conduct a review with our executive officers and directors to determine if there are any such relationships, and our executive officers and directors are required to disclose any such relationships to us on an ongoing basis.

        We monitor any known relationships with related persons for changes in facts and circumstances to determine if any such relationships should be re-submitted to the board. Any interested director, including a director whose immediate family member is involved in the transaction, may not participate in the review of any such transaction. The board may delegate the authority to approve related person transactions to any of its independent committees. Hospira did not have any related person transactions in 2013 requiring board approval under this policy.

OTHER SHAREHOLDER INFORMATION

Shareholder Proposals for the 2015 Annual Meeting

        Under the rules of the SEC, if a shareholder would like to submit a proposal for possible inclusion in the proxy materials for our 2015 annual meeting, the proposal must be received by our corporate secretary on or prior to November 21, 2014. The inclusion of any proposal in the proxy statement and form of proxy for such meeting will be subject to applicable SEC rules.

        Our bylaws set forth certain procedures that shareholders must follow in order to nominate a person for election as a director at an annual meeting or to bring an item of business before an annual meeting. The bylaws require that notice of an intention to nominate a person for director or to bring an item of business before an annual meeting must be received in writing by our corporate secretary not less than 90 days and not more than 120 days prior to the anniversary date of the preceding annual meeting. Accordingly, a shareholder nomination or proposal intended to be considered at the 2015 annual meeting must be received by our corporate secretary no earlier than January 7, 2015 and no later than February 6, 2015. The notice must contain the information required by our bylaws, including information about the shareholder making the proposal or nomination, certain persons associated with such shareholder, and the nominee and/or the item of business.

        We will provide a copy of our bylaws to any shareholder free of charge upon written request to our corporate secretary. All submissions to, or requests from, our corporate secretary must be in writing and should be addressed to:

  Hospira General Counsel and Secretary
  Hospira, Inc.
  275 North Field Drive
  Department NLEG, Building H1
  Lake Forest, Illinois 60045

General

        Shareholders are urged, regardless of the number of shares owned, to vote their shares. Most of our shareholders may vote their shares by telephone or the Internet. Shareholders should follow the instructions provided in the Notice, or if you request printed copies of the materials by mail, complete and return the proxy card in the envelope provided to you. Shareholders who vote by telephone or the Internet do not need to return a proxy card.

By order of the board of directors.

Royce Bedward
 Secretary

EXHIBIT A

HOSPIRA 2004 LONG-TERM STOCK INCENTIVE PLAN
(As Amended Effective as of May 7, 2014)

SECTION 1

GENERAL

        1.1    Purpose, Effective Date and Term.    Hospira, Inc. (the "Company") adopted the Hospira 2004 Long-Term Stock Incentive Plan (the "Plan") effective May 1, 2004, to promote the longer-term financial success of the Company and its subsidiaries by providing a means to attract, retain and reward individuals who can and do contribute to such success and to further align their interests with those of the Company's shareholders. The Company amended and restated the Plan effective January 1, 2009, and hereby amends and restates the Plan effective May 7, 2014 (the "Effective Date"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the most recent approval of the Plan by the Company's shareholders: May 7, 2024. The Plan was administered and operated in accordance with its provisions in effect prior to the Effective Date. Any existing Awards shall be administered in accordance with their terms as of the Effective Date.

        1.2    Administration.    The authority to control and manage the operation of the Plan shall be vested in a committee of the Board (the "Committee") in accordance with Section 5.1.

        1.3    Participation.    Each employee or Director of the Company or any subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a "Participant" in the Plan. Awards under the Plan shall be limited to employees and Directors of the Company; provided, however, that an Award (other than an Award of an ISO) may be granted to an individual prior to the date on which he first performs services as an employee or Director; provided that such Award does not become vested prior to the date such individual commences such services.

        1.4    Definitions.    Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8).

SECTION 2

AWARDS

        2.1    General.    The Committee may grant any Award under the Plan singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant. Each Award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award. Subject to Section 2.3, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its subsidiaries, including without limitation the Hospira Non-Employee Directors' Fee Plan and the plan of any entity acquired by the Company or any subsidiary. The types of Awards that may be granted under the Plan include:

          (a)    Stock Options.    A Stock Option represents the right to purchase shares of Stock at an Exercise Price established by the Committee and set forth in an Award Agreement. An Option may be either an incentive stock Option (an "ISO") that is intended to satisfy the requirements applicable to an "incentive stock option" described in Code Section 422(b) or a non-qualified Option that is not intended to be an ISO, provided that no ISOs may be granted after May 7, 2024, which is the ten-year anniversary of the earlier of the date of adoption or shareholder approval of the Plan, as amended and restated. Unless otherwise specifically provided by its terms, any Option granted under the Plan shall be a non-qualified Option.

          (b)    Stock Appreciation Rights.    A stock appreciation right ("SAR") is a right to receive, in cash or Stock, an amount equal to or based upon the excess of: (i) the Fair Market Value of a share of Stock at the time of exercise of the SAR, over (ii) the Exercise Price established by the Committee pursuant to Section 2.2. Any Award Agreement relating to SARs will specify whether the SARs will be settled in cash or Stock.

          (c)    Stock Awards.    A Stock Award is a grant of shares of Stock or a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future. Such Awards may include, but shall not be limited to, bonus shares, stock units, performance shares, performance units, restricted stock or restricted stock units.

          (d)    Cash Incentive Awards.    A cash incentive Award is the grant of a right to receive a payment of cash, determined on an individual basis or as an allocation of an incentive pool (or Stock having a value equivalent to the cash otherwise payable) that is contingent on the achievement of performance objectives.

        2.2    Exercise of Options and SARs.    An Option or SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee and set forth in the Award Agreement. In no event, however, shall an Option or SAR expire later than ten years after the Award Date. The "Exercise Price" of each Option and SAR shall not be less than 100% of the Fair Market Value of a share of Stock. The payment of the Exercise Price of an Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including, without limitation, (i) by tendering, either actually or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares of Stock) acquired upon exercise of the Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise, (iii) by a "net exercise" arrangement under which the Company will reduce the number of shares of Stock issued upon exercise by the largest whole number of shares of Stock with a Fair Market Value that does not exceed the aggregate Exercise Price (and any required tax withholding); provided, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate Exercise Price not satisfied by such reduction in the number of whole shares of Stock to be issued; and provided, further, that shares of Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares of Stock are used to pay the Exercise Price pursuant to the "net exercise," (B) shares of Stock are delivered to the Participant as a result of such exercise, and (C) shares of Stock are withheld to satisfy tax withholding obligations, or (iv) by any combination thereof.

        2.3    No Repricing.    Except for adjustments pursuant to Section 3.4 (relating to the adjustment of shares of Stock), the Exercise Price for any outstanding Option or SAR may not be decreased after the Award Date nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower exercise price without obtaining the consent of shareholders of the Company. In no event will the Board or Committee be permitted to exchange or replace an outstanding Option or SAR with a new Option or SAR that has a lower Exercise Price or cancel an Option or SAR in exchange for cash or other Awards. Any amendment, modification, extension, cancellation, renewal exchange, substitution, or replacement must satisfy the requirements for exemption under Code Section 409A.

        2.4    Performance-Based Compensation.    Any Award under the Plan which is intended to be "performance-based compensation" within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more objective Performance Measures during a Performance Period, to the extent required by Code Section 162(m) and as may be determined by the Committee.

          (a)    Performance Measures.    Performance Measures may be based on any one or more of the following: earnings (e.g., earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; or earnings per share); financial return ratios (e.g., return on investment; return on invested capital; return on equity; or return on assets); increase in revenue, operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; debt load reduction; expense management; economic value added; Stock price; and strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Performance Measures may be based on the performance of the Company as a whole or of any one or more business units of the Company and may be measured relative to a peer group or an index. Performance Measures may vary from Participant to Participant. Performance Periods may overlap and Participants may participate simultaneously with respect to Award for which the Committee has prescribed different Performance Periods.

          (b)    Partial and Over Achievement.    The terms of any such Award may provide that partial achievement or achievement in excess of the Performance Measures may result in a payment or vesting based upon the degree of achievement.

          (c)    Extraordinary Items.    In establishing any Performance Measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management Discussion and Analysis section of the Company's annual report: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects occurring during the Performance Period shall be included in any applicable Performance Measure.

        2.5    Dividends and Dividend Equivalents.    Except as provided in the next sentence, any Award under the Plan may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award, which payments shall be made currently or credited to an account for the Participant, and may be settled in cash or Stock. Notwithstanding the foregoing or any provision contained in the Plan, no Award shall provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to an Option or SAR or unvested performance-based compensation.

        2.6    Deferral of Payment.    To the extent permitted by the Committee or the terms of any Award under the Plan, and subject to compliance with Code Section 409A, a Participant may defer receipt of the cash or Stock otherwise payable under the Award and be credited with interest or dividend equivalents with respect thereto; provided, however, that any Award otherwise payable in Stock shall continue to be payable only in Stock. Any deferral election must be made prior to the calendar year for which the particular Award will be made, or within thirty (30) calendar days after the individual first becomes a Participant in the Plan in which case the election will apply only to the benefits related to services performed after the election. Such election shall also specify the timing and form of payment of any Award, which election may be changed by a subsequent election, provided the subsequent election is made at least twelve (12) months before the date of the first scheduled payment, if any, with respect to the Award; the subsequent election is not effective for at least twelve (12) months after the date it is made; and the first payment under the subsequent election must be delayed for at least five years from the date the first payment would have been paid if the subsequent election had not been made (other than an election relating to payment on account of death or disability). Notwithstanding the foregoing, (i) a Participant may not defer the receipt of cash or Stock upon the exercise of a Stock

Option or SAR, and (ii) with respect to any Awards or benefits under the Plan that constitute deferred compensation under Code Section 409A, no payments with respect to such Awards or benefits shall be made to a Participant who is a key employee (as determined by the Company pursuant to Code Section 416(i)) until on or after the first business day of the seventh (7th) calendar month following the Participant's separation from service, at which time all payments delayed during the preceding six-(6) month period shall be paid to the Participant in a lump sum within thirty (30) calendar days.

        2.7    Special Provisions Applicable to ISOs.    Notwithstanding any other provision of this Section 2, the following special provisions will apply to any Award of ISOs:

          (a)   The Committee will not Award an ISO under the Plan if it would cause the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during a calendar year (under all plans of the Company and its Subsidiaries) to exceed $100,000.

          (b)   The Committee shall not Award ISOs to any individual who, at the time the ISO is granted, owns Stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or a Subsidiary.

          (c)   No Option that is intended to be an ISO may be granted under the Plan until the Company's shareholders approve the Plan. If such shareholder approval is not obtained within twelve (12) months after the Board's adoption of the Plan, then no Options may be granted under the Plan that are intended to be ISOs.

          (d)   The maximum number of shares of Stock with respect to which any one Participant may be granted Options that are intended to be ISO in any one calendar year will be 100,000, subject to adjustment as set forth in Section 3.2.

          (e)   An ISO must be exercised, if at all, within three (3) months after the Participant's termination of Service for a reason other than death or becoming disabled, and within twelve (12) months after the Participant's termination of Service for death or becoming disabled; provided that, an Option that is intended to be an ISO may be exercised more than three (3) months, but not more than twelve (12) months, after the Participant's termination of Service for a reason other than death or becoming disabled, in which case the Option will be a nonqualified Stock Option.

        2.8.    Non-U.S. Awards.    The Committee may grant Awards, in its sole discretion, to employees and Directors of the Company and its subsidiaries who are residing in jurisdictions outside of the United States. For purposes of the foregoing, the Committee may vary, in its sole discretion, the terms of the Plan in order to conform any Awards to the legal and tax requirements of each non-U.S. jurisdiction where such individual resides. The Committee may establish, in its sole discretion, one or more sub-plans of the Plan and/or may establish administrative rules and procedures to facilitate the operation of the Plan or such sub-plans in such non-U.S. jurisdictions. For purposes of clarity, any terms contained herein which are subject to variation in a non-U.S. jurisdiction and any administrative rules and procedures established for a non-U.S. jurisdiction shall be reflected in a written addendum to the Plan. To the extent permitted under applicable law, the Committee may delegate its authority and responsibilities under this Section 2.8 of the Plan to one or more officers of the Company. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, which would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

SECTION 3

SHARES SUBJECT TO PLAN

        3.1    Available Shares.    The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares of Stock purchased in the open market or in private transactions.

        3.2    Share Limitations.    Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to Ten Million (10,000,000) shares of Stock plus the amount of shares of Stock available for issuance under the Plan immediately prior to May 7, 2014 (all of which may be granted as ISOs).

          (a)    Reuse of Shares.    To the extent any shares of Stock covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of shares, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. Shares of Stock that are delivered to the Company, or withheld from an Award, for payment of the exercise price of an Option or SAR, or for payment of tax withholding, and shares of Stock reserved for issuance upon grants of SARs (to the extent the number or reserved shares exceeds the number of shares actually issued upon exercise of the SARs) shall not again be available for grant. The limitations of this paragraph 3.2(a) shall not apply to a performance-based Award payable solely in cash, in which the amount of the Award is not determined directly or indirectly by reference to the value of shares of Stock.

          (b)    Accounting for Awards: Fungible Shares.    For purposes of this Section 3, an Award other than a Full Value Award shall reduce the aggregate number of shares of Stock available for grants under the Plan by the total number of shares of Stock covered by the Award. A Full Value Award shall reduce the aggregate number of shares of Stock available for grants under the Plan by the number of shares of Stock covered by the Full Value Award multiplied by 2.09. If any Full Value Award is forfeited or terminates without delivery of the shares of Stock, so that the shares of Stock covered by the Full Value Award are again available for grants pursuant to paragraph 3.2(a), the number of shares of Stock that again becomes eligible for grants shall also be multiplied by 2.09.

          (c)   In no event may the Committee or the Board increase the number or percentage of shares of Stock authorized for Awards under the Plan, without shareholder approval, except as provided in Section 3.4.

        3.3    Limitations on Grants to Individuals.

          (a)    Options and SARs.    The maximum number of shares of Stock that may be subject to Options or SARs granted to any Participant during any calendar year shall be One Million (1,000,000).

          (b)    Stock Awards.    The maximum number of shares of Stock that may be subject to Stock Awards described under paragraph 2.1(c) which are granted to any Participant during any calendar year and are intended to be "performance-based compensation" (as that term is used for purposes of Code Section 162(m)), shall be Five Hundred Thousand (500,000).

          (c)    Cash Incentive Awards.    The maximum dollar amount that may be payable to a Participant pursuant to a cash incentive Award described under paragraph 2.1(d) which is granted to any Participant during any calendar year and is intended to be "performance-based compensation" (as that term is used for purposes of Code Section 162(m)) shall be Five Million Dollars ($5 million).

          (d)    Director Fees.    Other than with respect to initial grants to new Directors or one-time grants due to extraordinary circumstances, the maximum number of shares of Stock that may be covered by Awards granted to any one individual non-employee Director pursuant to Section 2.1(a) and 2.1(b) (relating to Options and SARs) shall be One Hundred Thousand (100,000) shares of Stock during any calendar year and the maximum number of shares of Stock that may be covered by Awards granted to any one individual non-employee Director pursuant to Section 2.1(c) (relating to other Stock Awards) shall be Fifty Thousand (50,000) shares of Stock during any calendar year under the terms of the Hospira Non-Employee Director's Fee Plan. The foregoing limitations shall not apply to cash-based director fees that the non-employee Director elects to receive in the form of Stock or stock units.

          (e)    Dividend, Dividend Equivalents and Earnings.    For purposes of determining whether an Award is intended to qualify as performance-based compensation, pursuant to the foregoing limitations of this Section 3.3, (i) the right to receive dividends and dividend equivalents with respect to any Award which is not yet vested shall be treated as a separate Award, and (ii) if the delivery of any shares of Stock or cash under an Award is deferred, any earnings, including dividends and dividend equivalents, shall be disregarded.

        3.4    Corporate Transactions.    Subject to paragraphs (a) and (b) below, in the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards and the Plan. The action required by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (A) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (B) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award was fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of the value of the Stock subject to the Option or SAR at the time of the transaction over the Exercise Price).

          (a)   Notwithstanding any other provision of this Plan, including the terms of any Award granted hereunder, if the outstanding common shares of the Company shall be combined, or be changed into, or exchanged for, another kind of stock of the Company, into securities of another corporation, or into property (including cash) whether through recapitalization, reorganization, sale, merger, consolidation, spin-off, business combination or a similar transaction (a Transaction"), the Company shall cause its successor or acquiror (or ultimate parent of any successor or acquiror), as applicable, to assume each Stock Option and SAR outstanding immediately prior to the Transaction (or to cause new Options or rights to be substituted therefor). Pursuant to such assumed or substituted Option or rights, holders of such Option or right shall thereafter be entitled to receive, upon due exercise of any portion of the Option or right, (i) in the event of a Transaction in which the outstanding common shares of the Company are combined, or changed into, or exchanged for, solely another kind of stock of the Company or securities of another corporation (disregarding, for this purpose, cash paid in lieu of fractional shares), the securities which that person would have been entitled to receive for common shares acquired through exercise of the same portion of such Option or right immediately prior to the effective date of such Transaction, and (ii) in the event of a Transaction in which the outstanding common shares of the Company are changed into, or exchanged for, property (including cash) other than solely Stock of the Company or securities of another corporation (disregarding, for this purpose, cash paid in lieu of fractional shares), securities the fair market value of which immediately following the effective date of such Transaction (as determined by the Committee) equals the fair market value (as determined by the Committee) of the property which that person would have been entitled to receive for common shares acquired through exercise of the same portion of such Option or right immediately prior to the effective date of such Transaction. In each case such assumed or substituted Option or right shall continue to be subject to the same terms and conditions (including, without limitation, with respect to any right to receive "replacement Options" upon Option exercise) to which it was subject immediately prior to the Transaction. Notwithstanding the foregoing, with respect to the substitution of a new Option or SAR pursuant to a Transaction for an outstanding Option or SAR or the assumption of an outstanding Option or SAR pursuant to a Transaction, the ratio of the exercise price to the fair market value of the shares subject to the Option or SAR immediately after the substitution or assumption must not be greater than the ratio of the Exercise Price to the Fair Market Value of the shares subject to the Option or SAR determined as of the last trading day immediately before the substitution or assumption.

          (b)   Notwithstanding the immediately preceding paragraph, upon a Transaction in which the outstanding common shares of the Company are changed into, or exchanged for, property (including cash) other than solely Stock of the Company or securities of another corporation (disregarding, for this purpose, cash paid in lieu of fractional shares) and which constitutes a Change in Control, each holder of an Option or SAR may elect to receive, immediately following such Transaction in exchange for cancellation of any Stock Option or SAR held by such person immediately prior to the Transaction, a cash payment, with respect to each common share subject to such Option or right, equal to the difference between the value of consideration (as determined by the Committee) received by the shareholders for a common share of the Company in the Transaction, less any applicable purchase price.

        3.5    Delivery of Shares.    Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

          (a)    Compliance with Applicable Laws.    Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

          (b)    Certificates.    To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

SECTION 4

CHANGE IN CONTROL

        4.1    General.    Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise expressly provided in the Plan or the terms of any Award Agreement:

          (a)   If a Participant who is an employee or Director of the Company or a subsidiary at the time of a Change in Control then holds one or more outstanding Options or SARs, all such Options and SARs then held by the Participant shall become fully exercisable on and after the date of the Change in Control (subject to the expiration provisions otherwise applicable to the Option or SAR), and any Stock purchased by the Participant under such Option or acquired under such SAR following such Change in Control shall be fully vested upon exercise.

          (b)   If a Participant who is an employee or Director of the Company or a subsidiary at the time of a Change in Control then holds one or more Stock Awards described in paragraph 2.1(c)

  or cash incentive Awards described in paragraph 2.1(d), such Awards shall be fully earned and vested (and all Performance Measures deemed to be achieved at the greater of (i) actual level of performance at the time of such Change in Control or (ii) target level of performance).

        4.2    Change in Control.    For purposes of this Plan, a "Change in Control" shall be deemed to have occurred on the earliest of a Change in Ownership, a Change in Effective Control, or a Change in Ownership of Assets, each as defined below.

          (a)    Change in Ownership

            (i)    In general.    Except as provided in paragraph (b)(ii) of this Section, a Change in Ownership of the Company occurs on the date that any one Person, or more than one Person acting as a group (as defined in paragraph (a)(ii) of this Section), acquires ownership of the Company's Stock that, together with Stock held by such Person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the Company's Stock. However, if any one Person, or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the Company's Stock, the acquisition of additional Stock by the same Person or Persons is not considered to cause a Change in Ownership of the Company (or to cause a Change in Effective Control of the Company (within the meaning of paragraph (b) of this Section)). An increase in the percentage of stock owned by any one Person, or Persons acting as a group, as a result of a transaction in which the Company acquires its Stock in exchange for property will be treated as an acquisition of Stock for purposes of this Section. This paragraph (a)(i) applies only when there is a transfer of the Company's Stock (or issuance of stock of the Company) and Stock in the Company remains outstanding after the transaction.

            (ii)    Persons acting as a group.    For purposes of paragraph (a)(i) above, Persons will not be considered to be acting as a group solely because they purchase or own Stock of the Company at the same time. However, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of Stock, or similar business transaction with the Company. If a Person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

          (b)    Change in Effective Control

            (i)    In general.    Notwithstanding that the Company has not undergone a Change in Ownership under paragraph (a) of this Section, a Change in Effective Control of the Company occurs only on either of the following dates:

              (1)   The date any one Person, or more than one person acting as a group (as determined under paragraph (a)(ii) of this Section), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) ownership of Stock of the Company possessing thirty percent (30%) or more of the total voting power of the Stock of the Company.

              (2)   The date a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

            (ii)    Acquisition of additional control.    If any one Person, or more than one Person acting as a group, is considered to effectively control the Company (within the meaning of this paragraph (b)), the acquisition of additional control of the Company by the same Person or Persons is not considered to cause a Change in Effective Control of the Company (or to cause a Change in Ownership of the Company within the meaning of paragraph (a) of this Section).

          (c)    Change in Ownership of Assets

            (i)    In general.    A Change in Ownership of Assets occurs on the date that any one Person, or more than one Person acting as a group (as determined in paragraph (a)(ii) of this Section), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the Company's assets immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

            (ii)    Transfers to a related Person.    There is no Change in Control event under this paragraph (c) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer, as provided in this paragraph (c)(ii). A transfer of assets by the Company is not treated as a Change in Ownership of Assets if the assets are transferred to:

              (1)   A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

              (2)   An entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

              (3)   A Person, or more than one Person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding Stock of the Company; or

              (4)   An entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in paragraph (c)(ii)(3) above.

        For purposes of this paragraph (c)(ii) and except as otherwise provided above, a Person's status is determined immediately after the transfer of the assets.

            (iii)    Persons acting as a group.    Persons will not be considered to be acting as a group solely because they purchase assets of the Company at the same time. However, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company. If a Person, including an entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of assets, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

        In the event of a Change in Control that is a merger or consolidation in which the Company is not the surviving corporation or that results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of a sale or transfer of all or substantially all of the Company's assets (a "Covered Transaction"), the Committee will have the discretion to provide for the termination of all outstanding Options and SARs as of the effective date of the Covered Transaction, with or without a cash payment to the Participant holding the Option or SAR; provided, that, no Option or SAR will be so terminated

(without the consent of the Participant) prior to the expiration of twenty (20) days following the later of (i) the date on which the Award became fully exercisable and (ii) the date on which the Participant received written notice of the Covered Transaction.

        4.3    Amendment of Section 4.    The provisions of this Section 4 may not be amended or deleted, nor superseded by any other provision of this Plan during the pendency of a Potential Change in Control. A "Potential Change in Control" shall exist during any period in which the circumstances described in paragraphs (a), (b), (c) or (d), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):

  (a)
  The Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, provided that a Potential Change in Control described in this Section 4.3 shall cease to exist upon the expiration or other termination of all such agreements.

  (b)
  Any Person publicly announces an intention to take or to consider taking actions the consummation of which would constitute a Change in Control; provided that a Potential Change in Control described in this paragraph (b) shall cease to exist upon the withdrawal of such intention, or upon a determination by the Board that there is no reasonable chance that such actions would be consummated.

  (c)
  Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of either the then outstanding shares of Stock of the Company or the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates).

  (d)
  The Board adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control exists; provided that a Potential Change in Control described in this paragraph (d) shall cease to exist upon a determination by the Board that the reasons that gave rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist.

SECTION 5

COMMITTEE

        5.1    Administration.    The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 5. The Committee shall be selected by the Board. Subject to applicable stock exchange rules, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. Notwithstanding the foregoing, with respect to any action, determination, interpretation or modification with respect to a specific Award granted to a non-employee Director, other than ministerial actions, the Committee shall be comprised of members of the Board.

        5.2    Powers of Committee.    The Committee's administration of the Plan shall be subject to the following:

  (a)
  Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the employees and Directors of the Company and its subsidiaries, those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares of Stock covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 6) to cancel or suspend Awards.

  (b)
  To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

  (c)
  The Committee will have the authority and discretion to construe and interpret the Plan and any Award Agreement under the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

  (d)
  Any interpretation of the Plan by the Committee and any decision made by it under the Plan are final and binding on all persons.

  (e)
  In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company, and applicable state corporate law.

  (f)
  The Committee will have the authority and complete discretion to (i) prescribe, amend, and rescind rules and regulations relating to the Plan and any Award Agreement or Awards; (ii) correct any defect or omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement; (iii) accelerate or, with the consent of the Participant, defer the vesting of any Award or the exercise date of any Award, subject to the limitations of Code Section 409A; (iv) determine whether a Participant has engaged in the operation or management of a business that is in competition with the Company or any subsidiary, or whether a Participant has violated restrictive covenants contained in an Award Agreement; and (v) make all other determinations deemed necessary or advisable for the administration of the Plan.

        5.3    Delegation by Committee.    Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or this Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including without limitation, (a) delegating to a committee of one or more members of the Board who are not "independent directors" within the meaning of Code Section 162(m), the authority to grant Awards under the Plan to eligible persons who are either (i) not then "covered employees," within the meaning of Code Section 162(m) and are not expected to be "covered employees" at the time of recognition of income resulting from such Award or (ii) not persons with respect to whom the Company wishes to comply with Code Section 162(m) and/or (b) delegating to a committee of one or more members of the Board who are not "non-employee directors," within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. Any such allocation or delegation may be revoked by the Committee at any time. To the extent permitted by applicable law and resolution of the Board, the Committee may delegate all or any part of its responsibilities to any officer of the Company.

        5.4    Information to be Furnished to Committee.    As may be permitted by applicable law, the Company and its subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its subsidiaries as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 6

AMENDMENT AND TERMINATION

        6.1   Subject to the limitations of Section 4.3, the Board may, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided, that adjustments pursuant to Section 3.4 (and not in violation of paragraphs (a) and (b) thereof) shall not be subject to the foregoing limitations of this Section 6; and further provided that no amendment may (i) remove the provisions of Section 2.3 (relating to Option repricing), (ii) materially increase the benefits accruing to Participants under the Plan, (iii) materially increase the aggregate number of shares of Stock that may be issued under the Plan, or (iv) materially modify the requirements for participation in the Plan, unless the amendment is approved by the Company's shareholders. The Committee shall have the authority to make "minor amendments" to the Plan or an Award Agreement. For purposes of the foregoing, a "minor amendment" is any amendment which is solely designed to achieve compliance with applicable legislation or regulation or which will not materially increase the cost of the Plan to the Company. Determination of whether an amendment is a minor amendment shall be made by the Committee after obtaining such advice from such legal or tax counsel or other consultants as the Committee may deem appropriate. With respect to any deferrals under Section 2.6, in the event of a termination of the Plan, the Company shall distribute all deferred amounts to the Participants provided (i) the Company terminates all non-qualified deferred compensation arrangements of the same type at the same time that the Plan is terminated; (ii) except for payments that would be payable if no termination had occurred, the Company makes no payments of the deferred amounts to Participants for twelve (12) months but makes all payments within twenty-four (24) months; and (iii) the Company adopts no new non-qualified deferred compensation arrangement of the same type for three years. Notwithstanding the foregoing or any provision to the contrary, the Plan shall not be terminated at any time when the Company is experiencing a downturn in its financial health.

SECTION 7

GENERAL TERMS

        7.1    No Implied Rights.

          (a)    No Rights to Specific Assets.    Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any subsidiary shall be sufficient to pay any benefits to any person.

          (b)    No Contractual Right to Employment or Future Awards.    The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

        7.2    Transferability.    The Committee may provide at the time it makes an Award under the Plan or at any time thereafter that such Award may be transferable by the Participant, subject to such limitations as the Committee may impose; provided that Awards under the Plan are not transferable for value except as designated by the Participant by will or by the laws of descent and distribution.

        7.3    Compliance with Code Section 409A.

          (a)   Notwithstanding any provision of the Plan to the contrary, Awards under the Plan are intended to be exempt from or, in the alternative, comply with Code Section 409A and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan will be construed and interpreted in accordance with such intent. The Plan is, and all Awards made under this Plan are, intended to comply with Code Section 409A, including the exceptions for stock rights, short-term deferrals, separation pay arrangements, reimbursements, and in-kind distributions, and shall be construed, interpreted and administered accordingly. If any provision of the Plan or an Award Agreement needs to be revised to satisfy the requirements of Code Section 409A, then such provision shall be modified or restricted to the extent and in the manner necessary to be in compliance with such requirements of Code Section 409A and any such modification will attempt to maintain the same economic results as were intended under the Plan and Award Agreement. The Company cannot guarantee that the Awards, payments and benefits that may be made or provided under the Plan will satisfy all applicable provisions of Code Section 409A. Payments made to a Participant under the Plan or an Award Agreement in error shall be returned to the Company and do not create a legally binding right to such payments.

          (b)   If any amount shall be payable with respect to any Award hereunder as a result of a Participant's termination of Service and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a "separation from service" as such term is defined for purposes of Code Section 409A.

          (c)   If any amount shall be payable with respect to any Award hereunder as a result of a Participant's "separation from service" at such time as the Participant is a "specified employee" and such amount is subject to the provisions of Code Section 409A, then, notwithstanding any other provision of this Plan, no payment shall be made, except as permitted under Code Section 409A, prior to the first business day of the seventh (7th) calendar month beginning after the Participant's separation from service (or the date of the Participant's earlier death). The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Code Section 409A; otherwise, specified employees will be identified using the default standards contained in the regulations under Section 409A.

        7.4    Compensation Recovery Policy.    Notwithstanding any provision in the Plan or in any Award Agreement to the contrary, all Awards shall be subject to any Compensation Recovery Policy established by the Company in effect from time to time.

        7.5    Form and Time of Elections.    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

        7.6    Evidence.    Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

        7.7    Tax Withholding.    All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of shares of Stock which the Participant already owns; or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such shares under clause (iii) may not be used to satisfy more than the Company's minimum statutory withholding obligation.

        7.8    Action by Company or Subsidiary.    Any action required or permitted to be taken by the Company or any subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

        7.9    Successors.    All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, Stock, and/or assets of the Company.

        7.10    Electronic Delivery of Plan Information and Electronic Signatures.    To the extent permitted by applicable law, the Company may deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by applicable securities law) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). To the extent permitted by applicable law, the Participant's execution of an Award Agreement may be made by electronic facsimile or other method of recording of the Participant's signature in a manner that is acceptable to the Committee.

        7.11    Governing Law.    To the extent not preempted by Federal law, the Plan, any Award Agreement, and documents evidencing Awards or rights relating to Awards will be construed, administered and governed in all respects under and by the laws of the State of Delaware, without giving effect to its conflict of laws principles. If any provision of this Plan will be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof will continue to be fully effective. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to) the Plan will be exclusively in the courts in the State of Delaware, including the Federal Courts located therein (should Federal jurisdiction exist).

        7.12    Headings.    Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

        7.13    Gender and Number.    Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

SECTION 8

DEFINED TERMS

        In addition to the other definitions contained herein, the following definitions shall apply:

          (a)    Award.    The term "Award" means a Stock Option, Stock Award, Stock Appreciation Rights, or Cash Incentive Award granted under the Plan.

          (b)    Award Agreement.    The term "Award Agreement" means an agreement entered into between the Company and the applicable Participant (including electronic), setting forth the terms and provisions applicable to the Award then being granted under the Plan.

          (c)    Award Date.    The term 'Award Date" means, with respect to any Award, the date of the grant or Award specified by the Committee in a resolution or other writing, duly adopted, and as set forth in the Award Agreement, provided that such Award Date will not be earlier than the date of the Committee action.

          (d)    Affiliate.    The term "Affiliate" has the meaning given in Rule 12b-2 of the Exchange Act.

          (e)    Beneficial Owner.    The term "Beneficial Owner" means any person who has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security, within the scope of Rule 13d-3 promulgated under the Exchange Act.

          (f)    Beneficiary.    The Term "Beneficiary" means a Participant's spouse or, if none, the Participant's estate. In the event of the Participant's death, a copy of the death notice or other sufficient documentation must be filed with and approved by the Committee.

          (g)    Board.    The term "Board" means the Board of Directors of the Company.

          (h)    Change in Control.    The term "Change in Control" has the meaning ascribed to it in Section 5.2.

          (i)    Code.    The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

          (j)    Committee.    The term "Committee" means the Compensation Committee of the Board acting under Section 6.

          (k)    Company.    The term "Company" means Hospira, Inc. and its successors and assigns.

          (l)    Director.    The term "Director" means a member of the Board.

          (m)    Exchange Act.    The term "Exchange Act" means the Securities Exchange Act of 1934, as amended. A reference to any provision of the Exchange Act will include reference to any successor provision of the Exchange Act and all the rules and regulations thereunder.

          (n)    Exercise Price.    The term "Exercise Price" means the price established with respect to an Option or SAR pursuant to Section 2.2, except that, the Exercise Price will not be less than one hundred percent (100%) of the Fair Market Value per share of Stock covered by the Option or SAR as determined on the Award Date. Notwithstanding the foregoing, the Committee may grant an Option with an Exercise Price lower than the minimum Exercise Price set forth above if the Committee grants such Option pursuant to an assumption or substitution for another Option in a manner that would qualify under the provisions of Code Section 424(a).

          (o)    Fair Market Value.    The "Fair Market Value" of the Stock means the average of the highest and lowest sales prices for the Stock as reported by the New York Stock Exchange Composite Reporting System. For purposes of Sections 2.2 and 4.3, the "Fair Market Value" of the Stock means the average of the highest and lowest sales prices for the Stock as reported by the New York Stock Exchange Composite Reporting System on the date of the grant. Notwithstanding the foregoing, where applicable foreign law requires that Fair Market Value be based upon a specific price averaging method and period, such averaging method and period may be substituted for the foregoing definition of Fair Market Value provided the averaging period does not exceed thirty (30) calendar days.

          (p)    Full Value Award.    The term "Full Value Award" means a grant of performance shares, performance units, restricted stock or restricted stock units, and any Award (or portion thereof) that provides for a Participant to receive shares of Stock, or the value thereof, without payment of an amount at least equal to the Fair Market Value at the time of grant (or in the case of an SAR, an Exercise Price).

          (q)    ISO.    The term "ISO" has the meaning ascribed to it in paragraph 2.1(a).

          (r)    Participant.    The term "Participant" means any individual who has received an Award under the Plan.

          (s)    Performance Measures.    The term "Performance Measures" has the meaning ascribed to it in Section 2.4.

          (t)    Performance Period.    The term "Performance Period" means a period of one or more years as determined by the Committee.

          (u)    Person.    The term "Person" has the meaning given in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

          (v)    Potential Change in Control.    The term "Potential Change in Control" has the meaning ascribed to it in Section 4.3.

          (w)    SAR.    The term "SAR" has the meaning ascribed to it in paragraph 2.1(b).

          (x)    Stock.    The term "Stock" means common stock of the Company.

          (y)    Transaction.    The term "Transaction" has the meaning ascribed to it in paragraph 3.4(a).

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: HOSPIRA, INC. M68405-P49603-Z62612 For address changes and/or comments, please check this box and write them on the back where indicated. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain HOSPIRA, INC. 275 N. FIELD DRIVE LAKE FOREST, IL 60045 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 6, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 6, 2014. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Nominees: Proposals — The Board of Directors recommends that you vote FOR the following: 1c. Connie R. Curran 1b. F. Michael Ball 1a. Irving W. Bailey, II 1g. Jacque J. Sokolov 1h. Mark F. Wheeler 1f. Heino von Prondzynski 1d. William G. Dempsey 1. Election of eight Directors: 1e. Dennis M. Fenton Non-Voting Items Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. 2. Advisory resolution to approve executive compensation. The Board of Directors recommends you vote FOR the following proposals: 3. To ratify the appointment of Deloitte & Touche LLP as auditors for Hospira for 2014. 4. To approve the amendments to the 2004 Long-Term Stock Incentive Plan. 5. Shareholder Proposal - Written Consent. The Board of Directors recommends you vote AGAINST the following proposal: A B C For Against Abstain

M68406-P49603-Z62612 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) PLEASE VOTE YOUR PROXY CARD TODAY! (Items to be voted appear on reverse side.) Proxy — Hospira, Inc. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2014 AT 9:00 A.M., PACIFIC TIME The Ritz-Carlton San Francisco; 600 Stockton at California Street; San Francisco, CA The undersigned appoints F. Michael Ball and Royce Bedward and each of them, lawful attorneys and proxies of the undersigned, with full power of substitution to represent the undersigned at the Annual Meeting of Shareholders of Hospira, Inc., to be held on May 7, 2014, and at any adjournment thereof and to vote in accordance with the instructions on the reverse side, all shares of common stock of Hospira, Inc., which the undersigned is entitled to vote. If the undersigned is a participant in the Hospira 401(k) Retirement Savings Plan or the Hospira Puerto Rico Retirement Savings Plan, the undersigned also authorizes the trustee of the 401(k) plan, or the fiduciary of the Puerto Rico Plan, to vote any shares of Hospira, Inc. common stock credited to the undersigned's account under such plans at the 2014 Annual Meeting of Shareholders, in accordance with the instructions on the reverse side. INSTRUCTIONS: This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Items 1, 2, 3, and 4, and AGAINST Item 5, and in accordance with the judgement of the proxy holders on any other matters that are properly brought before the meeting. IMPORTANT: PLEASE SIGN AND DATE THE BACK OF THE CARD AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE OR FOLLOW THE INSTRUCTIONS FOR TELEPHONE OR INTERNET VOTING. 2014 Annual Meeting of Shareholders Wednesday, May 7, 2014, 9:00 a.m. Pacific Time The Ritz-Carlton San Francisco 600 Stockton at California Street San Francisco, CA Present this card or the notice regarding the internet availability of proxy materials at the entrance to the meeting room and a government-issued picture identification is required. From San Francisco Airport (SFO) • Follow Highway 101 North to Interstate 80 East towards the Bay Bridge • Take the 4th Street Exit • Exit the ramp – go straight one block to 3rd Street • Turn left on 3rd Street • Cross Market Street – 3rd Street becomes Kearny Street • Follow Kearny four blocks to Pine Street • Turn Left on Pine Street and follow two blocks to Stockton Street • Turn right on Stockton Street and into The Ritz-Carlton, San Francisco front drive From the Oakland Airport (OAK) • Take Interstate 80 towards San Francisco • Cross the Bay Bridge – stay in the right lane • Take the Fremont Street Exit • Turn left onto Fremont Street • Cross Market Street – Fremont becomes Front Street • Follow Front Street one block to Pine Street • Turn Left on Pine Street and follow for six blocks to Stockton Street • Turn right on Stockton Street and into The Ritz-Carlton, San Francisco front drive From the Golden Gate Bridge/North • Take 101 South heading towards San Francisco • Cross the Golden Gate Bridge • Take the Lombard Street/Downtown exit • Follow Lombard Street to VanNess Avenue and turn right • Follow VanNess Avenue one mile to Bush Street and turn left • Follow Bush Street nine blocks to Stockton Street and turn left • Make a right into The Ritz-Carlton, San Francisco front drive